Exhibit 10.4

CREDIT AGREEMENT

between
KINDER MORGAN COCHIN ULC
as Borrower
and
THE PERSONS PARTY HERETO
FROM TIME TO TIME IN THEIR CAPACITIES AS LENDERS
and
ROYAL BANK OF CANADA
as Administrative Agent
and with
RBC Capital Markets and TD Securities
as Joint Lead Arrangers and Joint Bookrunners
and with
The Toronto-Dominion Bank
as Syndication Agent

MADE AS OF
MAY 1, 2018

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Exhibit 10.4

CREDIT AGREEMENT
THIS AGREEMENT is made as of May 1, 2018,
AMONG:
KINDER MORGAN COCHIN ULC, as Borrower
– and –
THE FINANCIAL INSTITUTIONS SIGNATORY HERETO, in their capacities as Lenders
– and –
ROYAL BANK OF CANADA, a Canadian chartered bank, as Agent
WHEREAS the Borrower has requested that the Lenders provide the Credit Facility to the Borrower in order to, among other things, repay in full and cancel the Existing Credit Agreement.
NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:
ARTICLE 1
INTERPRETATION

1.1	Definitions
In this Agreement, unless something in the subject matter or context is inconsistent therewith:
“Acquisition” means any purchase or other acquisition made by any Obligor of Equity Securities of another Person (but excluding Equity Securities of an Obligor) or assets of another Person (but excluding assets of an Obligor) which constitutes a purchase or other acquisition of all or substantially all of the assets or business of such Person, or of assets constituting a business unit, a line of business or division of such Person, or of all or substantially all of the Equity Securities in a Person.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Agent.
“Advance” means the extension (or deemed extension) of credit under the Credit Facility by the Lenders to the Borrower by way of the advance of a loan in the manner contemplated herein, the

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acceptance of Bankers’ Acceptances or the issuance of a Letter of Credit, but shall exclude each Rollover or Conversion thereof.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent” means RBC in its capacity as administrative agent for the Lenders hereunder or any successor agent appointed pursuant to Section 15.7.
“Agent Parties” has the meaning attributed thereto in Section 16.15(b).
“Agent’s Accounts” means the accounts maintained by the Agent at the Agent’s Branch, to which payments and transfers under this Agreement are to be effected, as the Agent may from time to time advise the Borrower and the Lenders in writing.
“Agent’s Branch” means the branch of the Agent at Toronto, Ontario, or such other branch in Canada as the Agent may from time to time designate by notice to the Borrower and the Lenders.
“Agreement” means this “Credit Agreement”, as the same may be amended, modified, supplemented or restated from time to time in accordance with the provisions hereof.
“AML Legislation” has the meaning attributed thereto in Section 16.14.
“Anti-Corruption Laws” means all laws and regulations of any Sanctions Authority that apply to KMI, the Obligors and their respective Subsidiaries from time to time concerning or relating to bribery of government officials or public corruption, in each case, to the extent such laws and regulations would not violate Applicable Law in Canada.
“Applicable Laws” or “Applicable Law” means:

(a)	any domestic or foreign statute, law (including common and civil law), treaty, code, ordinance, rule, regulation, restriction or by-law (zoning or otherwise);

(b)	any judgment, order, writ, injunction, decision, ruling, decree or award;

(c)	any regulatory policy, practice, guideline or directive; or

(d)	any Governmental Authorization,
binding on or affecting the Person referred to in the context in which the term is used or binding on or affecting the Property of such Person, in each case having the force of law.

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“Applicable Margin”, as regards any Loan or the standby fees payable under Section 4.6, means the applicable rate per annum set forth in the column below the applicable type of Loan in question or such standby fee:

BA/LIBO Rate/LC	Prime/US Base Rate	Standby Fee
120 bps	20 bps	24 bps

provided that, issuance fees for Letters of Credit which are not “direct credit substitutes” (as determined by the applicable Fronting Lender, acting reasonably) within the meaning of the Capital Adequacy Requirements shall be 66⅔% of the rate specified above.
“Applicable Percentage” means, with respect to each Lender from time to time, the percentage of the Total Commitment represented by such Lender’s Commitment; provided that if the Commitments have terminated or expired, the Applicable Percentage for each Lender shall be (i) for the purposes of Section 15.14(a), the percentage of the Total Commitment represented by such Lender’s Commitment immediately prior to such termination or expiration (subject to any subsequent assignment by such Lender pursuant to Section 16.2) and (ii) for all other purposes, the percentage of the Equivalent Amount in Canadian Dollars of the Outstanding Principal represented by such Lender’s outstanding Loans under the Credit Facility.
“Approved Fund” means any Fund that is administered or managed by:

(a)	a Lender,

(b)	an Affiliate of a Lender, or

(c)	an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee and accepted by the Agent, in substantially the form of Schedule B or any other form approved by the Agent.
“Authorized Officer” means, with respect to any Person, any individual holding the position of chairman of the board (if an officer), the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer, the Controller, the Vice President Finance, any other Vice President, the Secretary, the Assistant Secretary or any other senior officer or agent with express authority to act on behalf of such Person designated as such by the board of directors or other managing authority of such Person.
“Auto-Renewal Letter of Credit” has the meaning attributed thereto in Section 6.2(c).
“BA Discount Rate” means:

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(a)	in relation to a Bankers’ Acceptance accepted by a Schedule I Lender, the CDOR Rate;

(b)	in relation to a Bankers’ Acceptance accepted by a Schedule II Lender or Schedule III Lender, the lesser of:

(i)
the Discount Rate then applicable to bankers’ acceptances having identical issue and comparable maturity dates as such Bankers’ Acceptance, accepted by such Schedule II Lender or Schedule III Lender; and

(ii)	the CDOR Rate plus 0.10% per annum,
provided that if both such rates are equal, then the “BA Discount Rate” applicable thereto shall be the rate specified in (i) above; and

(c)	in relation to a BA Equivalent Advance:

(i)	made by a Schedule I Lender, ATB Financial or Export Development Canada, the CDOR Rate;

(ii)	made by a Schedule II Lender or Schedule III Lender, the rate determined in accordance with subparagraph (b) of this definition; and

(iii)	made by any other Lender, the CDOR Rate plus 0.10% per annum.
“BA Discount Proceeds” means, in respect of any Bankers’ Acceptance, the amount obtained by multiplying the face amount of such Bankers’ Acceptance by the amount (rounded up or down to the fifth decimal place with .000005 being rounded up) determined by dividing one by the sum of one plus the product of:

(a)	the BA Discount Rate (expressed as a decimal on the Drawdown Date, Conversion Date or Rollover Date, as the case may be), and

(b)	a fraction, the numerator of which is the number of days in the Interest Period of such Bankers’ Acceptance and the denominator of which is 365.
“BA Equivalent Advance” means, in relation to a Drawdown of, Conversion into or Rollover of Bankers’ Acceptances, an Advance in Cdn. Dollars made by a Non-Acceptance Lender under the Credit Facility as part of such Loan.
“BA Suspension Notice” has the meaning assigned to such term in Section 13.5(b).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union,

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the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankers’ Acceptance” means a non-interest bearing draft drawn by the Borrower in Cdn. Dollars, accepted by a Lender under the Credit Facility and issued for value pursuant to this Agreement and includes a depository bill under the DBNA and a bill of exchange under the Bills of Exchange Act (Canada).
“Banking Day” means a day, other than a Saturday, Sunday or statutory holiday, on which banks are open for business in Calgary (Alberta), Toronto (Ontario) and, for transactions involving US Dollars, New York (New York); provided that in respect of the determination of the LIBO Rate, such day must also be a day on which the principal office of the Agent in London, England is open for business.
“Basel III” means the agreements on capital requirements, leverage ratios and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, modified, supplemented, reissued or replaced from time to time.
“bps” or “basis points” means one one-hundredth of one percent (0.01%).
“Borrower” means Kinder Morgan Cochin ULC and its successors.
“Borrower’s Accounts” means the accounts of the Borrower maintained at the Agent’s Branch or such other branch or office in Canada as the Borrower may from time to time designate with the concurrence of the Agent.
“Borrower’s Counsel” means Blake, Cassels & Graydon LLP and any other firm of barristers and solicitors or other lawyers in an appropriate jurisdiction retained by the Obligors and acceptable to the Agent, acting reasonably.
“Canadian Dollars”, “Cdn. Dollars” “Cdn.$” and “$” mean lawful money of Canada for the payment of public and private debts.
“Capital Adequacy Requirements” means the Guideline dated January 2017, entitled “Capital Adequacy Requirements (CAR)” issued by OSFI and all other guidelines or requirements relating to capital adequacy issued by OSFI or any other Governmental Authority regulating or having jurisdiction with respect to any Lender, as amended, modified, supplemented, reissued or replaced from time to time.
“Capital Lease” means, as applied to any Person, any lease of, or other arrangement providing for the right of the lessee thereunder to use, any Property by that Person that, in conformity with GAAP as in effect on December 31, 2016, was, or would have been required to be, accounted for as a capital lease on the balance sheet of that Person, if or as if such lease or other arrangement was in

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existence at such time; for certainty, any leases or other arrangements (whether entered into before or after December 31, 2016) that would have been characterized as operating leases under GAAP as in effect on December 31, 2016 shall be deemed to be operating leases and shall be excluded from this definition and any other financial commitments and commercial arrangements that would not have been characterized as capital or financing leases under GAAP as in effect on December 31, 2016 shall also be excluded from this definition and, for certainty, from the definition of Funded Debt.
“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP as in effect on December 31, 2016.
“Cash Collateral Account” means a blocked deposit account at the Agent (or another commercial bank reasonably acceptable to the Agent) in the name of the Agent and under the sole dominion and control of the Agent, and otherwise established in a manner reasonably satisfactory to the Agent and governed in accordance with the terms of this Agreement.
“Cash Collateralize” means to pledge and deposit with or deliver to the Agent for deposit into a Cash Collateral Account, for the benefit of the Agent, the applicable Fronting Lender or the Lenders, as applicable, as collateral for LC Obligations or Outstandings in respect of Bankers’ Acceptances, as applicable, cash or deposit account balances or, if the Person(s) benefitting from such collateral shall agree in its or their sole discretion, other credit support, in each case subject to Section 7.4(b) or 7.4(c) if applicable and pursuant to documentation in form and substance satisfactory to such Person(s) and “Cash Collateralized” has a similar meaning. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means:

(a)
any readily-marketable securities or other investment property (i) issued by or directly, unconditionally and fully guaranteed or insured by the Canadian or United States federal governments or (ii) issued by any agency or instrumentality of the Canadian or United States federal governments the obligations of which are fully backed by the full faith and credit of the Canadian or United States federal governments, as the case may be;

(b)
any readily-marketable direct obligations issued by any agency or instrumentality of the Canadian or United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, or any province or territory of Canada or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P, at least “P-1” from Moody’s or “R-1” from DBRS;

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(c)	any commercial paper rated at least “A-1” by S&P, “P-1” by Moody’s or R-1 by DBRS and issued by any Person organized under the laws of any state of the United States or Canada;

(d)
any US Dollar or Cdn. Dollar denominated time deposit, demand deposits, insured certificate of deposit, overnight bank deposit, guaranteed investment certificate, bearer deposit note or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any financial institution that is (A) organized under the laws of the United States, any state thereof, the District of Columbia, Canada or any province of Canada, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of US$500,000,000 or the Equivalent Amount in Cdn. Dollars;

(e)
repurchase obligations with a term of not more than seven days for underlying securities of the types described in subparagraphs (a), (b) and (d) above entered into with any financial institution meeting the qualifications specified in subparagraph (c) above; and

(f)
shares of any United States or Canadian money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in subparagraph (a), (b), (c), (d) or (e) above with maturities as set forth in the proviso below, (ii) has net assets in excess of US$500,000,000 or the Equivalent Amount in Cdn. Dollars and (iii) has obtained from either S&P, Moody’s or DBRS the highest rating obtainable for money market funds in Canada or the United States, as the case may be, provided, however, that the maturities of all obligations specified in any of subparagraphs (a), (b), (c), (d) and (e) above shall not exceed 365 days.
“Cash Management Documents” means, collectively, all agreements, instruments and other documents which evidence, establish, govern or relate to any or all of the Cash Management Obligations.
“Cash Management Obligations” means, at any time and from time to time, all of the obligations, indebtedness and liabilities (present or future, absolute or contingent, matured or not) of any of the Obligors to the Cash Manager under, pursuant or relating to the Cash Management Services and whether the same are from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and including all principal, interest, fees, legal and other costs, charges and expenses, and other amounts payable by any of the Obligors under the Cash Management Documents.
“Cash Management Services” means (a) treasury, depository, overdraft, purchase, credit or debit card services, including non-card e-payables services, (b) wire transfer, electronic funds transfer, controlled disbursement and automated clearing house fund transfer services, (c) the operation of centralized operating accounts, (d) account pooling arrangements (whether notional or physical),

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(e) credit in connection with spot foreign currency exchange settlement and (f) any other cash management services entered into by any of the Obligors in the ordinary course of business.
“Cash Manager” means each Lender and their Affiliates, which is from time to time providing any Cash Management Services to any of the Obligors and which includes RBC on the date hereof.
“CDOR Rate” means, on any day when Bankers’ Acceptances are to be issued pursuant hereto, the per annum rate of interest which is the rate determined as being the arithmetic average of the annual yield rates applicable to Canadian Dollar bankers’ acceptances having identical issue and comparable maturity dates as the Bankers’ Acceptances proposed to be issued by the Borrower displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuters Limited (or any successor thereto or Affiliate thereof) as at approximately 10:00 a.m. (Toronto time) on such day, or if such day is not a Banking Day, then on the immediately preceding Banking Day (as adjusted by the Agent in good faith after 10:00 a.m. (Toronto time) to reflect any error in a posted rate or in the posted average annual rate); provided that: (a) if such a rate does not appear on such CDOR Page, then the CDOR Rate, on any day, shall be the Discount Rate quoted by the Agent (determined as of 10:00 a.m. (Toronto time) on such day) which would be applicable in respect of an issue of bankers’ acceptances in a comparable amount and with comparable maturity dates to the Bankers’ Acceptances proposed to be issued by the Borrower on such day, or if such day is not a Banking Day, then on the immediately preceding Banking Day; and (b) if the rate determined as aforesaid shall ever be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:

(a)	the adoption or taking effect of any Applicable Law;

(b)	any change in any Applicable Law or in the administration, interpretation or application thereof by any Governmental Authority; or

(c)	the making or issuance of any Applicable Law by any Governmental Authority;
provided that (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act (United States) including all regulations, requests, rules, guidelines or directives thereunder and (ii) all requests, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States, Canadian or other regulatory authorities, in each case pursuant to Basel III ((i) and (ii) being, collectively, the “New Rules”) shall be deemed to constitute a Change in Law regardless of the actual date or dates that such Act or regulations are or were enacted or promulgated, in each case (A) to the extent that such New Rules are applicable to the Lender claiming that a Change in Law has occurred, (B) to the extent that such New Rules are materially different from Applicable Laws which are in full force and effect on the date hereof and (C) to the extent that such New Rules are not limited to specific financial institutions only but instead have general application to substantially all banks or their Affiliates which are subject to the New Rules in question.

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“Change of Control” means and shall be deemed to have occurred if KMI ceases to own, directly or indirectly, greater than 50% of the Equity Securities of each of the Borrower and the Parent; provided that, for certainty, a change in the ownership or control of KMI shall not constitute a Change of Control.
“Code” means the United States Internal Revenue Code of 1986.
“Collateral” means all Property and proceeds thereof now owned or hereafter acquired by any Obligor in or upon which a Lien is granted or purported to be granted pursuant to any Security Document to secure any Lender Secured Obligations.
“Collateral Agency and Intercreditor Agreement” means the Collateral Agency and Intercreditor Agreement dated as of June 16, 2017 initially between, among others, the Collateral Agent, the Agent and the Obligors.
“Collateral Agent” means Computershare Trust Company of Canada in its capacity as collateral agent under the Collateral Agency and Intercreditor Agreement.
“Commitment” means, in respect of a Lender, its obligation hereunder to make Loans to the Borrower pursuant to Section 2.1(a) in an aggregate principal amount at any time outstanding not to exceed the amount set forth and opposite such Lender’s name on Schedule A, or in any Assignment and Assumption, as such amount may hereafter be increased, decreased, cancelled or terminated from time to time pursuant to this Agreement.
“Commodity Exchange Act” means the United States Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Commodity Hedging Agreement” means any agreement for the making or taking of delivery of any commodity, any commodity swap agreement, floor, cap or collar agreement or commodity future or option or other similar agreement or arrangement, or any combination thereof, entered into by the applicable Person, primarily for the purpose of mitigating or eliminating exposure to fluctuations in commodity prices.
“Communications” has the meaning attributed thereto in Section 16.15(b).
“Compliance Certificate” means a certificate of the Borrower signed by any Authorized Officer of the Borrower, substantially in the form of Schedule C, to be given to the Agent and the Lenders by the Borrower pursuant hereto.
“Consolidated Capitalization” means Consolidated Total Funded Debt, plus shareholders’ equity of KMCL and Permitted Subordinated Loans.

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“Consolidated EBITDA” means, for any fiscal period and as determined in accordance with GAAP, on a consolidated basis in respect of KMCL, all Consolidated Net Income for such period as shown in the Financial Statements, plus, in each case to the extent deducted in the calculation of such Consolidated Net Income:

(a)	Consolidated Interest Expense; plus

(b)	all income taxes of KMCL and its Subsidiaries paid or accrued for such period; plus

(c)	all depreciation, depletion and amortization (including amortization of goodwill) of KMCL and its Subsidiaries; plus

(d)	other non-cash charges or losses (including asset impairments, write-downs or write-offs); plus

(e)
amortization, write-off or write-down of debt discount, capitalized interest and debt issuance costs and commissions, discounts and other fees, charges and expenses associated with any letters of credit or indebtedness, including in connection with the repurchase or repayment thereof, including any premium and acceleration of fees or discounts and other expenses;

less (on a consolidated basis, without duplication and to the extent added in the calculation of such Consolidated Net Income):

(f)	all non-cash items of income or gain of KMCL and its Subsidiaries which were included in determining such Consolidated Net Income for such period; and

(g)
any cash payments made during such period in respect of items described in subparagraph (d) above subsequent to the Fiscal Quarter in which the relevant non-cash charges or losses were reflected as a charge in determining Consolidated Net Income;

provided that for the purposes of this definition, (i) if any Material Acquisition is made by any of the Obligors (whether by amalgamation, asset or share acquisition or otherwise) at any time during the relevant period of calculation, such Material Acquisition shall be deemed to have been made on and as of the first day of such calculation period; and (ii) if any Material Disposition is made by any Obligors at any time during the relevant period of calculation, or the assets cease to be owned by the Obligors, such Material Disposition shall be deemed to have been made on and as of the first day of such calculation period.

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“Consolidated Interest Expense” means, for any fiscal period, without duplication, interest expense of KMCL determined on a consolidated basis in accordance with GAAP, as the same would be set forth or reflected in a consolidated statement of operations of the Parent, and in any event shall include:

(a)	all interest accrued or payable in respect of such period, including capitalized interest and imputed interest with respect to lease obligations included as Consolidated Total Funded Debt;

(b)
all fees (including standby and commitment fees, acceptance fees in respect of bankers’ acceptances and fees payable in respect of letters of credit, letters of guarantee and similar instruments but excluding one-time commitment and agency fees in respect of the Credit Facility and other permitted credit facilities from time to time) accrued or payable in respect of such period, prorated (as required) over such period;

(c)	any difference between the face amount and the discount proceeds of any bankers’ acceptances, commercial paper and other obligations issued at a discount, prorated (as required) over such period;

(d)	the aggregate of all purchase discounts relating to the sale of accounts receivable in connection with any asset securitization program; and

(e)	all net amounts charged (a positive number) or credited (a negative number) to interest expense under any Interest Hedging Agreements in respect of such period;
but shall exclude interest accrued or payable in respect of Permitted Subordinated Loans.
“Consolidated Net Income” means, for any fiscal period, the net income of the KMCL determined on a consolidated basis in accordance with GAAP, as set forth in the consolidated Financial Statements of the KMCL for such period, provided that there shall be excluded, without duplication, from such net income (to the extent otherwise included therein):

(a)
net extraordinary gains and losses (other than, in the case of losses, losses resulting from charges against net income to establish or increase reserves for potential environmental liabilities and reserves for exposure of KMCL and its Subsidiaries under rate cases);

(b)	net gains or losses in respect of dispositions of assets other than in the ordinary course of business;

(c)	any gains or losses attributable to write-ups or write-downs of assets; and

(d)	proceeds of any key man insurance, or any insurance on property, plant or equipment.

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“Consolidated Total Assets” means, as at any date of determination, an amount equal to the total assets as shown on the consolidated balance sheet in the Financial Statements of KMCL most recently provided to the Agent pursuant to Section 9.4(a).
“Consolidated Total Funded Debt” means, collectively and on a consolidated basis, the principal amount of all indebtedness under the Credit Facility, the Permitted Refinancing Debt and the principal amount of any other consolidated Funded Debt of KMCL.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Securities, by contract or otherwise. “Controlling” and “Controlled” have corresponding meanings.
“Control Agreement” means, with respect to any deposit account, any securities account, commodity account, securities entitlement, or commodity contract, an agreement, in form and substance satisfactory to the Agent acting reasonably, among the Collateral Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried, and such Obligor maintaining such account, effective to grant “control” (as defined under the applicable PPSA) over such account to the Collateral Agent, providing, among other things, that upon notice that an Event of Default has occurred and while it is continuing, such notice having been given by the Agent to such financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried, such financial institution or such other Person shall comply with orders and directions only from the Agent with respect to such deposit account, securities account, commodity account, securities entitlement, or commodity contract.
“Conversion” means a conversion or deemed conversion of a Loan (except a Letter of Credit) into another type of Loan (except a Letter of Credit) pursuant to the provisions hereof, and “Convert” has a corresponding meaning; provided that, subject to Section 2.4 and to Article 5 with respect to Bankers’ Acceptances, the conversion of a Loan denominated in one currency to a Loan denominated in another currency shall be effected by repayment of the Loan or portion thereof being converted in the currency in which it was denominated and readvance to the Borrower of the Loan into which such conversion was made.
“Conversion Date” means the date specified by the Borrower as being the date on which the Borrower has elected to effect a Conversion, or this Agreement requires the Conversion of, one type of Loan into another type of Loan and which shall be a Banking Day.
“Conversion/Rollover/Repayment Notice” means a notice substantially in the form of Schedule D to be given to the Agent by the Borrower pursuant hereto.
“Credit Facility” has the meaning attributed thereto in Section 2.1(a).
“Currency Hedging Agreement” means any currency swap agreement, cross-currency agreement, forward agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into by the applicable Person where the subject matter of the same is currency exchange rates or the price, value or amount payable

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thereunder is dependent or based upon currency exchange rates or fluctuations in currency exchange rates as in effect from time to time.
“DBNA” means the Depository Bills and Notes Act (Canada).
“DBRS” means DBRS Limited and its successors.
“Debt Rating” means the debt rating that has been most recently announced by the Debt Rating Agencies, or any of them, for the Credit Facility or, if the Credit Facility is not rated, the corporate credit rating or issuer rating by the Debt Rating Agencies, or any of them, for the Borrower or KMCL.
“Debt Rating Agencies” means, collectively, S&P, Moody’s, and DBRS and “Debt Rating Agency” means any one of them.
“Debt Representative” has the meaning given to such term in the Collateral Agency and Intercreditor Agreement.
“Default” means any event or condition that would constitute an Event of Default except for satisfaction of any condition subsequent required to make the event or condition an Event of Default, including giving of any notice, passage of time, or both.
“Default Rate” means, in respect of any Outstanding Principal, the interest rate, issuance fees or acceptance fees applicable thereto (after giving effect to the Applicable Margin applicable thereto), plus 2.00% per annum.
“Defaulting Lender” means any Lender:

(a)
that has failed to fund any payment or its portion of any Advance required to be made by it hereunder or to purchase any participation required to be purchased by it hereunder and under the other Loan Documents, in either case, within one Banking Day of the date such required Advance or purchase;

(b)
that has notified the Borrower, the Agent or any Lender (verbally or in writing) that it does not intend to or is unable to comply with any of its funding obligations under this Agreement or has made a public statement to that effect or to the effect that it does not intend to or is unable to fund advances generally under credit arrangements to which it is a party;

(c)
that has failed, within 3 Banking Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with the terms of this Agreement relating to its obligations to fund prospective Advances (for certainty, unless and until such Lender has provided such written confirmation);

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(d)
that has otherwise failed to pay over to the Agent, a Fronting Lender or any other Lender any other amount required to be paid by it hereunder within 3 Banking Days of the date when due, unless the subject of a good faith dispute;

(e)	in respect of which a Lender Insolvency Event or a Lender Distress Event has occurred in respect of such Lender or its Lender Parent;

(f)	that has, or that has a Lender Parent that has, become the subject of a Bail-In Action; or

(g)	that is generally in default of its obligations under other existing credit or loan documentation under which it has commitments to extend credit.
“Defined Benefits Plan” means a pension plan which contains a “defined benefit provision”, as that term is defined in subsection 147.1(1) of the Tax Act.
“Departing Agent” has the meaning attributed thereto in Section 10.8.
“Discount Note” means a non-interest bearing promissory note of the Borrower, denominated in Cdn. Dollars, issued by the Borrower to a Non-Acceptance Lender as part of a BA Equivalent Advance substantially in the form attached as Schedule E or such other form as may be agreed to by the Agent, the Borrower and such Non-Acceptance Lender.
“Discount Rate” means, with respect to the issuance of a bankers’ acceptance, the rate of interest per annum, calculated on the basis of a year of 365 days, (rounded upwards, if necessary, to the nearest whole multiple of 1/100th of one percent) which is equal to the discount exacted by a purchaser taking initial delivery of such bankers’ acceptance, calculated as a rate per annum and as if the issuer thereof received the discount proceeds in respect of such bankers’ acceptance on its date of issuance and had repaid the respective face amount of such bankers’ acceptance on the maturity date thereof.
“Disqualified Lender” means any Person which is either: (a) a competitor of any Obligor or any of their respective Affiliates in relation to the business actively carried on by such Persons; or (b) not a financial institution (which, for certainty and for the purpose of this definition, any private equity or debt fund shall not be considered a financial institution except during the continuance of an Event of Default).
“Disposition” means any sale, lease, Sale Leaseback, assignment, conveyance, transfer or other disposition of any Property of an Obligor, including as a result of expropriation, and “Dispose” has a corresponding meaning.
“Distribution” means, in respect of any Obligor:

(a)	dividends or other distributions or payments on its Equity Securities (except dividends or other distributions (i) consisting of Equity Securities or (ii) payable solely to an Obligor);

Exhibit 10.4
‑ 15 ‑

(b)
the redemption or acquisition of its Equity Securities or Equity Securities Equivalents (except when (i) solely in exchange for such Equity Securities or Equity Securities Equivalents or (ii) payable solely to an Obligor); and

(c)	the payment in cash of principal or interest on any Permitted Subordinated Loans.
“Drawdown” means any Advance which results in an increase in the Outstanding Principal.
“Drawdown Date” means the date on which a Drawdown is made by the Borrower pursuant to the provisions hereof and which shall be a Banking Day.
“Drawdown Notice” means a notice substantially in the applicable form annexed hereto as Schedule F to be given to the Agent by the Borrower.
“EEA Financial Institution” means:

(a)	any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority;

(b)	any entity established in an EEA Member Country which is a parent of an institution described in subparagraph (a) of this definition; or

(c)
any financial institution established in an EEA Member Country which is a subsidiary of an institution described in subparagraph (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which all of the conditions in Section 3.1 have been satisfied or waived in accordance with Section 3.3 (whether before, on or after such date), which must be on or before October 31, 2018.
“Eligible Assignee” means any Person (other than a natural person, any Defaulting Lender, any Obligor or any Affiliate of an Obligor), in respect of which any consent that is required by Section 16.2(b) has been obtained.

Exhibit 10.4
‑ 16 ‑

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of non-compliance or violation, investigations, inspections, inquiries or proceedings relating in any way to any Environmental Laws or any Environmental Permits including:

(a)	any claim by a Governmental Authority for enforcement, clean-up, removal, response, remedial or other actions or damages pursuant to any Environmental Laws; and

(b)
any claim by a person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive or other relief resulting from or relating to Hazardous Materials, including any Release thereof, or arising from alleged injury or threat of injury to human health or safety (arising from environmental matters) or the environment.

“Environmental Laws” means all Applicable Laws with respect to the environment or environmental or public health and safety matters, including the transportation storage and handling of Hazardous Materials.
“Environmental Orders” means all applicable Governmental Authorizations and applicable orders, directives, judgments, decisions or the like rendered by any court of competent jurisdiction pursuant to Environmental Laws or Environmental Permits.
“Environmental Permits” includes all permits, certificates, approvals, registrations, licenses or other instruments issued by any Governmental Authority and relating to or required for the Obligors or their respective Subsidiaries to carry on their businesses, activities and operations in compliance with all Environmental Laws and Environmental Orders.
“Equity Securities” means, with respect to any Person, any shares, partnership units or other ownership interests in such Person, whether voting or non-voting; provided that, for certainty, an undivided ownership interest in the Property of a Person shall not constitute an “Equity Security”.
“Equity Securities Equivalents” means all Securities convertible into or exchangeable for Equity Securities or any other Equity Securities Equivalent and all warrants, options, or other rights to purchase, subscribe for, or otherwise acquire any Equity Securities or any other Equity Securities Equivalent, whether or not presently convertible, exchangeable or exercisable.
“Equivalent Amount” in one currency (the “First Currency”) of an amount in another currency (the “Other Currency”) means, as of the date of determination, the amount of the First Currency which would be required to purchase such amount of the Other Currency at the Spot Rate for such currencies on such date of determination or, if such date of determination is not a Banking Day, on the Banking Day immediately preceding such date of determination.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

Exhibit 10.4
‑ 17 ‑

“Event of Default” has the meaning attributed thereto in Section 12.1.
“Excluded Deposits/Amounts” means cash or Cash Equivalents:

(a)	held in escrow pursuant to an offering of subscription receipts (or similar equity offering) by an Obligor which have not yet been released from escrow in accordance with the terms of such offering;

(b)	held by arm’s length third parties representing deposits made by an Obligor and which are referred to in subparagraph (e) of the definition of Permitted Liens;

(c)
held by arm’s length third parties representing deposits, trust funds or other amounts payable by one or more arm’s length third parties to any Obligor, in each case, which are not then releasable to such Obligor and which cannot be paid or transferred on the direction of an Obligor;

(d)
deposited in accordance with the defeasance or cash collateralization and repayment provisions of the indentures, credit agreements, agreements or other instruments evidencing or relating to Permitted Debt in connection with the defeasance of such Permitted Debt and a repayment, redemption, purchase or cancellation thereof which would then be permitted hereunder; and

(e)	which the Agent (acting reasonably) has previously agreed in writing shall constitute Excluded Deposits/Amounts for all purposes hereof.
“Excluded Securities Accounts” means securities accounts maintained by any Obligor which do not hold any property other than Equity Securities or Equity Securities Equivalents (and cash and other property on deposit in such securities accounts from the proceeds of disposition from, or the payment of dividends or other distributions on or in respect of, such Equity Securities or Equity Securities Equivalents held in such accounts); provided the holding of such Equity Securities or Equity Securities Equivalents is otherwise permitted under this Agreement (including that, for certainty, such securities are Permitted Investments).
“Excluded Swap Obligations” means, with respect to any Person providing an Obligor Guarantee, any Swap Obligation if, and to the extent that, all or a portion of the Obligor Guarantee of such Person of, or the grant by such Person of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Person’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Person or the grant of such Lien becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or Lien is or becomes illegal.

Exhibit 10.4
‑ 18 ‑

“Excluded Taxes” means, with respect to the Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of an Obligor hereunder:

(a)
Taxes imposed on or measured by its overall net income, gains, capital, receipts, net profits, or branch profits (however denominated), and franchise (and similar) Taxes imposed on it (in lieu of net income Taxes), in each case by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, having its principal office in, or in the case of any Lender, having its applicable lending office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document);

(b)
any United States federal or Canadian federal withholding Tax imposed on any payment by or on account of any obligation of any Obligor hereunder or under any Loan Document that is required to be imposed on amounts payable to or for the account of a Lender at the time such Lender acquires an interest in any Loan Document (or designates a new lending office), other than (i) a Lender that is an assignee pursuant to a request by the Borrower under Section 13.3(b) (or that designates a new lending office pursuant to a request by the Borrower), (ii) a Lender that is an assignee pursuant to an Assignment and Assumption made when an Event of Default has occurred and is continuing or (iii) any other Lender that is an assignee to the extent that the Borrower has expressly agreed that any withholding tax shall be an Indemnified Tax, except in all cases to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from an Obligor with respect to such withholding tax pursuant to Section 13.2(a);

(c)	any withholding Taxes attributable to a Lender’s failure to comply with Section 13.2(e);

(d)	any withholding Tax imposed under or in relation to FATCA; and

(e)
except to the extent that the Borrower has expressly agreed pursuant to clause (iii) of subparagraph (b) of this definition that any withholding Taxes shall be an Indemnified Tax in respect of an assignee Lender, any withholding Taxes imposed on a payment or deemed payment by reason of the recipient being a “specified shareholder” of the Borrower (within the meaning of subsection 18(5) of the Tax Act) at the time of payment or deemed payment, or by reason of such recipient not dealing at arm’s length for the purposes of the Tax Act with the Borrower or a “specified shareholder” of the Borrower at the time of payment or deemed payment (other than where the non-arm’s length relationship arises, or where the recipient is a “specified shareholder” or does not deal at arm’s length with a “specified shareholder”, in connection with or as a result of the recipient having become a party

Exhibit 10.4
‑ 19 ‑

to, received or perfected a security interest under or received or enforced any rights under, a Loan Document).
“Existing Affiliate Agreements” means any agreement, instrument or other document between one or more of the Obligors, on the one hand, and one or more of KMI and its Affiliates, on the other hand, in each case, as have been previously entered into, and have been disclosed in the IPO Prospectus (but only to the extent material to KMCL), and which are in force on the date hereof.
“Existing Business” means all assets, property and undertakings used in connection with the business of the Obligors on the date hereof as more particularly described in the IPO Prospectus, including the Trans Mountain pipeline system, the Cochin and Jet Fuel pipelines and the North Forty, Alberta and Edmonton rails and Vancouver Wharves terminal businesses.
“Existing Credit Agreement” means the credit agreement made as of June 16, 2017, (as amended on January 23, 2018), between the Borrower and Trans Mountain Pipeline ULC, as borrowers, RBC as administrative agent, and the lenders party thereto.
“Existing Proceedings” means each of the litigation proceedings involving any Obligor related to the expansion of the existing Trans Mountain pipeline system, including those described in Schedule I.
“Fair Market Value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset or group of assets at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version described above), and any intergovernmental agreements (or related legislation or official administrative rules or practices) entered into in connection with such sections of the Code and any law, regulation or rule implementing any such intergovernmental agreement.
“Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York, based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time and as published on the next succeeding Banking Day by the Federal Reserve Bank of New York as the federal funds effective rate, or, if such day is not a Banking Day, such rate for the immediately preceding Banking Day, for which the same is published or, if such rate is not so published for any day that is a Banking Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent, acting reasonably; provided that if the Federal Funds Rate as determined above is less than zero, then the Federal Funds Rate shall be deemed to be zero.

Exhibit 10.4
‑ 20 ‑

“Federal Reserve Board” or “Federal” means the Board of Governors of the Federal Reserve System of the United States of America or any successor thereof.
“Financial Covenant” has the meaning attributed thereto in Section 9.3.
“Financial Statements” means the financial statements (including the notes thereto) of KMCL, which shall be on a consolidated basis unless expressly provided otherwise and shall include a balance sheet, a statement of income and a statement of cash flows, together with comparative figures in each case (where a comparative period on an earlier statement exists), all prepared, maintained and stated in accordance with GAAP applied consistently.
“Fiscal Quarter” means the 3 month period commencing on the first day of each Fiscal Year, and each successive 3 month period thereafter during such Fiscal Year.
“Fiscal Year” means the fiscal year of KMCL which presently commences on January 1 of each calendar year and ends on December 31 of each calendar year.
“Fronting Exposure” means, at any time there is a Defaulting Lender under the Credit Facility, such Defaulting Lender’s Applicable Percentage of the outstanding LC Obligations owing to the Fronting Lenders other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized.
“Fronting Fee” means the fee charged by a Fronting Lender for issuing a Letter of Credit at a rate per annum as is agreed in writing between the Borrower and the Fronting Lender from time to time.
“Fronting Lenders” means, RBC and The Toronto-Dominion Bank, each in such capacity, or such other Lender as may be selected by the Agent and the Borrower and which agrees with the Borrower in writing to issue Letters of Credit hereunder, and provided further that, with respect to particular usage herein and if the context requires, “Fronting Lender” shall mean the Lender which has issued the Letter of Credit in question.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Funded Debt” means, with respect to any Person and at any time, all indebtedness for borrowed money of such Person at such time and, in any event, includes (without duplication):

(a)
obligations of such Person (including a reimbursement obligation) with respect to bankers’ acceptances and indebtedness of such Person arising pursuant to note purchase facilities and commercial paper programs;

(b)	indebtedness of such Person for borrowed money evidenced by and owed under a bond, note, debenture or similar instrument;

(c)	Purchase Money Obligations;

Exhibit 10.4
‑ 21 ‑

(d)	Capital Lease Obligations;

(e)
indebtedness of such Person arising pursuant to letters of credit or letters of guarantee securing or supporting any indebtedness or obligations referred to in the other subparagraphs of this definition; and

(f)
(i) obligations of such Person under Guarantees, and indemnities or other contingent obligations in respect of or securing or supporting any indebtedness or other obligations of any other Person referred to in the foregoing subparagraphs of this definition, and (ii) all other obligations of such Person incurred for the purpose of or having the effect of providing financial assistance to another Person to secure or support any indebtedness or other obligations of any other Person referred to in the foregoing subparagraphs of this definition (whether or not such indebtedness or other obligations are assumed by such Person), including endorsements with recourse of bills of exchange constituting or evidencing any such indebtedness or obligations (other than for collection or deposit in the ordinary course of business).

“GAAP” means, subject to Section 1.4, generally accepted accounting principles which are in effect from time to time in the United States.
“General Partner” means Kinder Morgan Canada GP Inc.
“Governmental Authority” means any federal, provincial, state, regional, municipal or local government or any department, agency, board, tribunal or authority thereof or other political subdivision thereof and any entity or person exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government or the operation thereof.
“Governmental Authorization” means an authorization, order, permit, approval, grant, license, consent, right, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decree or demand or the like issued or granted by law or by rule or regulation of any Governmental Authority.
“Guarantee” means, in respect of any Person, any guarantee, undertaking to assume, endorse, contingently agree to purchase or pay, or to provide funds for the purchase or payment of, or otherwise become liable in respect of, any obligation of any other Person; provided that the amount of each Guarantee shall be deemed to be the amount of the obligation guaranteed thereby, unless the Guarantee is limited to a determinable amount in which case the amount of such Guarantee shall be deemed to be the lesser of such determinable amount or the amount of such obligation.
“Hazardous Materials” means any substance or mixture of substances defined as or determined to be a pollutant, contaminant, waste, hazardous waste, hazardous chemical, hazardous substance, toxic substance or dangerous good under any Environmental Law.
“Hedge Agreement” means any Interest Hedging Agreement, Currency Hedging Agreement, Commodity Hedging Agreement or any other derivative agreement or similar agreement or arrangements.

Exhibit 10.4
‑ 22 ‑

“Hedge Agreement Demand for Payment” means a demand made by a Swap Lender pursuant to a Lender Hedge Agreement demanding payment of the Lender Swap Obligations which are then due and payable relating thereto and shall include any notice provided by a Swap Lender under any agreement evidencing a Lender Hedge Agreement which, when delivered, would require an early termination thereof and a payment by one of the parties thereto in settlement of obligations thereunder as a result of such early termination.
“Honor Date” has the meaning attributed thereto in Section 6.3(a).
“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Indemnitee” has the meaning attributed thereto in Section 14.1(b).
“Information” has the meaning attributed thereto in Section 16.6(b).
“Intellectual Property” means Canadian, U.S. and foreign intellectual property, including all (a) (i) patents, inventions, processes, developments, technology, and know-how; (ii) copyrights and works of authorship in any media, including graphics, advertising materials, labels, package designs, and photographs; (iii) trademarks, service marks, trade names, brand names, corporate names, domain names, logos, trade dress, and other source indicators, and the goodwill of any business symbolized thereby; and (iv) trade secrets, confidential, proprietary, or non-public information and (b) all registrations, issuances, applications, renewals, extensions, substitutions, continuations, continuations-in-part, divisions, re-issues, re-examinations, foreign counterparts, or similar legal protections related to the foregoing.
“Interest Hedging Agreement” means any interest swap agreement, forward rate agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into by the applicable Person where the subject matter of the same is interest rates or the price, value or amount payable thereunder is dependent or based upon the interest rates or fluctuations in interest rates in effect from time to time (but, for certainty, shall exclude conventional floating rate debt).
“Interest Payment Date” means:

(a)
with respect to each Prime Loan and USBR Loan, the first Banking Day of each calendar month for the immediately preceding month or, after notice to the Borrower, on such other Banking Day of each calendar month as is customary for the Agent having regard to its then existing practice; and

(b)
with respect to each LIBO Rate Loan, the last day of each applicable Interest Period and, if any Interest Period is longer than 3 months, the last Banking Day of each 3 month period during such Interest Period;

provided that, in any case, the date on which the Credit Facility is fully cancelled or permanently reduced in full shall be an Interest Payment Date with respect to all Loans then outstanding under the Credit Facility.

Exhibit 10.4
‑ 23 ‑

“Interest Period” means:

(a)
with respect to each Bankers’ Acceptance, the period selected by the Borrower and being of 1, 2, 3 or 6 months’ duration, subject to market availability, (or, subject to the agreement of all of the Lenders, such longer or shorter period) commencing on the Drawdown Date, Rollover Date or Conversion Date of such Loan;

(b)
with respect to each LIBO Rate Loan, the period selected by the Borrower and being of 1, 2, 3 or 6 months’ duration (or, subject to the agreement of all of the Lenders, such longer or shorter period) commencing on the applicable Drawdown Date, Rollover Date or Conversion Date, as the case may be; and

(c)	with respect to each Letter of Credit, the period commencing on the date of issuance of such Letter of Credit and terminating on the last day such Letter of Credit is outstanding, provided that in any case: (i) the last day of each Interest Period shall be also the first day of the next Interest Period whether with respect to the same or another Loan; (ii) the last day of each Interest Period shall be a Banking Day and if the last day of an Interest Period selected by the Borrower is not a Banking Day the Borrower shall be deemed to have selected an Interest Period the last day of which is the Banking Day next following the last day of the Interest Period selected unless such next following Banking Day falls in the next calendar month in which event the Borrower shall be deemed to have selected an Interest Period the last day of which is the Banking Day next preceding the last day of the Interest Period selected by the Borrower; and (iii) the last day of all Interest Periods for Loans outstanding shall expire on or prior to the Maturity Date applicable thereto, subject, however, in the case of Letters of Credit to the provisions of Section 6.1.
“Investments” means, with respect to any Obligor, any one or more of the following by such Obligor: (a) any loan to any Person, including Guarantees (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business); (b) any capital contributions to any Person; (c) any purchase or acquisition of Equity Securities; and (d) any purchase or acquisition of assets for consideration of Funded Debt, Equity Securities or other Securities. “Investments” shall exclude extensions of trade credit in the ordinary course of business in accordance with normal trade practices of such Person. If any Obligor sells or otherwise disposes of any Equity Securities of any direct or indirect Restricted Subsidiary such that, after giving effect to any such Disposition, such Person is no longer a Restricted Subsidiary, the Obligor which made such Disposition will be deemed to have made an Investment on the date of any such Disposition equal to the Fair Market Value of such Obligor’s Investments in such Restricted Subsidiary that were not sold or disposed of. The acquisition by any Obligor of a Person that holds an Investment in a third Person that is not a Related Party of an Obligor will be deemed to be an Investment by such Obligor in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person.
“Investment Grade Rating” means in respect of the Debt Rating, a rating of at least two of the following: (a) BBB- or better from S&P; (b) Baa3 or better from Moody’s; and (c) BBB (low) or better from DBRS.

Exhibit 10.4
‑ 24 ‑

“IPO Prospectus” means the long form prospectus of KMCL dated May 25, 2017 qualifying the distribution of 102,942,000 restricted voting shares of KMCL in each of the provinces and territories of Canada.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“KMCL” means Kinder Morgan Canada Limited, and its successors.
“KMI” means Kinder Morgan, Inc., and its successors.
“Knowledge” means, in respect of the Borrower or any other Obligor, as the context requires, the actual knowledge of any director or senior officer of such Obligor who has current knowledge of the relevant facts or circumstances.
“LC Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by a Fronting Lender, together with a request for a LC Issuance, in the form provided to the Borrower by the Fronting Lender.
“LC Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by the Borrower on the date when made or refinanced into another type of Loan on the date when made.
“LC Documents” means with respect to any Letter of Credit, the LC Application, and any other document, agreement and instrument entered into by the applicable Fronting Lender and the Borrower (or any applicable Obligor) or in favour of the applicable Fronting Lender and relating to such Letter of Credit and “LC Document” means any one of them.
“LC Fee” has the meaning attributed thereto in Section 4.5(a).
“LC Issuance” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“LC Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all LC Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.8. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lenders” means, any party hereto that has an outstanding Commitment or Loan owing to it at the applicable time, and “Lender” means any one of them.

Exhibit 10.4
‑ 25 ‑

“Lender Distress Event” means, in respect of a given Lender, such Lender or its Lender Parent (a) is subject to a forced liquidation, merger, sale or other change of control supported in whole or in part by guarantees or other support (including the nationalization or assumption of ownership or operating control by the Government of the United States, Canada or any other Governmental Authority) or (b) is otherwise adjudicated as, or determined to be, insolvent or bankrupt, in each case, by any Governmental Authority having regulatory authority over such Lender or Lender Parent or their respective assets; provided that, for certainty, a Lender Distress Event shall not have occurred solely by virtue of the ownership or acquisition of any equity interest in such Lender or its Lender Parent by any Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within Canada or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Lender Hedge Agreement” means a Hedge Agreement entered into between a Swap Lender and an Obligor which creates Lender Swap Obligations.
“Lender Insolvency Event” means, in respect of a given Lender, such Lender or its Lender Parent:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent, is deemed insolvent by applicable law or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)
(i) institutes, or has instituted against it by a regulator, supervisor or any similar Governmental Authority with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, (A) a proceeding pursuant to which such Governmental Authority takes control of such Lender’s or Lender Parent’s assets, (B) a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy, insolvency or winding-up law or other similar law affecting creditors’ rights, or (C) a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar Governmental Authority; or (ii) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy, insolvency or winding-up law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause (i) above and either (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 15 days of the institution or presentation thereof;

Exhibit 10.4
‑ 26 ‑

(e)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(f)
seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or a substantial portion of all of its assets;

(g)
has a secured party take possession of all or a substantial portion of all of its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case, within 15 days thereafter;

(h)
causes or is subject to any event with respect to it which, under the applicable law of any jurisdiction, has an analogous effect to any of the events specified in subparagraphs (a) to (g) above, inclusive; or

(i)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing.
“Lender Parent” means any Person that directly or indirectly controls a Lender and, for the purposes of this definition, “control” shall have the same meaning as set forth in the definition of “Affiliate” contained herein.
“Lender Secured Obligations” means, collectively, all amounts, obligations and liabilities owing by any Obligor to any or all of the Lender Secured Parties, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, and arising under, in connection with, or otherwise related to this Agreement or any other Loan Document, Lender Hedge Agreements or Cash Management Documents and including, without duplication, (a) all Outstandings owed or guaranteed by any Obligor, (b) all Lender Swap Obligations (other than Excluded Swap Obligations) owed or guaranteed by any Obligor, (c) all Cash Management Obligations owed or guaranteed by any Obligor and (d) all other fees, expenses (including fees, charges, and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities, and reimbursement of amounts paid and other sums chargeable to any Obligor under any Loan Document.
“Lender Secured Parties” means (a) the Agent and the Lenders under the Loan Documents, (b) the Swap Lenders under the Lender Hedge Agreements and (c) the Cash Managers under the Cash Management Documents.
“Lender Swap Obligations” means all indebtedness, obligations and liabilities of any Obligor under any Lender Hedge Agreement entered into at any time on or after the Effective Date (regardless of whether such Lender or its Affiliate ceases to be a Lender after such Lender Hedge Agreement is entered into), but excluding, for certainty, any Lender Hedge Agreement entered into by any Obligor with any Swap Lender after such Lender’s or its Affiliate’s Commitment has been fully

Exhibit 10.4
‑ 27 ‑

cancelled in accordance with the terms hereof or after such Lender or its Affiliate has assigned all of its rights to the Credit Facility in accordance with Section 16.2.
“Lenders’ Counsel” means Torys LLP and such other firm(s) of legal counsel as the Agent may from time to time designate.
“Letter of Credit” or “LC” means a standby or documentary letter of credit or letter of guarantee in Cdn. Dollars or US Dollars issued by a Fronting Lender at the request of the Borrower pursuant to this Agreement.
“Levy” has the meaning attributed thereto in Section 9.1(f).
“LIBO Rate” means, for any Interest Period with respect to a LIBO Rate Loan, the rate of interest per annum, expressed on the basis of a year of 360 days, determined by the Agent at approximately 11:00 a.m. (London, England time), on the date that is 2 Banking Days prior to the commencement of such Interest Period by reference to the rate set by ICE Benchmark Administration (or any display substituted therefor or any successor thereto) for deposits in US Dollars (as set forth by any service selected by the Agent that has been nominated by ICE Benchmark Administration (or any display substituted therefor or any successor thereto) as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided, however, that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Agent to be the average of the rates per annum at which deposits in US Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Agent (or an Affiliate thereof, if the Agent does not offer such deposits) at approximately 11:00 a.m. (London, England time) on the date that is 2 Banking Days prior to the beginning of such Interest Period; provided, however that in no event shall the LIBO Rate be less than zero (0).
“LIBO Rate Loan” means an Advance in, or Conversion into, United States Dollars made by the Lenders to the Borrower under the Credit Facility, with respect to which the Borrower has specified that interest is to be calculated by reference to the LIBO Rate, and each Rollover in respect thereof.
“LIBO Suspension Notice” has the meaning assigned to such term in Section 13.6(c).
“Liens” means mortgages, charges, pledges, hypothecs, assignments by way of security, conditional sales or other title retentions, security created under the Bank Act (Canada), liens, encumbrances, security interests or other interests in Property, howsoever created or arising, whether fixed or floating, perfected or not, which secure payment or performance of an obligation and, including, in any event, (a) rights of set-off created for the purpose of securing (directly or indirectly) any Funded Debt, and (b) the rights of lessors under Capital Leases and any other lease financing included as Funded Debt.
“Loan” means a Prime Loan, a USBR Loan, a LIBO Rate Loan, a BA Equivalent Advance, or an Advance by way of the issuance of Bankers’ Acceptances or a Letter of Credit.

Exhibit 10.4
‑ 28 ‑

“Loan Documents” means this Agreement, the LC Documents, the Obligor Guarantees, the Security Documents, the Collateral Agency and Intercreditor Agreement, any letter agreements reflecting agency fee arrangements agreed to between the Agent and the Borrower, any letter agreements reflecting the Fronting Fee arrangements agreed to between a Fronting Lender and the Borrower and all other agreements, certificates, notices, instruments and other documents delivered or to be delivered to the Agent, the Lenders or any of them, in relation to the Credit Facility pursuant hereto or thereto and, when used in relation to any Person, the term “Loan Documents” shall mean and refer to the Loan Documents executed and delivered by such Person.
“Material Acquisition” means an Acquisition by an Obligor (but excluding an Acquisition from an Obligor), the cost of which, together with the cost of all such Acquisitions previously completed in such Fiscal Year which were not included in any previous Material Acquisition, exceed the Threshold Amount.
“Material Adverse Effect” means a material adverse effect on:

(a)	the business, financial condition, operations or properties of the Borrower and its Subsidiaries on a consolidated basis and taken as a whole; or

(b)
the ability of the Obligors to observe or perform their respective material obligations under the Loan Documents to which any of them is a party or the validity or enforceability of the Loan Documents or any material provision thereof.

“Material Disposition” means a Disposition by any Obligor of Equity Securities or other assets (but excluding a Disposition to an Obligor), the net proceeds of which, together with all such Dispositions previously completed in such Fiscal Year which were not included in any previous Material Disposition, exceed the Threshold Amount.
“Maturity Date” means the second anniversary of the Effective Date or, if such day is not a Banking Day, the immediately preceding Banking Day.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Net Permitted Refinancing Debt Proceeds” means, with respect to the incurrence by an Obligor of Permitted Refinancing Debt after the Effective Date, the net cash proceeds received by such Obligor from such incurrence, less, for certainty, but without limitation, the sum of each of the following:

(a)
all reasonable and customary legal, investment banking, brokerage and accounting fees and expenses incurred and other professional fees, underwriting discounts and commissions in connection with such incurrence; and

(b)	all Taxes actually paid, or estimated to be payable, by the Obligors in cash in connection with such incurrence;
provided that, no proceeds of any Permitted Refinancing Debt shall be used to satisfy any reserves required pursuant to the terms of any Permitted Refinancing Debt.

Exhibit 10.4
‑ 29 ‑

“New Rules” has the meaning attributed thereto in the definition of “Change in Law”.
“Non-Acceptance Lender” means (a) a Lender which does not accept bankers’ acceptances in the ordinary course of its business or (b) in respect of Lenders which are not chartered banks or Schedule III Lenders, a Lender who, by notice in writing to the Agent and the Borrower, elects thereafter to make BA Equivalent Advances in lieu of accepting Bankers’ Acceptances.
“Obligor Debenture” means the demand debenture dated June 16, 2017 granted by each Obligor to the Collateral Agent for its own benefit and on behalf of the Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time, and including any supplemental debenture delivered in connection therewith.
“Obligor Guarantee” means the Obligor Guarantee dated as of the date hereof by each Obligor in favour of the Agent for the benefit of the Lender Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time, and including any guarantee supplement delivered in connection therewith.
“Obligors” means, collectively, the Borrower and the Restricted Subsidiaries, and “Obligor” means any of them.
“OSFI” means the Office of the Superintendent of Financial Institutions Canada (or any successor thereto).
“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
“Outstanding Principal” means the aggregate, at any time, of:

(a)	the aggregate outstanding principal amount of all Prime Loans, USBR Loans, BA Equivalent Advances, and LIBO Rate Loans;

(b)	the aggregate face amount of all outstanding Bankers’ Acceptances which have not been Cash Collateralized; and

(c)	the aggregate undrawn amount of all outstanding Letters of Credit (as determined in accordance with Section 1.8) which have not been Cash Collateralized.
“Outstandings” means, at any time and from time to time, all of the obligations, indebtedness and liabilities (present or future, absolute or contingent, matured or not) of any Obligors to the Lenders or the Agent under, pursuant or relating to the Loan Documents or the Credit Facility and whether the same are from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and including all principal, interest, fees, legal and other costs, charges and expenses and other amounts payable by any Obligors under the Loan Documents.
“Parent” means Kinder Morgan Canada Limited Partnership, and its successors.

Exhibit 10.4
‑ 30 ‑

“Participant” has the meaning assigned to such term in Section 16.2(d).
“Permitted Contest” means action taken by an Obligor in good faith by appropriate proceedings diligently pursued to contest any Taxes, Other Taxes, claims or Liens, provided that:

(a)	such Obligor has established reasonable reserves therefor if required in accordance with GAAP; and

(b)
proceeding with such contest will not create a material risk of sale, forfeiture or loss, or interference with the use of any material Property of such Obligor and would not reasonably be expected to have a Material Adverse Effect.

“Permitted Debt” means, in respect of an Obligor, any Funded Debt which meets any one of the following conditions (and any Guarantee of any Funded Debt which constitutes Permitted Debt shall also constitute Permitted Debt):

(a)	the Lender Secured Obligations;

(b)	any Funded Debt owing by an Obligor to another Obligor;

(c)	Permitted Subordinated Loans;

(d)
(i) Capital Lease Obligations; (ii) Purchase Money Obligations; and (iii) other Funded Debt to the extent not otherwise referred to in this definition; provided that, the aggregate outstanding principal amount of such Capital Lease Obligations, Purchase Money Obligations and other Funded Debt shall not exceed the Threshold Amount (or the Equivalent Amount in any other currency, as determined at the time of incurrence);

(e)	Permitted Refinancing Debt; and

(f)	other Funded Debt, provided that the Borrower shall have an Investment Grade Rating both immediately prior to, and immediately after, the incurrence of such Funded Debt, in each case, subject to compliance with the Financial Covenant.
“Permitted Dispositions” means, with respect to an Obligor, any one or more of the following:

(a)
a Disposition by such Obligor in the ordinary course of business and in accordance with prudent industry practice of property that is obsolete, no longer useful for its intended purpose or no longer required for the operation of the Existing Business or being replaced in the ordinary course of business;

(b)
a Disposition by such Obligor in the ordinary course of business that would not reasonably be expected to have a Material Adverse Effect (it being acknowledged and agreed that any Disposition of a major component of the Trans Mountain Pipeline

Exhibit 10.4
‑ 31 ‑

System existing mainline or any Disposition of an entire business unit comprising part of the Existing Business shall not be in the ordinary course of business);

(c)
a Disposition by any of them of its interest in machinery, equipment or other tangible personal property for which Purchase Money Obligations were incurred and which obligations are fully repaid concurrently with such Disposition;

(d)
a Disposition of assets (including shares or ownership interests) by a Restricted Subsidiary to the Borrower, by a Restricted Subsidiary to a wholly-owned Subsidiary and by the Borrower to a wholly-owned Subsidiary, subject to compliance with Section 9.1(j);

(e)	transfers, leases, subleases, easements, licenses, sublicenses and grants of rights of way, rights of access and similar rights transferred or made in the ordinary course of business;

(f)
except for those leases, subleases, easements, licenses, sublicenses and grants of rights-of-way, rights of access and similar rights dealt with and referred to in subparagraph (e) above, leases, subleases, easements, licenses, sublicenses or grants of rights of way in the ordinary course of business and which do not (singularly or in the aggregate) interfere with the business or operations of such Obligor in any material respect;

(g)
Dispositions relating to or in connection with easements, rights-of-way, servitudes, statutory exceptions to title, restrictions and other similar charges, restrictions or encumbrances as to the use of real property or immaterial imperfections of title which do not (singularly or in the aggregate) interfere with the business or operations of the Borrower or such Subsidiary in any material respect;

(h)	a grant of a Lien which constitutes a Permitted Lien;

(i)	Dispositions permitted by Sections 9.2(d), 9.2(f), 9.2(k) or 9.2(l);

(j)	transfers of Property subject to casualty events upon receipt of the net insurance proceeds of such casualty event or as part of an insurance settlement;

(k)	transfers of expropriated or condemned Property as a result of expropriation or other similar rights to the respective Governmental Authority that has expropriated or condemned the same; and

(l)
any other Disposition of assets of such Obligors; provided that the aggregate net proceeds of Disposition of the assets sold or otherwise disposed of by such Obligor, together with all other Obligors pursuant to this subparagraph (l), do not, in the aggregate, exceed the Threshold Amount in any Fiscal Year.

Exhibit 10.4
‑ 32 ‑

“Permitted Investments” means, without duplication:

(a)	any Investment in an Obligor;

(b)	any Investment in cash or Cash Equivalents;

(c)	any Investment by an Obligor in a Person if as a result of such Investment:

(i)	such Person becomes an Obligor; or

(ii)	such Person is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, an Obligor;

(d)
any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(e)	Acquisitions;

(f)	any Investment which would constitute Permitted Debt and any Guarantees of Permitted Debt;

(g)
Guarantees of performance or other obligations (other than Funded Debt) arising in the ordinary course of the business of the Obligors and their respective Subsidiaries or as contemplated by the constitutional documents of the Obligors and their respective Subsidiaries, including obligations under joint operating and related agreements and licenses or concessions related to such business; and

(h)
any other Investment; provided that the Fair Market Value of such Investment, together with the aggregate Fair Market Value of all other Investments of the Obligors pursuant to this subparagraph (h), do not exceed the Threshold Amount, in each case, the Fair Market Value being determined as of the date each such Investment was made, provided that at the time of any such Investments described in subparagraphs (e) and (h) above, no Event of Default exists or would reasonably be expected to result therefrom.
“Permitted Liens” means, as at any particular time, any of the following on the Property or any part of the Property of an Obligor:

(a)
Liens for Taxes, Other Taxes, assessments, customs duties or governmental charges which are not due and delinquent or, if due or delinquent, the validity of which is being contested at the time by a Permitted Contest;

Exhibit 10.4
‑ 33 ‑

(b)
Liens under or pursuant to any judgment rendered, or claim filed, against such Obligor, which such Obligor shall be contesting at the time by a Permitted Contest or which is adequately covered by insurance;

(c)
Liens imposed or permitted by law, such as undetermined, inchoate or statutory liens and deemed trusts, carriers’ liens, garagekeepers’ liens, builders’ liens, warehousemen’s liens, mechanics’ liens, materialmen’s liens, repairmen’s liens and other liens, privileges or other charges of a similar nature which relate to obligations which are not due and delinquent or, if due and delinquent, the validity of which is being contested at the time by a Permitted Contest;

(d)
Liens in favour of a public utility or any municipality or governmental or other public authority when required by such utility, municipality or authority in connection with the operations of such Obligor, all in the ordinary course of its business which individually or in the aggregate do not materially detract from the value of the asset concerned or materially impair its use in the operation of the business of the Obligors, taken as a whole;

(e)
Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of Funded Debt), statutory obligations, appeal bonds and performance bonds and other obligations of like nature, incurred as incidental to and in the ordinary course of business of such Obligor; provided, however, that all such Liens only secure sums not at the time overdue or, if overdue, the validity of which is being contested at the time by a Permitted Contest;

(f)
the Lien or any right of distress reserved in or exercisable under any real property lease for rent or otherwise to effect compliance with the terms of such lease, in respect of which the rent or other obligations are not at the time overdue, or if overdue, the validity of which is being contested at the time by a Permitted Contest;

(g)
easements, rights-of-way, permits, restrictive covenants, encroachments, protrusions, servitudes, leases, licenses, subleases, sublicenses, zoning, caveats registered in respect of any of the foregoing or other similar rights or interests in land held by such Obligor (including, without in any way limiting the generality of the foregoing, rights-of-way and servitudes for railways, roadways, sewers, drains, pipe lines, gas and water mains, electric light and power and telecommunication, telephone or telegraph or cable television conduits, poles, wires, cables, meter stations and sub stations) granted to or reserved or taken by other Persons which individually or in the aggregate do not materially detract from the value of such land or materially impair its use in the operation of the business of the Obligors, taken as a whole;

(h)
Purchase Money Security Interests and Capital Leases; provided that those Liens are limited to all or any part of the Property purchased or leased and that such obligations do not exceed the Threshold Amount, in each case as determined in the aggregate for the Obligors;

Exhibit 10.4
‑ 34 ‑

(i)	Liens created under any of the Security Documents;

(j)	Liens consented to in writing by the Required Lenders;

(k)	Liens in favour of an Obligor;

(l)
Liens resulting from the deposit of cash or obligations as security when an Obligor is required to do so by a Governmental Authority or by normal business practice in connection with contracts, licenses or tenders or similar matters in the ordinary course of business and for the purpose of carrying on the same, or to secure workers’ compensation, surety or appeal bonds or to secure costs of litigation when required by Applicable Law;

(m)
bankers’ liens, rights of set-off and other similar liens existing solely with respect to cash, term deposits, guaranteed investment certificates, certificates of deposit, bankers’ acceptances and other debt instruments, in each case, in one or more accounts maintained by an Obligor, in each case, granted in the ordinary course of business in favour of any Lender with which such accounts are maintained, securing amounts owing to such Lender with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements;

(n)
any lease or sublease granted by an Obligor in the ordinary course of business, provided that, any such lease or sublease does not materially adversely affect the enjoyment by an Obligor of the assets of such Obligor in the conduct of the business of the Obligors, taken as a whole;

(o)
title defects or irregularities which are of a minor nature which, in the aggregate, do not materially affect or impair the use of any material Property of such Obligor for the purposes for which it is held by or on behalf of such Obligor;

(p)
any Lien whether arising under statute or under contracts for the transportation, transmission, storage, processing, distribution, gathering, terminalling, trimming, handling, injection, repressuring or recycling of petroleum substances, hydrogen or other gases or other products, by products, waste products, consumables, inventory or water in favour of pipeline owners, other transporters and carriers and other providers of goods and services, provided that in the case of Liens arising under contracts, such Lien is limited to the assets that are the subject of the relevant contract and that the indebtedness and obligations of the applicable Obligor thereunder do not constitute Funded Debt;

(q)
Liens incurred in the ordinary course of business (not securing any Funded Debt) in respect of the rights of any shipper or supplier of inventory or petroleum substances (including the rights of such shipper or supplier to any inventory or petroleum substances owned by such shipper or supplier or owned by an Obligor but not yet

Exhibit 10.4
‑ 35 ‑

paid for or overdue but that are located on or within any property or assets of such Obligor);

(r)
to the extent required by Applicable Law, any Lien (including, for certainty, any reclamation trust or similar arrangement in connection with any present or future reclamation, clean-up, abandonment or operational obligations to the extent any such trust or similar arrangement may constitute a Lien) relating to the present or future reclamation, clean-up, abandonment or operation of any properties, facilities and interests and surrounding lands whether or not owned by an Obligor and the decommissioning or removal of structures or facilities located on such properties or facilities;

(s)
Liens securing Permitted Refinancing Debt, in each case, which rank no greater than pari passu with the Liens in favour of the Lender Secured Parties and which are subject to the Collateral Agency and Intercreditor Agreement;

(t)
any operating lease (as characterized under GAAP as in effect on December 31, 2016) entered into in the ordinary course of business (which, for certainty, shall not include any leases entered into in connection with any Sale Leaseback);

(u)
(i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business of such Obligor complies, and (ii) any zoning, ordinance or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of such Obligor;

(v)	any right reserved to, or vested in, any applicable Governmental Authority by the terms of:

(i)	any Applicable Law;

(ii)	any applicable Governmental Authorization; or

(iii)	any property interest, easement, right-of-way, or servitude issued or granted by Applicable Law or by any applicable Governmental Authorization, to terminate any such Governmental Authorization, easement, right-of-way or servitude or to purchase, expropriate, appropriate or recapture, or designate a purchaser of any property;

(w)
any obligation or duty affecting property to any Governmental Authority with respect to any Governmental Authorization and any defect in title to structures or other facilities arising solely from the fact that such structures or other facilities are constructed or installed on real property held under such Governmental Authorization, which obligations and duties and defects in the aggregate do not

Exhibit 10.4
‑ 36 ‑

materially impair the use or enjoyment of such property, structures and facilities for the purposes for which they are held;

(x)	any Liens granted in respect of:

(i)	cash or Cash Equivalents in respect of Excluded Deposits/Amounts; or

(ii)
any Equity Securities or Equity Securities Equivalents (and cash and other property on deposit in any Excluded Securities Accounts), in either case, held in or on deposit in any Excluded Securities Accounts;

(y)
any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the preceding subparagraphs (a) to (x) inclusive of this definition, so long as any such extension, renewal or replacement of such Lien is limited to all or any part of the same Property that secured the Lien extended, renewed or replaced (plus improvements on such Property) and the Funded Debt or obligation secured thereby is not increased; and

(z)
other Liens that are not permitted under any of the foregoing subparagraphs of this definition and which secure obligations that are not otherwise prohibited under this Agreement, provided that the aggregate of the obligations secured by all such Liens does not at any time exceed the Threshold Amount;

provided that nothing in this definition shall in and of itself cause the Lender Secured Obligations to be subordinated in priority of payment of the obligations secured by any such Permitted Lien.
“Permitted Refinancing Debt” means Funded Debt of the Borrower, subject to:

(a)	the incurrence thereof being in pro forma compliance with the Financial Covenant;

(b)	no Default or Event of Default shall have occurred and be continuing on the date such Funded Debt is incurred;

(c)	such Funded Debt shall have a maturity date at least 6 months later than the Maturity Date;

(d)
such Funded Debt may be unsecured or if secured, the liens granted in respect thereof shall rank no better than pari passu with the Lender Secured Obligations (and shall be subject to the Collateral Agency and Intercreditor Agreement); and

(e)
the proceeds thereof must be used for the sole purpose of permanently repaying Outstanding Principal under the Credit Facility and the Total Commitment being reduced by the amount of such repayment concurrently therewith.

“Permitted Subordinated Loans” means unsecured Funded Debt of the Borrower owing to KMI or other Related Parties provided:

Exhibit 10.4
‑ 37 ‑

(a)
such Funded Debt is on terms and conditions satisfactory to the Agent, acting reasonably (including that there shall be no financial test or any restriction on debt incurrence nor any cross-default or cross-acceleration to any other Funded Debt); and

(b)
such Funded Debt is fully subordinated to the Lender Secured Obligations pursuant to, and which is then subject to, a subordination agreement, substantially in the form attached as Schedule A to the Collateral Agency and Intercreditor Agreement.

“Person” means any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Platform” has the meaning attributed thereto in Section 16.15(a).
“PPSA” means the Personal Property Security Act (Alberta) and all regulations thereto, as the same may from time to time be in effect and the personal property security legislation of any other province or territory of Canada to the extent it may be required to apply to any item or items of Collateral.
“Prime Loan” means an Advance in, or Conversion into, Canadian Dollars made by the Lenders to the Borrower under the Credit Facility with respect to which the Borrower has specified or a provision hereof requires that interest is to be calculated by reference to the Prime Rate.
“Prime Rate” means, for any day, the greater of:

(a)
the rate of interest per annum established from time to time by the Agent as the reference rate of interest in effect at its principal office in Toronto for the determination of interest rates that the Agent will charge for commercial loans in Canadian Dollars made in Canada; and

(b)
the rate of interest per annum equal to the average annual yield rate for one month Canadian Dollar bankers’ acceptances (expressed for such purpose as a yearly rate per annum in accordance with Section 5.3) which rate is shown on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Service at 10:00 a.m. (Toronto time) on such day or, if such day is not a Banking Day, on the immediately preceding Banking Day, plus 1.00% per annum.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“Purchase Money Obligation” means any monetary obligation created or assumed as part of the purchase price of Property, whether or not secured, provided that any Purchase Money Security Interest incurred in respect of such obligation shall not extend to any Property other than the Property acquired in connection with which such obligation was created or assumed and fixed improvements, if any, erected or constructed thereon and the proceeds thereof.

Exhibit 10.4
‑ 38 ‑

“Purchase Money Security Interest” means:

(a)	a Lien taken or reserved in Property to secure payment of all or part of its purchase price or the cost of construction of any improvement thereon; or

(b)
a Lien taken in Property by a Person who gives value for the purpose of enabling the relevant Obligor to acquire rights in such Property, to the extent that the value is applied to acquire those rights;

but does not include a Capital Lease or an operating lease.
“RBC” means Royal Bank of Canada.
“Register” has the meaning attributed thereto in Section 16.2(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents and trustees of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, leak, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment including the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or sub-surface strata.
“Required Lenders” means (a) if there are one or two Lenders, all Lenders, or (b) if there are more than two Lenders, (i) if no Event of Default has occurred and is continuing, Lenders holding more than 66 2/3% of the Total Commitment and (ii) if an Event of Default has occurred and is continuing, Lenders holding more than 66 2/3% of the Equivalent Amount in Canadian Dollars of the Outstanding Principal under the Credit Facility.
“Required Permits” means all Governmental Authorizations which are necessary at any given time:

(a)	in connection with the operation, business or ownership of the Existing Business; or

(b)	for the Borrower and each of its Restricted Subsidiaries to own and operate its property, assets, rights and interests or to carry on its business and affairs.
“Restricted Subsidiary” means any Subsidiary of the Borrower that:

(a)	directly owns any Equity Securities in any other Obligor;

(b)	is the general partner of a limited partnership or general partnership that is an Obligor;

(c)	that owns any material assets that are required to perform any Obligor’s obligations under a transportation services agreement or other services agreements in connection with the Existing Business; or

Exhibit 10.4
‑ 39 ‑

(d)	has been designated by the Borrower as a Restricted Subsidiary pursuant to Section 11.1.
As of the date hereof, the Restricted Subsidiaries are Trans Mountain Pipeline ULC, KM Canada Terminals GP ULC, KM Canada Rail Holdings GP Limited, Trans Mountain (Jet Fuel) Inc., Kinder Morgan Canada Inc., Trans Mountain Pipeline L.P., KM Canada Marine Terminal Limited Partnership, KM Canada North 40 Limited Partnership, Base Line Terminal East Limited Partnership, KM Canada Edmonton South Rail Terminal Limited Partnership, KM Canada Edmonton North Rail Terminal Limited Partnership and Trans Mountain Pipeline (Puget Sound) LLC.
“Rollover” means:

(a)
with respect to any LIBO Rate Loan, the continuation of all or a portion of such Loan (subject to the provisions hereof) for an additional Interest Period subsequent to the initial or any subsequent Interest Period applicable thereto;

(b)
with respect to Bankers’ Acceptances, the issuance of new Bankers’ Acceptances or the making of new BA Equivalent Advances (subject to the provisions hereof) in respect of all or any portion of Bankers’ Acceptances (or BA Equivalent Advances made in lieu thereof) maturing at the end of the Interest Period applicable thereto, all in accordance with Article 5; and

(c)
with respect to a Letter of Credit, the extension or replacement of such Letter of Credit, provided that (i) the beneficiary remains the same, (ii) the undrawn face amount is not increased and (iii) the other principal terms thereof (other than the expiry date) remain the same.

“Rollover Date” means:

(a)	with respect to any LIBO Rate Loan or Bankers’ Acceptances, the date of commencement of a new Interest Period applicable to such Loan and which shall be a Banking Day; and

(b)	with respect to any Letter of Credit, the date of any extension or replacement thereof which constitutes a Rollover.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., its Affiliates and their respective successors.
“Sale Leaseback” means any arrangement with any Person providing for the leasing by any Obligor of any Property, which Property has been or is to be sold or transferred by such Obligor to such Person in contemplation of such leasing.
“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any Sanctions.

Exhibit 10.4
‑ 40 ‑

“Sanctioned Person” means, at any time, any Person listed in any Sanctions-related list of designated Persons maintained by any Sanctions Authority, in all cases, to the extent such list and the maintenance thereof would not violate Applicable Law in Canada (or in the case of Obligors who are incorporated or formed, or otherwise carry on business, in the United States, Applicable Law in the United States).
“Sanctions” means, solely in respect of the business activities of each of the Obligors or its respective Subsidiaries, economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by a Sanctions Authority that are applicable to each Obligor or its respective Subsidiaries; provided however that, with respect to economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Sanctions Authority outside of Canada (or in the case of Obligors who are resident, or otherwise carry on business, in the United States, the United States), only to the extent such sanctions or trade embargoes would not violate Applicable Law in Canada (or in the case of Obligors who are incorporated or formed, or otherwise carry on business, in the United States, Applicable Law in the United States).
“Sanctions Authority” means any of: (i) the Canadian government; (ii) the United States government; (iii) the United Nations Security Council (to the extent it would not violate Applicable Law in Canada); (iv) the European Union; (v) the United Kingdom; or (vi) the respective governmental institutions, departments and agencies of any of the foregoing, and “Sanctions Authorities” means all of the foregoing, collectively.
“Schedule I Lender” means a Lender which is a Canadian chartered bank listed on Schedule I to the Bank Act (Canada).
“Schedule II Lender” means a Lender which is a Canadian chartered bank listed on Schedule II to the Bank Act (Canada).
“Schedule III Lender” means a Lender which is an authorized foreign bank listed on Schedule III to the Bank Act (Canada).
“Secured Obligations” has the meaning given to such term in the Collateral Agency and Intercreditor Agreement.
“Secured Parties” has the meaning given to such term in the Collateral Agency and Intercreditor Agreement.
“Securities” means collectively, all Equity Securities, Equity Securities Equivalents, voting trust certificates, bonds, debentures, instruments and other evidence of Funded Debt, whether or not secured, convertible or subordinated, all certificates of interest, share or participation in, all certificates for the acquisition of, and all warrants, options, and other rights to acquire, any such securities.
“Security Documents” means, collectively, the guarantees, mortgages, debentures, debenture pledge agreements, pledge agreements, negative pledge agreements, general security agreements, assignments and other security agreements executed and delivered, or required to be executed and

Exhibit 10.4
‑ 41 ‑

delivered to the Collateral Agent or the Agent, by each of the Obligors under and pursuant to this Agreement to secure the Lender Secured Obligations.
“Series of Secured Debt” has the meaning given to such term in the Collateral Agency and Intercreditor Agreement.
“Solvent” means, with respect to any Person as of any date, that, as of such date, such Person: (a) is able to meet its obligations as they generally become due, (b) has not ceased paying its current obligations in the ordinary course of business as they generally become due or (c) otherwise has not incurred, and does not intend to incur, or believe that it will incur indebtedness (including current obligations) beyond its ability to pay principal and interest on such indebtedness as it becomes due (whether at maturity or otherwise).
“Spot Rate” means, in relation to the conversion of one currency into another currency, the spot rate of exchange for such conversion as quoted by the Bank of Canada at the close of business on the Banking Day that such conversion is to be made (or, if such conversion is to be made before close of business on such Banking Day, then at the close of business on the immediately preceding Banking Day), and, in either case, if no such rate is quoted, the spot rate of exchange quoted for wholesale transactions by the Agent on the Banking Day such conversion is to be made in accordance with its normal practice.
“Subsidiary” means, with respect to a Person:

(a)
any corporation of which at least a majority of the outstanding Voting Securities having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of any other class or classes of such corporation might have voting power by reason of the happening of any contingency, unless the contingency has occurred and then only for as long as it continues) is at the time directly, indirectly or beneficially owned or controlled by such Person, or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries;

(b)
any partnership of which, at the time, such Person, or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries: (i) directly, indirectly or beneficially own or control more than 50% of the income, capital, beneficial or ownership interests (however designated) thereof; and (ii) is a general partner, in the case of limited partnerships, or is a partner or has authority to bind the partnership, in all other cases; or

(c)
any other Person of which at least a majority of the income, capital, beneficial or ownership interests (however designated) are at the time directly, indirectly or beneficially owned or controlled by such Person, or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries.

Unless otherwise specified herein, “Subsidiary” refers to a Subsidiary of the Borrower.

Exhibit 10.4
‑ 42 ‑

“Successor” has the meaning attributed thereto in Section 9.2(f).
“Successor Transaction” has the meaning attributed thereto in Section 9.2(f).
“Swap Lender” means any Lender or its Affiliate that enters into a Lender Hedge Agreement (regardless of whether such Lender ceases to be a Lender after such Lender Hedge Agreement is entered into), but excluding, for certainty, any Lender Hedge Agreement entered into by an Obligor with any Lender after such Lender’s Commitment has been fully cancelled in accordance with the terms hereof or after such Lender has assigned all of its rights to the Credit Facility in accordance with Section 16.2.
“Swap Obligation” means, with respect to any Obligor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Takeover” means an offer to acquire (which shall include an offer to purchase securities, solicitation of an offer to sell securities, an acceptance of an offer to sell securities, whether or not the offer to sell was solicited, or any combination of the foregoing) outstanding Equity Securities of any Person (the “Target”) other than (a) a corporation or limited partnership whose Equity Securities are directly or indirectly held by one Person, or (b) a Person that is a private issuer or not a reporting issuer under applicable securities legislation and the “take-over bid” is exempt from the requirements of such legislation) and which constitutes a “take-over bid” pursuant to applicable securities legislation, including the Canada Business Corporations Act if the Target is governed thereby.
“Target” has the meaning attributed thereto in the definition of Takeover.
“Tax Act” means the Income Tax Act (Canada).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, and any interest, fines, penalties or additions to taxes with respect to any of the foregoing.
“Threshold Amount” means Cdn.$50,000,000 (or the Equivalent Amount thereof in any other currency).
“Total Commitment” means the aggregate of the Commitments of each of the Lenders, as increased, decreased, cancelled or terminated from time to time pursuant to this Agreement, which as of the date hereof is Cdn.$500,000,000.
“United States” and “U.S.” mean the United States of America.
“United States Dollars”, “US Dollars” and “US$” means the lawful money of the United States.
“Unreimbursed Amount” has the meaning attributed thereto in Section 6.3(a).

Exhibit 10.4
‑ 43 ‑

“Unrestricted Subsidiary” means any other Subsidiary of the Borrower that is not a Restricted Subsidiary.
“US Base Rate” means, on any day, the greatest of:

(a)
the rate of interest per annum established from time to time by the Agent as the reference rate of interest in effect at its principal office in Toronto for the determination of interest rates that the Agent will charge for commercial loans in United States Dollars made in Canada;

(b)
the rate of interest per annum for such day or, if such day is not a Banking Day, on the immediately preceding Banking Day, equal to the sum of the Federal Funds Rate (expressed for such purpose as a yearly rate per annum in accordance with Section 4.9), plus 0.50% per annum; and

(c)	the LIBO Rate on such day for one month LIBO Rate Loans plus 1.00%.
“USBR Loan” means an Advance in, or Conversion into, United States Dollars made by the Lenders under the Credit Facility to the Borrower with respect to which the Borrower has specified or a provision hereof requires that interest is to be calculated by reference to the US Base Rate.
“Voting Securities” means:

(a)
shares of any class of any corporation or other Equity Securities of any other Person which carries voting rights to elect the board of directors (or other persons performing similar functions) under any circumstances; and

(b)
an interest in a general partnership, limited partnership, trust, limited liability company, joint venture or similar Person which entitles the holder of such interest to receive a share of the profits, or on dissolution or partition, of the assets, of such Person.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2	Headings; Articles and Sections
The division of this Agreement into Articles and Sections, the table of contents contained herein and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

Exhibit 10.4
‑ 44 ‑

1.3	Number; persons; including; successors; in writing
Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa, words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa and words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by their context or by the words or phrases which precede or succeed them. References herein to any Person shall, unless the context otherwise requires, include such Person’s successors and assigns permitted under the Loan Documents. References herein to “in writing” or “written” includes printing, typewriting or any electronic means of communication capable of being visibly reproduced at the point of reception, including facsimile.

1.4	Accounting Principles
Wherever in this Agreement reference is made to “generally accepted accounting principles” or “GAAP”, such reference shall be deemed to be to the recommendations at the relevant time of the Financial Accounting Standards Board, or any successor organization, applicable on a consolidated basis (unless otherwise specifically provided or contemplated herein to be applicable on an unconsolidated basis) as at the date on which such calculation is made or required to be made in accordance with such principles. Where the character or amount of any asset or liability or item of revenue or expense or amount of equity or unitholder equity is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement or any other Loan Document, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles applied on a consistent basis.

1.5	Changes in Generally Accepted Accounting Principles

(a)
If the Borrower, the Agent or the Required Lenders determine at any time that any financial calculation or other amount calculated based on references to amounts in financial statements required to be determined hereunder would be materially different if such amount were determined in accordance with:

(i)	GAAP intended to be applied by the Borrower, KMCL or the Parent in respect of its Financial Statements on the date hereof (“Old GAAP”), instead of

(ii)	GAAP subsequently in effect and applied by the Borrower, KMCL or the Parent in respect of its Financial Statements and utilized for purposes of determining such amount, then written notice of such determination shall be delivered by the Borrower to the Agent, in the case of a determination by the Borrower, KMCL or the Parent, or by the Agent to the Borrower, in the case of a determination by the Agent or the Required Lenders.

Exhibit 10.4
‑ 45 ‑

(b)
If the Borrower, KMCL or the Parent adopts a change in an accounting policy in the preparation of its Financial Statements in order to conform to accounting recommendations, guidelines, or similar pronouncements, or legislative requirements, and such change would require disclosure thereof under Old GAAP, or would reasonably be expected to materially and adversely affect (i) the rights of, or the protections afforded to, the Agent or the Required Lenders hereunder or (ii) the position either of the Borrower or of the Agent or the Required Lenders hereunder, the Borrower shall so notify the Agent, describing the nature of the change and its effect on the current and immediately prior year’s Financial Statements in accordance with Old GAAP and in detail sufficient for the Agent and the Required Lenders to make the determination required of them in the following sentence. If any of the Borrower, the Agent or the Required Lenders determine at any time that such change in accounting policy results in a material adverse change either (i) in the rights of, or protections afforded to, the Agent or the Required Lenders intended to be derived, or provided for, hereunder or (ii) in the position either of the Borrower or of the Agent and the Required Lenders hereunder, written notice of such determination shall be delivered by the Borrower to the Agent, in the case of a determination by the Borrower, or by the Agent to the Borrower, in the case of a determination by the Agent or the Required Lenders.

(c)
Upon the delivery of a written notice pursuant to Section 1.5(a) or Section 1.5(b) the Borrower and the Agent on behalf of the Required Lenders shall meet to consider the impact of such change in Old GAAP or such change in accounting policy (in each case, an “Accounting Change”), as the case may be, on the rights of, or protections afforded to, the Agent and the Required Lenders or on the position of the Borrower or of the Agent and the Required Lenders and shall in good faith negotiate to execute and deliver an amendment or amendments to this Agreement in order to preserve and protect the intended rights of, or protections afforded to, the Borrower or the Agent and the Required Lenders (as the case may be) on the date hereof or the position of the Borrower or the Agent and the Required Lenders (as the case may be); provided that, until this Agreement has been amended in accordance with the foregoing, then for all purposes hereof, the applicable changes from Old GAAP or in accounting policy (as the case may be) shall be disregarded hereunder and any amount required to be determined hereunder shall, nevertheless, continue to be determined under Old GAAP and the Borrower’s, KMCL’s or the Parent’s as the case may be, prior accounting policy. If the Borrower and the Agent on behalf of the Required Lenders do not (for any reason whatsoever) mutually agree (in their respective sole discretions, without any obligation to so agree) on such amendment or amendments to this Agreement within 60 days following the date of delivery of such written notice, the Borrower, KMCL or the Parent as the case may be, shall either continue to provide financial statements in accordance with Old GAAP or provide all such financial information as is reasonably required (or requested by the Agent acting reasonably) in order for any amount required to be determined hereunder to be determined in accordance with Old GAAP and/or such prior accounting policy and, for all purposes hereof, the applicable changes from

Exhibit 10.4
‑ 46 ‑

Old GAAP or in accounting policy (as the case may be) shall be disregarded hereunder and any amount required to be determined hereunder shall, nevertheless, continue to be determined under Old GAAP and/or such prior accounting policy.

(d)
If a Compliance Certificate is delivered in respect of a Fiscal Quarter or Fiscal Year in which an Accounting Change is implemented without giving effect to any revised method of calculating any financial calculation hereunder, and subsequently, as provided above, the method of calculating such financial calculation is revised in response to such Accounting Change, or the amount to be determined pursuant to such financial calculation is to be determined without giving effect to such Accounting Change, the Borrower shall deliver a revised Compliance Certificate. Any Event of Default which arises as a result of the Accounting Change and which is cured by this Section 1.5 shall be deemed never to have occurred.

1.6	References to Documents and Applicable Law
Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Loan Documents) and instruments, licences or other documents shall be deemed to include all subsequent amendments, restatements, amendment, and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases thereof, but only to the extent that such amendments, restatements, amendment, and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases are not prohibited by the Loan Documents and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such Applicable Laws.

1.7	Per Annum and Currency Calculations

(a)
Unless otherwise stated, wherever in this Agreement reference is made to a rate “per annum” or a similar expression is used, such rate shall be calculated on the basis of a calendar year of 365 or 366 days, as applicable.

(b)
Unless otherwise specified herein, all references to currency shall be deemed to refer to Cdn. Dollars and, for the purposes of all monetary thresholds in Article 7, Article 8, Article 9, Article 10, Article 11 and Article 12 (including the definitions used therein), all references to an amount in Cdn. Dollars shall be deemed to include the Equivalent Amount in US Dollars or any other applicable currency.

1.8	Letter of Credit Amounts
Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated undrawn amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any ancillary document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such

Exhibit 10.4
‑ 47 ‑

Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.9	Schedules
The following are the Schedules annexed hereto and incorporated by reference and deemed to be part hereof:

Schedule A	—	Lenders and Commitments
Schedule B	—	Form of Assignment and Assumption
Schedule C	—	Form of Compliance Certificate
Schedule D	—	Form of Conversion / Rollover / Repayment Notice
Schedule E	—	Form of Discount Note
Schedule F	—	Form of Drawdown Notice
Schedule G	—	Organization Chart
Schedule H	—	Relevant Jurisdictions
Schedule I	—	Existing Proceedings

Each reference to a Schedule herein shall be deemed to refer to such schedule as it is updated from time to time as required hereunder.

ARTICLE 2
CREDIT FACILITY

2.1	Credit Facility

(a)
Establishment of Credit Facility. Subject to this Agreement, the Lenders hereby agree to establish in favour of the Borrower a revolving credit facility (such facility, the “Credit Facility”) to be made available in accordance with this Agreement until the Maturity Date, provided that:

(i)	the obligation of each Lender to make Advances under the Credit Facility shall be several and shall be limited to each such Lender’s Commitment, and

(ii)	subject to Section 7.3, at no time shall the Equivalent Amount in Cdn. Dollars of the Outstanding Principal under the Credit Facility exceed the Total Commitment.

(b)
Availability and Purpose.  The Credit Facility shall, subject to this Agreement, be available by way of multiple Drawdowns on and after the Effective Date on a revolving basis prior to the Maturity Date, and the Borrower may borrow, repay and reborrow Cdn. Dollars or US Dollars, may issue, repay and re-issue Bankers’

Exhibit 10.4
‑ 48 ‑

Acceptances or BA Equivalent Advances and may obtain, cancel and re-obtain Letters of Credit thereunder, provided that each Drawdown shall be used for general corporate purposes of the Obligors.

(c)
Increase in Commitments.  The Borrower may at any time and from time to time add additional financial institutions hereunder as Lenders or, with the consent of a Lender, increase its Commitment, and, in each case, thereby increase the Total Commitment provided that at the time of any such addition:

(i)	no Default or Event of Default has occurred and is continuing or would reasonably be expected to result therefrom;

(ii)	all increases to the Total Commitment as a result of the application of this Section 2.1(c) or otherwise, shall not at any time exceed Cdn.$250,000,000;

(iii)
the Agent and each Fronting Lender has consented to such financial institution becoming a Lender or, in the case of an existing Lender, increasing its Commitment, such consent not to be unreasonably withheld;

(iv)	the Commitment of a new financial institution being added as a Lender pursuant to this Section 2.1(c) shall be no less than Cdn.$10,000,000;

(v)
if, in connection with any such increase a commitment or similar fee is paid to any new Lender based on its new Commitment (the “new money fee”), then the Borrower will also pay a corresponding fee equal to the same number of bps to the then existing Lenders based on their respective then existing Commitments to the extent such a fee was not already paid on or after the Effective Date;

(vi)
concurrently with the addition of a financial institution as an additional Lender or the increase of a Lender’s Commitment, such financial institution or Lender, as the case may be, shall purchase from each other Lender, such portion of the Outstandings under the Credit Facility owed to each Lender as is necessary to ensure that the Outstandings under the Credit Facility owed to all Lenders and including therein such additional financial institution and the increased Commitment of any Lender, are in accordance with the Applicable Percentage of all such Lenders (including any new financial institution and the increased Commitment of any Lender) and such financial institution shall execute such documentation as is required by the Agent, acting reasonably, to novate such financial institution as a Lender hereunder; provided that with respect to any portion of such Outstandings which are outstanding by way of Bankers’ Acceptance or LIBO Rate Loans, the new financial institution or such Lender shall provide an indemnity to the other Lenders (provided that no such indemnity may exceed two months in duration unless agreed to by all of the affected Lenders) in order to ensure such

Exhibit 10.4
‑ 49 ‑

Bankers’ Acceptances and LIBO Rate Loans are outstanding in accordance with the new Applicable Percentages of all Lenders; and

(vii)
the Borrower has provided to the Agent a certified copy of a directors’ resolution of the Borrower and each other Obligor authorizing any such increase in the Total Commitment (which may be the original directors’ resolutions authorizing the Credit Facility hereunder) together with a legal opinion from Borrower’s Counsel with respect thereto in substantially the same form, mutatis mutandis, as the opinion delivered pursuant to Section 3.1(f).

2.2	Availments.
Advances under the Credit Facility (except as indicated otherwise below) shall be made by way of:

(a)	Prime Loans;

(b)	USBR Loans;

(c)	Bankers’ Acceptances (and BA Equivalent Advances in accordance with Section 5.9);

(d)	LIBO Rate Loans; and

(e)	Letters of Credit,
provided that, subject to Section 7.3, at no time shall the Equivalent Amount in Cdn. Dollars of the Outstanding Principal under the Credit Facility exceed the Total Commitment.

2.3	Drawdowns – Notices and Limitations
The Borrower may request Drawdowns upon the following terms and conditions:

(a)	the Borrower may request a Drawdown as follows:

(i)	in the case of a Prime Loan or a USBR Loan, by delivering a Drawdown Notice to the Agent before 12:00 noon (Toronto time) at least 1 Banking Day prior to the requested Drawdown Date;

(ii)
in the case of a Bankers’ Acceptance or BA Equivalent Advance, by delivering a Drawdown Notice to the Agent before 12:00 noon (Toronto time) at least 2 Banking Days prior to the requested Drawdown Date;

(iii)	in the case of a LIBO Rate Loan, by delivering a Drawdown Notice to the Agent before 12:00 noon (Toronto time) at least 3 Banking Days prior to the requested Drawdown Date; and

Exhibit 10.4
‑ 50 ‑

(iv)	in the case of a Letter of Credit, by complying with Section 6.2;

(b)	each Drawdown by the Borrower under the Credit Facility shall be requested and made available in minimum amounts of not less than:

(i)	in the case of a Prime Loan or USBR Loan, Cdn.$ or US$1,000,000;

(ii)	in the case of a LIBO Rate Loan, US$1,000,000;

(iii)	in the case of Bankers’ Acceptances or BA Equivalent Advances, Cdn.$1,000,000 and in multiples of Cdn.$100,000 thereafter; and

(iv)	in the case of a Letter of Credit, no minimum amount applies;

(c)	Drawdowns will only be made available if all applicable conditions precedent in Article 3 are or will be satisfied on or before the requested Drawdown Date.

2.4	Rollovers and Conversions - Notices and Limitations

(a)	General Provisions. The Borrower may request Rollovers and Conversions upon the following terms and conditions:

(i)
the Borrower may request a Rollover or Conversion by delivering a Conversion/Rollover/Repayment Notice with the same prior notice period that would apply if it were obtaining a Drawdown of the relevant type of Loan resulting from such Rollover or Conversion;

(ii)	the Borrower may request a Rollover or Conversion of part only of a Loan, provided that:

(A)	each Loan resulting from such Rollover or Conversion is not less than the relevant Drawdown minimum specified in Section 2.3(b);

(B)	any portion of an existing LIBO Rate Loan or Bankers’ Acceptances which is not rolled over or converted shall be repaid in accordance with the provisions hereof; and

(C)
the Borrower may not convert a portion only of an outstanding Loan unless both the unconverted portion and converted portion of such Loan are equal to or exceed, in the relevant currency of each such portion, the minimum amounts required for Drawdowns of Loans of the same type as that portion as set forth in Section 2.3(b);

(iii)
in respect of Conversions of a Loan denominated in one currency to a Loan denominated in another currency, the Borrower shall at the time of the Conversion repay the Loan or portion thereof being converted in the currency

Exhibit 10.4
‑ 51 ‑

in which it was denominated and each Lender may make a further Advance to the Borrower in the other currency;

(iv)	a Rollover/Conversion shall not result in an increase in Outstanding Principal as increases in Outstanding Principal may only be effected by Drawdowns;

(v)
a Rollover or Conversion of a LIBO Rate Loan may occur only on the last day of the relevant Interest Period for such LIBO Rate Loan (unless the Borrower pays the breakage costs to the Lenders in accordance with Section 7.4(a));

(vi)	no Rollover of or Conversion into a LIBO Rate Loan, Bankers’ Acceptance or Letter of Credit may occur if a Default or Event of Default is then in existence; and

(vii)	a Rollover or Conversion of a Bankers Acceptance may occur only on the maturity date for such Bankers’ Acceptance.

(b)	LIBO Rate Loans. In anticipation of the expiry of each Interest Period for each LIBO Rate Loan the Borrower shall do one or a combination of the following:

(i)	request a Rollover of all or part of such LIBO Rate Loan in accordance with Section 2.4(a);

(ii)	request a Conversion of all or part of such LIBO Rate Loan in accordance with Section 2.4(a); or

(iii)	repay all or part of such LIBO Rate Loan before 12:00 noon (Toronto time) on the last day of such Interest Period with notice in accordance with Section 7.2.
If and to the extent that the Borrower fails to so notify the Agent, or to so pay the relevant LIBO Rate Loan in accordance with the foregoing, the Borrower, in the case of a LIBO Rate Loan, shall be deemed to have requested a Conversion into a USBR Loan, in each case in an amount equal to that portion of the LIBO Rate Loan which is not rolled over, converted or repaid.

(c)
Bankers’ Acceptances. In anticipation of the maturity of any Bankers’ Acceptances, the Borrower shall, subject to and in accordance with the requirements hereof, do one or a combination of the following with respect to the aggregate face amount at maturity of all such Bankers’ Acceptances:

(i)
(A) request a Rollover of the maturing Bankers’ Acceptances in accordance with Section 2.4(a), and (B) on the maturity date of the maturing Bankers’ Acceptances, pay to the Agent for the account of the Lenders any amount that the Borrower is required to pay under Section 5.6;

Exhibit 10.4
‑ 52 ‑

(ii)
(A) request a Conversion of the maturing Bankers’ Acceptances to another type of Loan in accordance with Section 2.4(a), and (B) on the maturity date of the maturing Bankers’ Acceptances pay to the Agent for the account of the Lenders an amount equal to the aggregate face amount of such Bankers’ Acceptances; or

(iii)
on the maturity date of the maturing Bankers’ Acceptances, pay to the Agent for the account of the Lenders an amount equal to the aggregate face amount of such Bankers’ Acceptances with notice in accordance with Section 7.2

If and to the extent that the Borrower fails to notify the Agent or pay the relevant Bankers’ Acceptances in accordance with the foregoing, the Borrower shall be deemed to have requested a Conversion into a Prime Loan in an amount equal to that portion of the Bankers’ Acceptances which is not rolled over, converted or repaid.

2.5	Optional Reduction of Commitments
At any time, and from time to time, the Borrower may, at its option, permanently reduce the Commitments under the Credit Facility by cancelling all or any part of the undrawn portion of the Credit Facility, provided that:

(i)	the Borrower shall provide the Agent with at least 3 Banking Days’ prior written notice of any such cancellation (or such shorter period as the Agent may agree);

(ii)	each such cancellation shall be a minimum of Cdn.$5,000,000 and in whole multiples of Cdn.$1,000,000 thereafter;

(iii)	any such cancellation shall be allocated among the Lenders based on their respective Applicable Percentages under the Credit Facility at the time of cancellation; and

(iv)	any cancellation notice shall be irrevocable.

2.6	Several Obligations of Lenders
No Lender shall be responsible for the Commitments of any other Lenders. The failure of a Lender to make available its share of any Advance in accordance with this Agreement shall not release any other Lender from its obligations hereunder. Notwithstanding anything to the contrary in this Agreement, no Lender shall be obligated to make Advances under the Credit Facility (based on the Equivalent Amount thereof in Cdn. Dollars) in excess of the Commitment thereunder. The obligation of each Lender to make its Commitment available to the Borrower under the Credit Facility is a separate obligation between that Lender and the Borrower and such obligation is not the joint or the joint and several obligation of any other Lender.

2.7	Loans - General

Exhibit 10.4
‑ 53 ‑

(a)
Making of Loans. Loans shall be made in such currency and at the time and in the manner requested by the Borrower, subject to this Agreement and upon fulfilment of all conditions precedent to the making of such Loans.

(b)	Banking Day. No Loans shall be made except on a Banking Day.

(c)
Time of Advances. All Advances by the Lenders hereunder shall be made to the Agent at the Agent’s Branch in immediately available freely transferable funds in the applicable currency by no later than 3:00 p.m. (Toronto time) on the relevant Drawdown Date. All payments by the Borrower hereunder shall be made to the Agent at the Agent’s Branch in immediately freely transferable funds by no later than 12:00 noon (Toronto time) on the relevant Drawdown Date. The Borrower shall open and maintain the Borrower’s Accounts for the purpose of receiving Advances and making payments, repayments and prepayments under this Agreement.

(d)
Books of Account. The Agent shall open and maintain books of account evidencing all Advances and all other amounts owing by the Borrower to the Lenders hereunder. The Agent shall enter in the foregoing books of account details of all applicable amounts from time to time owing, paid or repaid by the Borrower hereunder. The information entered in the foregoing books of account shall constitute prima facie evidence of the Outstandings owing from time to time by the Borrower to the Agent and the Lenders hereunder, absent manifest error.

2.8	Loans: Inter-Lender Arrangements

(a)
Agent Notification. Upon receipt by the Agent of a Drawdown Notice or Conversion/Rollover/Repayment Notice from the Borrower, the Agent shall promptly advise each Lender of the date, amount and other particulars with respect to such Drawdown, Conversion or Rollover and the amount of each Lender’s Applicable Percentage thereof.

(b)
Payment of Funds. Subject to prior satisfaction of the applicable conditions precedent set forth in Article 3, each Lender shall remit its Applicable Percentage of each requested Advance to the Agent’s Accounts on the relevant Drawdown Date, Rollover Date or Conversion Date for same day value. Subject to Section 15.11, the Agent shall make such funds available to the Borrower by crediting the Borrower’s Accounts for same day value on the relevant Drawdown Date, Rollover Date or Conversion Date.

2.9	Hedging With Lenders
Subject to the hedging restrictions in Section 9.2(g), each Swap Lender may elect to enter into Hedge Agreements with any of the Obligors, and all Lender Swap Obligations shall at all times rank pari passu with the Outstandings; provided that any Lender that enters into a Hedge Agreement in good faith and without actual knowledge of a contravention of the hedging restrictions in

Exhibit 10.4
‑ 54 ‑

Section 9.2(g) shall be entitled to the benefit of any Obligor Guarantee and Security Documents regardless of any contravention of such negative covenant.

ARTICLE 3
CONDITIONS PRECEDENT

3.1	Conditions to Effectiveness
As conditions precedent to the effectiveness of this Agreement and to the initial Drawdown hereunder (and notwithstanding the date of execution of this Agreement), the following conditions shall be satisfied:

(a)	Loan Documents. The Agent (or its counsel) shall have received (as applicable):

(i)	this Agreement, duly executed and delivered by an Authorized Officer of each of the Borrower;

(ii)	an Obligor Guarantee from each Obligor; and

(iii)	a confirmation and acknowledgment from the Obligors in respect of the Obligor Debenture.

(b)	Financial Information. The Agent shall have received the most recent audited annual and unaudited quarterly combined consolidated financial statements of the Canadian business of KMCL.

(c)
Litigation Matters. As at the date hereof, no material litigation proceedings have been commenced (other than the Existing Proceedings) that have a material likelihood of success and that if successful would reasonably be expected to have a Material Adverse Effect, and no events have arisen since June 16, 2017, with respect to the Existing Proceedings described in Schedule I that would reasonably be expected to have a Material Adverse Effect, and the Agent shall have received an officer’s certificate from an Authorized Officer of the Borrower certifying the same.

(d)
Closing Certificates.  The Agent (or its counsel) shall have received, in form and substance satisfactory to the Agent, acting reasonably, a certificate of each Obligor, certified by an Authorized Officer of such Obligor, (or in the case of a Obligor that is a partnership, certified on behalf of such Obligor by an Authorized Officer of a general partner of such partnership), dated on or after the date hereof (but in any event prior to the Effective Date), including:

(i)	the certificate and articles of formation, organization, incorporation, or amalgamation (or similar) as applicable, of such Obligor (together with all amendments thereto);

Exhibit 10.4
‑ 55 ‑

(ii)	the by-laws (or similar) for each Obligor as in effect on the date on which the resolutions referred to below were adopted;

(iii)	in the case of a Obligor that is a partnership, the partnership agreement providing for the organization of such partnership;

(iv)	each unanimous shareholders’ agreement or declaration of sole shareholder binding upon such Obligor, if any;

(v)
resolutions of the governing body of each Obligor (or in the case of a partnership, of its general partner), approving the execution, delivery and performance of each Loan Document to which it is a party, and of all documents evidencing other necessary corporate action; and

(vi)
a certification that the names and signatures of the officers of each Obligor (or in the case of a partnership, of its general partner), authorized to sign each Loan Document to which it is or is to be a party and other documents to be delivered hereunder and thereunder are true and correct.

(e)	Good Standing Certificates. The Agent (or its counsel) shall have received a certificate of status or good standing certificate (or equivalent) for each Obligor, from its jurisdiction of organization.

(f)	Legal Opinions. The Agent shall have received legal opinions from Borrower’s Counsel and Lenders’ Counsel, each in form and substance satisfactory to the Agent, acting reasonably.

(g)
Representations and Warranties.  The representations and warranties in Article 8 and in any other Loan Documents shall be true, complete and correct in all material respects as of the date hereof (provided that any such representations and warranties which are already qualified by materiality, material adverse effect or similar language shall be true and correct in all respects), and the Agent shall have received an officer’s certificate from an Authorized Officer of the Borrower certifying same.

(h)
No Material Adverse Effect.  Since December 31, 2017, no Material Adverse Effect shall have occurred and be continuing in respect of the Existing Business, (for certainty and for the purpose of this Section 3.1(h), excluding the suspension and/or abandonment of the project to expand the Trans Mountain pipeline system and all matters ancillary thereto) and the Agent shall have received an officer’s certificate from an Authorized Officer of the Borrower certifying same.

(i)
No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing, and the Agent shall have received an officer’s certificate from an Authorized Officer of the Borrower certifying same.

Exhibit 10.4
‑ 56 ‑

(j)
Repayment of Existing Credit Agreement and Collateral Agency and Intercreditor Agreement Matters. Concurrently with the initial Drawdown hereunder: (i) subject to Section 6.1(f), all indebtedness and obligations under the Existing Credit Agreement shall be irrevocably and unconditionally repaid in full and the Existing Credit Agreement and any guarantees related thereto, shall have been cancelled; and (ii) the Borrower and the Agent shall have executed and delivered all documents and caused to be taken all steps and actions to cause the Outstandings to be Secured Obligations under the Collateral Agency and Intercreditor Agreement.

If the following conditions precedent are not satisfied on or before October 31, 2018, then the Lenders’ Commitments hereunder will be of no further force and effect thereafter and this Agreement shall terminate.

3.2	Conditions for All Drawdowns
On each Drawdown Date hereunder, the following conditions shall be satisfied:

(a)	the Agent shall have received a proper and timely Drawdown Notice from the Borrower requesting the applicable Drawdown;

(b)
the representations and warranties set forth in Article 8 (excluding those representations and warranties which are expressly made as of a specific date only) shall be true and accurate in all material respects (provided that any such representations and warranties which are already qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) on and as of the date of the requested Drawdown; and

(c)	no Default or Event of Default shall have occurred and be continuing nor shall the Drawdown result in the occurrence of any such event.

3.3	Waiver
The conditions set forth in Sections 3.1 and 3.2, are inserted for the sole benefit of the Lenders and the Agent and may be waived by all of the Lenders, in whole or in part (with or without terms or conditions) without prejudicing the right of the Lenders or Agent at any time to assert such waived conditions in respect of any subsequent Drawdown. For certainty, upon the initial Drawdown hereunder, the conditions set forth in Section 3.1 shall be deemed to have satisfied as of the date of such Drawdown, unless expressly conditioned by the Agent in writing.

ARTICLE 4
PAYMENTS OF INTEREST AND FEES

4.1	Interest on Prime Loans

Exhibit 10.4
‑ 57 ‑

The Borrower shall pay interest to the Agent on behalf of each Lender on each Prime Loan outstanding from time to time at a rate per annum equal to the Prime Rate in effect from time to time plus the Applicable Margin. Such interest shall accrue daily and shall be payable monthly in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the Prime Loan outstanding during such period and on the basis of the actual number of days elapsed in a year of 365 days. Changes in the Prime Rate shall cause an immediate adjustment of the interest rate applicable to such Loans without the necessity of any notice to the Borrower.

4.2	Interest on USBR Loans
The Borrower shall pay interest in US Dollars on each USBR Loan to the Agent on behalf of each Lender outstanding from time to time at a rate per annum equal to the US Base Rate in effect from time to time plus the Applicable Margin. Such interest shall accrue daily and shall be payable monthly in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the USBR Loan outstanding during such period and on the basis of the actual number of days elapsed in a year of 365 days. Changes in the US Base Rate shall cause an immediate adjustment of the interest rate applicable to such Loans without the necessity of any notice to the Borrower.

4.3	Interest on LIBO Rate Loans
The Borrower shall pay interest to the Agent on behalf of each Lender on each LIBO Rate Loan outstanding during each Interest Period applicable thereto at a rate per annum, calculated on the basis of a 360 day year, equal to the LIBO Rate with respect to such Interest Period plus the Applicable Margin. Such interest shall accrue daily and shall be payable in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Rollover Date, Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the LIBO Rate Loan outstanding during such period and on the basis of the actual number of days elapsed divided by 360.

4.4	Acceptance Fees
Upon the acceptance by a Lender of a Bankers’ Acceptance, the Borrower shall pay to the Agent for the account of such Lender an acceptance fee in Cdn. Dollars equal to the Applicable Margin calculated on the principal amount at maturity of such Bankers’ Acceptance and for the period of time from and including the date of acceptance to but excluding the maturity date of such Bankers’ Acceptance and calculated on the basis of the actual number of days elapsed in a year of 365 days.

4.5	LC and Related Fees

Exhibit 10.4
‑ 58 ‑

(a)
LC Fee. The Borrower shall pay to the Agent for the account of the Lenders, pro rata in accordance with the amount of each Lender’s Commitment, a Letter of Credit issuance fee (the “LC Fee”) for each Letter of Credit issued at the request of the Borrower calculated at a rate per 365 or 366 day period, as applicable, equal to the Applicable Margin multiplied by the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit); provided, however, that any LC Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable Fronting Lender pursuant to Section 16.11(d) shall be payable, to the maximum extent permitted by Applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 16.11(d), with the balance of such fee, if any, payable to the applicable Fronting Lender for its own account. The LC Fee shall be payable quarterly in arrears on the fifth Banking Day of each Fiscal Quarter following the issuance of the relevant Letter of Credit and upon termination or cancellation of the Total Commitment and following receipt of a written notice from the Agent setting out the amount of such fee.

(b)
Fronting Fee. In addition to the above fees, the Borrower shall pay directly to the applicable Fronting Lender for its own account a Fronting Fee calculated at a rate per 365 or 366 day period, as applicable, equal to the rate to be agreed upon in writing by the Borrower and the applicable Fronting Lender prior to there being a second Lender under the Credit Facility and on or before each anniversary thereof, which shall be computed on the daily amount available to be drawn under such Letter of Credit and paid on a quarterly basis in arrears. Such Fronting Fee shall be due and payable on the third Banking Day of each April, July, October and January in respect of the immediately preceding Fiscal Quarter (or portion thereof, in the case of the first payment) and following receipt of a written notice from the Agent setting out the amount of such fee, commencing with the first such date to occur after the issuance of such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.8.

(c)
Other Fees. In addition to the above fees, the Borrower shall pay directly to the applicable Fronting Lender for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the applicable Fronting Lender relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within 3 Banking Days of demand and are non-refundable, except as otherwise agreed by the applicable Fronting Lender.

4.6	Standby Fees

Exhibit 10.4
‑ 59 ‑

From and after the Effective Date, the Borrower shall pay to the Agent for the account of each Lender a standby fee in Cdn. Dollars calculated at a rate per annum equal to the Applicable Margin (based on a year of 365 or 366 days, as applicable) on the amount, if any, for each day by which the amount of the Outstanding Principal owing to such Lender under the Credit Facility is less than the Commitment of such Lender. Fees determined in accordance with this Section 4.6 shall accrue daily from the first day of each Fiscal Quarter until the last day of each Fiscal Quarter and be payable quarterly in arrears on the third Banking Day of each Fiscal Quarter and following receipt of a written notice from the Agent setting out the amount of such fee, until the earlier of (i) cancellation in full of the undrawn portion of the Credit Facility and (ii) the Maturity Date. In order to calculate the daily Outstanding Principal under this Section 4.6 for any day in a Fiscal Quarter, the Agent shall convert any outstanding Loans denominated in US Dollars into the Equivalent Amount thereof in Canadian Dollars.

4.7	Default Interest
Notwithstanding any other provision hereof, if at any time an Event of Default has occurred and is continuing, the Borrower shall pay interest on the principal amount of all Outstandings hereunder (including but not limited to Letters of Credit) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent not prohibited by Applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

4.8	Agent’s Fees
From and after the date there are any Lenders hereunder in addition to RBC and The Toronto-Dominion Bank, the Borrower shall pay to the Agent, for its own account, all agency fees payable from time to time pursuant to the separate written agreement between such parties as may be mutually agreed by the Borrower and the Agent at such time. Any unpaid agency fees shall be deemed to form part of the Outstandings.

4.9	General Interest Provisions

(a)
Rates. Each determination by the Agent of the Prime Rate, US Base Rate, CDOR Rate or LIBO Rate in effect at any time shall be prima facie evidence thereof for all purposes of this Agreement, absent manifest error.

(b)
Accuracy of Rates. Each determination by the Agent of the amount of interest, fees or other amounts due from the Borrower hereunder shall be prima facie evidence of the accuracy of such determination, absent manifest error.

(c)
Accrual. All interest, fees and other amounts payable by the Borrower hereunder shall accrue daily, be computed as described herein, and be payable both before and after demand, maturity, default and judgment.

(d)	Waivers. To the extent permitted by Applicable Law, the covenant of the Borrower to pay interest at the rates provided herein shall not merge in any judgment relating

Exhibit 10.4
‑ 60 ‑

to any obligation of the Borrower to the Lenders or the Agent and any provision of the Interest Act (Canada) or Judgment Interest Act (Alberta) which restricts any rate of interest set forth herein shall be inapplicable to this Agreement and is hereby waived by the Borrower.

(e)
Maximum Rate. No interest or fee to be paid hereunder shall be paid at a rate exceeding the maximum rate permitted by Applicable Law. In the event that such interest or fee exceeds such maximum rate, such interest or fees shall be reduced or refunded, as the case may be, so as to be payable at the highest rate recoverable under Applicable Law.

(f)	Interest Act (Canada).

(i)
Whenever a rate of interest or other rate per annum hereunder is calculated on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

(ii)
Whenever a rate of interest or other rate per annum hereunder is expressed or calculated on the basis of a year of 360 days, such rate of interest or other rate shall be expressed as a rate per annum, calculated on the basis of a 365 day year, by multiplying such rate of interest or other rate by 365 and dividing it by 360.

(iii)
The Borrower confirms that it fully understands and is able to calculate the rate of interest applicable to the Credit Facility based on the methodology for calculating per annum rates provided for in this Agreement. The Borrower hereby irrevocably agrees not to plead or assert, whether by way of defence or otherwise, in any proceeding relating to the Loan Documents, that the interest payable under the Loan Documents and the calculation thereof has not been adequately disclosed to the Borrower and the other Obligors, whether pursuant to section 4 of the Interest Act (Canada) or any other Applicable Law or legal principle.

(g)
No Deemed Reinvestment. The principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement; all interest payments to be made hereunder shall be paid without allowance or deduction for deemed reinvestment or otherwise, before and after maturity, default and judgment. The rates of interest specified in this Agreement are intended to be nominal rates and not effective rates. Interest calculated hereunder shall be calculated using the nominal rate method and not the effective rate method of calculation.

4.10	Defaulting Lender Fees

Exhibit 10.4
‑ 61 ‑

Each Defaulting Lender shall be entitled to receive any fees payable under this Article 4 for any period during which such Lender is a Defaulting Lender only to the extent allocable to the Loans funded by it. With respect to any fees not required to be paid to any Defaulting Lender pursuant to the preceding sentence, the Borrower shall pay to each Lender that is not a Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in the Loans that has been reallocated to the other Lenders as provided for in Section 16.11(b) or Section 16.11(d).

ARTICLE 5
BANKERS’ ACCEPTANCES

5.1	Form and Execution of Bankers’ Acceptances
The following provisions shall apply to each Bankers’ Acceptance under the Credit Facility:

(a)	the face amount at maturity of each draft drawn by the Borrower to be accepted as a Bankers’ Acceptance shall be at least in the amounts set out in Section 2.3(b)(iii);

(b)
the term to maturity of each draft drawn by the Borrower to be accepted as a Bankers’ Acceptance shall, subject to market availability as determined by the Lenders, be 1, 2, 3 or 6 months (or such other longer or shorter term as agreed by all of the Lenders), as selected by the Borrower in the relevant Drawdown Notice or Conversion/Rollover/Repayment Notice, and each Bankers’ Acceptance shall be payable and mature on the last day of the Interest Period selected by the Borrower for such Bankers’ Acceptance;

(c)
each draft drawn by the Borrower and presented for acceptance by a Lender shall be drawn on the standard form of such Lender in effect at the time; provided, however, that the Agent may require the Lenders to use a generic form of Bankers’ Acceptance, in a form satisfactory to each Lender, acting reasonably, provided by the Agent for such purpose in place of such Lenders’ own forms;

(d)
subject to Section 5.1(e), Bankers’ Acceptances shall be signed by Authorized Officers of the Borrower or, in the alternative, the signatures of such officers may be mechanically reproduced in facsimile thereon and Bankers’ Acceptances bearing such facsimile signatures shall be binding on the Borrower as if they had been manually executed and delivered by such officers on behalf of the Borrower; notwithstanding that any person whose manual or facsimile signature appears on any Bankers’ Acceptance may no longer be an authorized signatory for the Borrower on the date of issuance of a Bankers’ Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers’ Acceptance shall be binding on the Borrower; and

Exhibit 10.4
‑ 62 ‑

(e)
in lieu of the Borrower signing Bankers’ Acceptances in accordance with Section 5.1(d) and, for so long as the power of attorney in Section 5.2(a) is in force with respect to a given Lender, such Lender shall execute and deliver Bankers’ Acceptances on behalf of the Borrower in accordance with the provisions thereof and, for certainty, all references herein to drafts drawn by the Borrower, Bankers’ Acceptances executed by the Borrower or similar expressions shall be deemed to include Bankers’ Acceptances executed in accordance with such power of attorney, unless the context otherwise requires.

If and for so long as the power of attorney referred to in Section 5.2(a) is in force with respect to each of the Lenders, it is intended that pursuant to the DBNA, all Bankers’ Acceptances accepted by the Lenders under this Agreement will be issued in the form of a “depository bill” (as defined in the DBNA), deposited with a “clearing house” (as defined in the DBNA including The Canadian Depository for Securities Ltd. or its nominee CDS & Co.). In order to give effect to the foregoing, the Agent will, subject to the approval of the Borrower and the Lenders, establish and notify the Borrower and the Lenders of any additional procedures, consistent with the terms of this Agreement and the DBNA, as are reasonably necessary to accomplish such intention, including:

(a)
any instrument held by the Agent for the purposes of Bankers’ Acceptances will have marked prominently and legibly on its face and within its text, at or before the time of issue, the words “This is a depository bill subject to the Depository Bills and Notes Act (Canada)”;

(b)	any reference to the authentication of the Bankers’ Acceptance will be removed; and

(c)	any reference to the “bearer” will be removed and such Bankers’ Acceptances will not be marked with any words prohibiting negotiation, transfer or assignment of it or of an interest in it.

5.2	Power of Attorney; Provision of Bankers’ Acceptances to Lenders

(a)
Power of Attorney. As a condition precedent to each Lender’s obligation to accept Bankers’ Acceptances hereunder, the Borrower hereby appoints each Lender, acting by any authorized signatory of the Lender in question, the attorney of the Borrower:

(i)
to sign for and on behalf and in the name of the Borrower as drawer, drafts in such Lender’s standard form which are depository bills as defined in the DBNA, payable to a “clearing house” (as defined in the DBNA) including The Canadian Depository For Securities Limited or its nominee, CDS & Co. (the “clearing house”);

(ii)
for drafts which are not depository bills, to sign for and on behalf and in the name of the Borrower as drawer and to endorse on its behalf, Bankers’ Acceptances drawn on the Lender payable to the order of the undersigned or payable to the order of such Lender;

Exhibit 10.4
‑ 63 ‑

(iii)	for Discount Notes, to sign for and on behalf and in the name of the Borrower as drawer and to endorse on its behalf Discount Notes payable to the order of such Lender;

(iv)	to fill in the amount, date and maturity date of such Bankers’ Acceptances (or Discount Notes as applicable); and

(v)	to deposit and/or deliver such Bankers’ Acceptances which have been accepted by such Lender or such Discount Notes which are payable to the order of such Lender, provided that such acts in each case are to be undertaken by the Lender in question strictly in accordance with instructions given to such Lender by the Borrower as provided in this Section. For certainty, signatures of any authorized signatory of a Lender may be mechanically reproduced in facsimile on Bankers’ Acceptances (or Discount Notes as applicable) in accordance herewith and such facsimile signatures shall be binding and effective as if they had been manually executed by such authorized signatory of such Lender.
Instructions from the Borrower to a Lender relating to the execution, completion, endorsement, discount, deposit and/or delivery by that Lender on behalf of the Borrower of Bankers’ Acceptances (or Discount Notes as applicable) which the Borrower wishes to submit to such Lender for acceptance by such Lender shall be communicated by the Borrower in writing to the Agent by delivery to the Agent of Drawdown Notices and Conversion/Rollover/Repayment Notices, as the case may be, in accordance with this Agreement which, in turn, shall be communicated by the Agent, on behalf of the Borrower, to the Lender.
The communication in writing by the Borrower, or on behalf of the Borrower by the Agent, to a Lender of the instructions set out in the Drawdown Notices and Conversion/Rollover/Repayment Notices referred to above shall constitute (a) the authorization and instruction of the Borrower to such Lender to sign for and on behalf and in the name of the Borrower as drawer the requested Bankers’ Acceptances (or Discount Notes as applicable) and to complete and/or endorse Bankers’ Acceptances (or Discount Notes as applicable) in accordance with such information as set out above and (b) the request of the Borrower to such Lender to accept such Bankers’ Acceptances and deposit the same with the clearing house or deliver the same, as the case may be, in each case in accordance with this Agreement and such instructions. The Borrower acknowledges that a Lender shall not be obligated to accept any such Bankers’ Acceptances except in accordance with the provisions of this Agreement.
A Lender shall be and it is hereby authorized to act on behalf of the Borrower upon and in compliance with instructions communicated to that Lender as provided herein if such Lender reasonably believes such instructions to be genuine. If a Lender accepts Bankers’ Acceptances pursuant to any such instructions, that Lender shall

Exhibit 10.4
‑ 64 ‑

confirm particulars of such instructions and advise the Agent that it has complied therewith by notice in writing addressed to the Agent and served personally or sent by facsimile in accordance with the provisions hereof. A Lender’s actions in compliance with such instructions, and (if applicable) confirmed and advised to the Agent by such notice, shall be conclusively deemed to have been in accordance with the instructions of the Borrower.
This power of attorney may be revoked by the Borrower with respect to any particular Lender at any time upon not less than 3 Banking Days’ prior written notice served upon the Lender in question and the Agent, provided that no such revocation shall reduce, limit or otherwise affect the obligations of the Borrower in respect of any Bankers’ Acceptance (or Discount Note as applicable) executed, completed, endorsed, deposited and/or delivered in accordance herewith prior to the time at which such revocation becomes effective.

(b)
Blank Drafts. If the power of attorney in Section 5.2(a) is revoked with respect to any Lender, the Borrower shall, from time to time as required by the Lenders, provide to the Agent for delivery to each such Lender drafts drawn in blank by the Borrower (pre-endorsed and otherwise in fully negotiable form, if applicable) in quantities sufficient for each such Lender to fulfil its obligations hereunder. Any such pre-signed drafts which are delivered by the Borrower to the Agent or a Lender shall be held in safekeeping by the Agent or such Lender, as the case may be, with the same degree of care as if they were the Agent’s or such Lender’s property, and shall only be dealt with by the Lenders and the Agent in accordance herewith. No Lender shall be responsible or liable for its failure to make its share of any Drawdown, Rollover or Conversion of Bankers’ Acceptances required hereunder if the cause of such failure is, in whole or in part, due to the failure of the Borrower to provide such pre-signed drafts to the Agent (for delivery to such Lender) on a timely basis.

(c)
Execution of Drafts. By 10:00 a.m. (Toronto time) on the applicable Drawdown Date, Conversion Date or Rollover Date, the Borrower shall (i) either deliver to each Lender, or, if previously delivered, be deemed to have authorized each Lender to complete and accept, or (ii) where the power of attorney in Section 5.2(a) is in force with respect to a Lender, be deemed to have authorized each such Lender to sign on behalf of the Borrower, complete and accept, drafts drawn by the Borrower on such Lender in a principal amount at maturity equal to such Lender’s share of the Bankers’ Acceptances specified by the Borrower in the relevant Drawdown Notice or Conversion/Rollover/Repayment, as the case may be, as notified to the Lenders by the Agent.

5.3	Mechanics of Issuance

(a)
Terms of Bankers’ Acceptance. Upon receipt by the Agent of a Drawdown Notice or Conversion/Rollover/Repayment Notice from the Borrower requesting the issuance of Bankers’ Acceptances under the Credit Facility, the Agent shall promptly notify the Lenders thereof and advise each Lender of the aggregate face amount of

Exhibit 10.4
‑ 65 ‑

Bankers’ Acceptances to be accepted by such Lender, the date of issue, the Interest Period for such Loan and, whether such Bankers’ Acceptances are to be self-marketed by the Borrower or purchased by such Lender for its own account; the apportionment among such Lenders of the face amounts of Bankers’ Acceptances to be accepted by each Lender shall be determined by the Agent by reference and in proportion to the respective applicable Commitments under the Credit Facility of each Lender; provided that, when such apportionment cannot be evenly made, the Agent shall round allocations amongst such Lenders consistent with the Agent’s normal money market practices.

(b)
Marketing by Borrower. Unless the Borrower has elected pursuant to Section 5.3(c) to have each Lender purchase for its own account the Bankers’ Acceptances to be accepted by it in respect of any Drawdown, Rollover or Conversion under the Credit Facility, on each Drawdown Date, Rollover Date or Conversion Date involving the issuance of Bankers’ Acceptances:

(i)	the Borrower shall obtain quotations from prospective purchasers regarding the sale of the Bankers’ Acceptances and shall accept such offers in its sole discretion;

(ii)
by no later than 10:00 a.m. (Toronto time) on such date, the Borrower shall provide the Agent with details regarding the sale of the Bankers’ Acceptances described in (i) above whereupon the Agent shall promptly notify the Lenders of the identity of the purchasers of such Bankers’ Acceptances, the amounts being purchased by such purchasers, the BA Discount Proceeds and the acceptance fees applicable to such issue of Bankers’ Acceptances pursuant to Section 4.4 (including each Lender’s share thereof);

(iii)
each Lender shall complete and accept in accordance with the Drawdown Notice or Conversion/Rollover/Repayment Notice delivered by the Borrower and, if applicable, advised by the Agent in connection with such issue, its share of the Bankers’ Acceptances to be issued on such date; and

(iv)
in the case of a Drawdown, each Lender shall, on receipt of the BA Discount Proceeds, remit the BA Discount Proceeds (net of the acceptance fee payable to such Lender pursuant to Section 4.4) to the Agent for the account of the Borrower; the Agent shall make such funds available to the Borrower for same day value on such date.

Exhibit 10.4
‑ 66 ‑

(c)
Purchase by Schedule I Lenders. The Borrower may, with respect to the issuance of Bankers’ Acceptances under the Credit Facility, elect in the Drawdown Notice or Conversion/Rollover/Repayment Notice, as the case may be, delivered in respect of such issuance to have the Lenders purchase such Bankers’ Acceptances for their own account. On each such Drawdown Date, Rollover Date or Conversion Date involving the issuance of Bankers’ Acceptances being so purchased by the Lenders:

(i)
on or about 10:00 a.m. (Toronto time) on such date, the Agent shall determine the CDOR Rate and shall obtain quotations from each Schedule II Lender or Schedule III Lender of the Discount Rate then applicable to bankers’ acceptances accepted by such Schedule II Lender or Schedule III Lender in respect of an issue of bankers’ acceptances in a comparable amount and with comparable maturity to the Bankers’ Acceptances proposed to be issued on such date;

(ii)	on or about 10:00 a.m. (Toronto time) on such date, the Agent shall determine the BA Discount Rate applicable to each Lender and shall advise each Lender of the BA Discount Rate applicable to it;

(iii)
each relevant Lender shall complete and accept, in accordance with the Drawdown Notice or Conversion/Rollover/Repayment Notice delivered by the Borrower and (if applicable) advised by the Agent in connection with such issue, its share of the Bankers’ Acceptances to be issued on such date and shall purchase such Bankers’ Acceptances for its own account at a purchase price which reflects the BA Discount Rate applicable to such issue; and

(iv)
in the case of a Drawdown, each Lender shall, for same day value on the Drawdown Date, remit the BA Discount Proceeds or advance the BA Equivalent Advance, as the case may be, payable by such Lender (net of the acceptance fee payable to such Lender pursuant to Section 4.4) to the Agent for the account of the Borrower; the Agent shall make such funds available to the Borrower for same day value on such date.

(d)	Lenders’ Rights. Each Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers’ Acceptances accepted and purchased by it for its own account.

5.4	Rollover, Conversion or Payment on Maturity
In anticipation of the maturity of Bankers’ Acceptances, the Borrower shall, subject to and in accordance with the requirements hereof, do one or a combination of the following with respect to the aggregate face amount at maturity of all such Bankers’ Acceptances:

(a)	(i) deliver to the Agent a Conversion/Rollover/Repayment Notice that the Borrower intends to draw and present for acceptance on the maturity date new Bankers’

Exhibit 10.4
‑ 67 ‑

Acceptances in an aggregate face amount up to the aggregate amount of the maturing Bankers’ Acceptances and (ii) make the payments required under Section 5.6;

(b)
(i) deliver to the Agent a Conversion/Rollover/Repayment Notice requesting a Conversion of the maturing Bankers’ Acceptances to another type of Loan and (ii) make the payments required under Section 5.7; or

(c)	on the maturity date of the maturing Bankers’ Acceptances, pay to the Agent for the account of the Lenders an amount equal to the aggregate face amount of such Bankers’ Acceptances.
If the Borrower fails to so notify the Agent or make such payments on maturity, the Agent shall effect a Conversion into a Prime Loan of the entire amount of such maturing Bankers’ Acceptances as if a Conversion/Rollover/Repayment Notice had been given by the Borrower to the Agent to that effect.

5.5	Restriction on Rollovers and Conversions
Subject to the other provisions hereof, Conversions and Rollovers of Bankers’ Acceptances may only occur on the maturity date thereof.

5.6	Rollovers
In order to satisfy the continuing liability of the Borrower to a Lender for the face amount of maturing Bankers’ Acceptances accepted by such Lender, such Lender shall receive and retain for its own account the BA Discount Proceeds of new Bankers’ Acceptances issued on a Rollover, and the Borrower shall on the maturity date of the Bankers’ Acceptances being rolled over pay to the Agent for the account of the Lenders an amount equal to the difference between the face amount of the maturing Bankers’ Acceptances and the BA Discount Proceeds from the new Bankers’ Acceptances, together with the acceptance fees to which the relevant Lenders are entitled pursuant to Section 4.4.

5.7	Conversion into Bankers’ Acceptances
In respect of Conversions into Bankers’ Acceptances, in order to satisfy the continuing liability of the Borrower to the Lenders for the amount of the converted Loan, each Lender shall receive and retain for its own account the BA Discount Proceeds of the Bankers’ Acceptances issued upon such Conversion, and the Borrower shall on the Conversion Date pay to the Agent for the account of the Lenders an amount equal to the difference between the principal amount of the converted Loan and the aggregate BA Discount Proceeds from the Bankers’ Acceptances issued on such Conversion, together with the acceptance fees to which the relevant Lenders are entitled pursuant to Section 4.4.

5.8	Conversion from Bankers’ Acceptances
In order to satisfy the continuing liability of the Borrower to the Lenders for an amount equal to the aggregate face amount of the maturing Bankers’ Acceptances converted to another type

Exhibit 10.4
‑ 68 ‑

of Loan, the Agent shall record the obligation of the Borrower to the Lenders as a Loan of the type into which such continuing liability has been converted.

5.9	BA Equivalent Advances
Notwithstanding the foregoing provisions of this Article 5, a Non-Acceptance Lender shall, in lieu of accepting Bankers’ Acceptances, make a BA Equivalent Advance. The amount of each BA Equivalent Advance shall be equal to the BA Discount Proceeds which would be realized from a hypothetical sale of those Bankers’ Acceptances which, but for this Section 5.9, such Lender would otherwise be required to accept as part of such a Drawdown, Conversion or Rollover of Bankers’ Acceptances. To determine the amount of such BA Discount Proceeds, the hypothetical sale shall be deemed to take place at the BA Discount Rate for such Loan. Any BA Equivalent Advance shall be made on the relevant Drawdown Date, Rollover Date or Conversion Date as the case may be and shall remain outstanding for the term of the relevant Bankers’ Acceptances. Concurrent with the making of a BA Equivalent Advance, a Non-Acceptance Lender shall be entitled to deduct therefrom an amount equal to the acceptance fee which, but for this Section 5.9, such Lender would otherwise be entitled to receive as part of such Loan. Subject to Section 5.4, upon the maturity date for such Bankers’ Acceptances, the Borrower shall pay to each Non-Acceptance Lender an amount equal to the face amount at maturity of the Bankers’ Acceptances which, but for this Section, such Lender would otherwise be required to accept as part of such a Drawdown, Conversion or Rollover of Bankers’ Acceptances as repayment of the amount of its BA Equivalent Advance; for all purposes of this Agreement, the principal amount of each Loan made by way of BA Equivalent Advance shall be deemed to be such face amount. All BA Equivalent Advances made by a Non-Acceptance Lender shall, if requested by such Lender, be evidenced by a Discount Note.
All references herein to “Loans” and “Bankers’ Acceptances” shall, unless otherwise expressly provided herein or unless the context otherwise requires, be deemed to include BA Equivalent Advances made by a Non-Acceptance Lender as part of a Drawdown, Conversion or Rollover of Bankers’ Acceptances.

5.10	Termination of Bankers’ Acceptances
If at any time a Lender ceases to accept bankers’ acceptances in the ordinary course of its business, such Lender shall be deemed to be a Non-Acceptance Lender and shall make BA Equivalent Advances in lieu of accepting Bankers’ Acceptances under this Agreement.

5.11	Borrower Acknowledgements
In the event that the Borrower is marketing its own Bankers’ Acceptances in accordance with Section 5.3(b), the Borrower hereby agrees that it shall make its own arrangements for the marketing and sale of such Bankers’ Acceptances to be issued hereunder and that neither the Agent nor the Lenders shall have any obligation nor be responsible in that regard. The Borrower further acknowledges and agrees that the availability of purchasers for such Bankers’ Acceptances requested to be issued hereunder, as well as all risks relating to the purchasers thereof, are its own risk.

Exhibit 10.4
‑ 69 ‑

ARTICLE 6
LETTERS OF CREDIT

6.1	Letter of Credit Commitment

(a)
Fronted Letters of Credit. Subject to the terms and conditions set forth herein, each Fronting Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 6.1, to issue Letters of Credit denominated in US Dollars or in Canadian Dollars under the for the account of the Borrower; provided that the Lenders severally agree to participate in Letters of Credit issued for the account of such Obligor.

(b)	Restrictions on Issuance. No Fronting Lender shall be under any obligation to issue any Letter of Credit if:

(i)
any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the applicable Fronting Lender from issuing such Letter of Credit, or any Applicable Law applicable to the applicable Fronting Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the applicable Fronting Lender shall prohibit, or request that the applicable Fronting Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the applicable Fronting Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the applicable Fronting Lender is not otherwise compensated hereunder) not in effect on the date hereof, or shall impose upon the applicable Fronting Lender any unreimbursed loss, cost or expense which was not applicable on the date hereof and which, in each case, the applicable Fronting Lender in good faith deems material to it;

(ii)
subject to Section 6.2(c), the expiry date of such requested Letter of Credit would occur more than 12 months (or 364 days in the case of trade Letters of Credit) after the date of issuance or last renewal, unless the applicable Fronting Lender has approved such expiry date;

(iii)
the expiry date of such requested Letter of Credit would occur after the Maturity Date, unless such Letter of Credit is Cash Collateralized pursuant to arrangements reasonably acceptable to the applicable Fronting Lender;

(iv)	the issuance of such Letter of Credit would violate one or more policies of the applicable Fronting Lender in place at the time of such request; or

(v)
any Lender is at that time a Defaulting Lender, unless the applicable Fronting Lender has entered into arrangements, including reallocation of the Defaulting Lender’s Applicable Percentage share of the outstanding LC Obligations applicable pursuant to Section 16.11(d) or the delivery of

Exhibit 10.4
‑ 70 ‑

Cash Collateral, satisfactory to the applicable Fronting Lender (in its sole discretion), with the Borrower or such Defaulting Lender to eliminate the applicable Fronting Lender’s actual or potential Fronting Exposure (after giving effect to Section 16.11(d)) with respect to such Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other LC Obligations as to which the applicable Fronting Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(c)
Amendments. No Fronting Lender shall be under any obligation to amend any Letter of Credit if (i) the applicable Fronting Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (ii) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(d)
Indemnities. The applicable Fronting Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the applicable Fronting Lender shall have all of the benefits and immunities (i) provided to the Agent in Article 15 with respect to any acts taken or omissions suffered by the applicable Fronting Lender in connection with Letters of Credit issued by it or proposed to be issued by it and LC Documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in Article 15 included the applicable Fronting Lender with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the applicable Fronting Lender.

(e)	Commercial Letter of Credit. It is agreed that, in the case of a commercial Letter of Credit, such commercial Letter of Credit shall in no event provide for time drafts or bankers’ acceptances.

(f)
Existing Letters of Credit under the Existing Credit Agreement. Each of the letters of credit that were issued by RBC or The Toronto-Dominion Bank under the Existing Credit Agreement are deemed to be Letters of Credit issued hereunder for all purposes hereof from and after the Effective Date.

6.2	Procedures for Issuance, Conversion and Amendment of Letters of Credit; Auto-Renewal Letters of Credit

(a)
LC Application. Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable Fronting Lender (with a copy to the Agent) in the form of a LC Application, appropriately completed and signed by the Borrower. Such LC Application must be received by the applicable Fronting Lender and the Agent not later than 12:00 noon (Toronto time) at least 3 Banking Days (or such shorter period as the applicable Fronting Lender and the Agent may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such LC Application shall specify in form

Exhibit 10.4
‑ 71 ‑

and detail reasonably satisfactory to the applicable Fronting Lender: (i) the proposed issuance date of the requested Letter of Credit (which shall be a Banking Day); (ii) the amount thereof (including the specification of currency); (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (viii) such other matters as the applicable Fronting Lender may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such LC Application shall specify in form and detail reasonably satisfactory to the applicable Fronting Lender (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Banking Day); (3) the nature of the proposed amendment; and (4) such other matters as the applicable Fronting Lender may reasonably request.

(b)
Issuance. Promptly after receipt of any LC Application, the applicable Fronting Lender will confirm with the Agent that the Agent has received a copy of such LC Application from the Borrower and, if not, the applicable Fronting Lender will provide the Agent with a copy thereof. Upon receipt by the applicable Fronting Lender of confirmation from the Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the applicable Fronting Lender shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Fronting Lender a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(c)
Auto-Renewal. If the Borrower so requests in any LC Application, the applicable Fronting Lender may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the applicable Fronting Lender to prevent any such renewal at least once in each twelve-month period (or, in the case of trade Letters of Credit, at least once in each 364-day period) (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period (or 364-day period, as applicable) to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Fronting Lender, the Borrower shall not be required to make a specific request to the applicable Fronting Lender for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Fronting Lender to permit the renewal of such Letter of Credit; provided that, for avoidance of doubt, the Borrower shall ensure that any Letter of Credit with an expiry date after the Maturity Date complies with Section 6.1(b)(iii).

Exhibit 10.4
‑ 72 ‑

(d)
Copies of Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Fronting Lender will also deliver to the Borrower and the Agent a true and complete copy of such Letter of Credit or amendment, and (in the case of a Letter of Credit) the Agent shall notify each Lender of such issuance or amendment and the amount of such Lender’s Applicable Percentage share thereof and, upon a specific request by any Lender, furnish to such Lender a copy of such Letter of Credit or amendment.

6.3	Drawings and Reimbursements; Funding of Participations

(a)
Drawing under Letter of Credit. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the applicable Fronting Lender shall promptly notify the Borrower and the Agent thereof. If the applicable Fronting Lender notifies the Borrower of such payment prior to 12:00 noon (Toronto time) on the date of any payment by the applicable Fronting Lender under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the applicable Fronting Lender through the Agent in an amount equal to the amount of such drawing by no later than the next succeeding Banking Day and such extension of time shall be reflected in computing fees in respect of any such Letter of Credit. If the Borrower fails to so reimburse the applicable Fronting Lender by such time, the Borrower shall be deemed to have effected a Conversion of such Letter of Credit to Prime Loans (in the case of a Letter of Credit denominated in Canadian Dollars) or USBR Loans (in the case of a Letter of Credit denominated in US Dollars), to be disbursed on the Honor Date in an amount equal to unreimbursed drawing (the “Unreimbursed Amount”), without regard to the minimum and multiples specified in Section 2.3 or whether there is compliance with any of the conditions set forth in Section 3.2. Such deemed Conversion shall be to a Loan. The Agent shall promptly notify each Lender of the Honor Date, the Unreimbursed Amount, and the amount of such Lender’s pro rata share thereof. Any notice given by a Fronting Lender or the Agent pursuant to this Section 6.3(a) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(b)
Reimbursement by Lenders. Each Lender (including the Lender acting as a Fronting Lender) shall upon any notice pursuant to Section 6.3(a) make funds available (and the Agent may apply Cash Collateral provided for this purpose) for the account of the applicable Fronting Lender at the Agent’s Branch in an amount equal to its pro rata share of the Unreimbursed Amount not later than 3:00 p.m. (Toronto time) on the Banking Day specified in such notice by the Agent, whereupon each Lender that so makes funds available shall be deemed to have made a USBR Loan (in the case of a Letter of Credit denominated in US Dollars) or a Prime Loan (in the case of a Letter of Credit denominated in Canadian Dollars), to the

Exhibit 10.4
‑ 73 ‑

Borrower in such amount. The Agent shall remit the funds so received to the applicable Fronting Lender.

(c)
Interest. Until each Lender funds its Applicable Percentage share of any Loan pursuant to this Section 6.3 to reimburse the applicable Fronting Lender for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the applicable Fronting Lender.

(d)
Additional Reimbursement Provisions. Each Lender’s obligation to make Loans to reimburse a Fronting Lender for amounts drawn under Letters of Credit, as contemplated by this Section 6.3, shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the applicable Fronting Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or Event of Default, (iii) non-compliance with any of the conditions set forth in Article 3 or (iv) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of a Loan shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable Fronting Lender for the amount of any payment made by the applicable Fronting Lender under any Letter of Credit, together with interest as provided herein.

(e)
Failure of Lender to Reimburse. If any Lender fails to make available to the Agent for the account of the applicable Fronting Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 6.3 by the time specified in Section 6.3(b), then, without limiting the other provisions of this Agreement, the applicable Fronting Lender shall be entitled to recover from such Lender (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable Fronting Lender at a rate per annum reasonably determined by the applicable Fronting Lender in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the applicable Fronting Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Conversion in respect of the relevant LC Borrowing, as the case may be. A certificate of the applicable Fronting Lender submitted to any Lender (through the Agent) with respect to any amounts owing under this Section 6.3(e) shall be conclusive absent manifest error.

6.4	Repayment of Participations

(a)
Reimbursement by Borrower. If, at any time after a Fronting Lender has made a payment under any Letter of Credit issued by it and has received from any Lender such Lender’s Applicable Percentage share of any Loan in respect of such payment in accordance with Section 6.3, if the Agent receives for the account of the applicable

Exhibit 10.4
‑ 74 ‑

Fronting Lender any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Agent), the Agent will distribute to such Lender its Applicable Percentage share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s Loan was outstanding) in the same funds as those received by the Agent.

(b)
Claw-Back of Reimbursement Amounts. If any payment received by the Agent for the account of a Fronting Lender pursuant to Section 6.3(a) is required to be returned by Applicable Law (including pursuant to any settlement entered into by the applicable Fronting Lender in its discretion), each Lender shall pay to the Agent for the account of the applicable Fronting Lender its Applicable Percentage share thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this subparagraph shall survive the repayment of the Outstandings under the Credit Facility in full and the cancellation of the Credit Facility.

6.5	Obligations Absolute
The obligation of the Borrower to reimburse the applicable Fronting Lender for each drawing under each Letter of Credit and to repay each LC Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(a)	any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(b)
the existence of any claim, counterclaim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable Fronting Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(c)
any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(d)
any payment by the applicable Fronting Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable Fronting Lender under

Exhibit 10.4
‑ 75 ‑

such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, in each case in the absence of its bad faith, gross negligence or willful misconduct on the part of the applicable Fronting Lender as determined by a final non-appealable judgment of a court of competent jurisdiction;

(e)
any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any Obligor Guarantee or any Security Document, for all or any of the Outstandings of the Borrower in respect of such Letter of Credit; or

(f)
any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower, in each case in the absence of its bad faith, gross negligence or willful misconduct on the part of the applicable Fronting Lender as determined by a final non-appealable judgment of a court of competent jurisdiction.

6.6	Role of Fronting Lenders
Each of the Borrower and the Lenders agrees that, in paying any drawing under a Letter of Credit, a Fronting Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Fronting Lenders, any Related Party of any Fronting Lender nor any of the respective correspondents, participants or assignees of any Fronting Lender shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted by it in the absence of its bad faith, gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or LC Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Fronting Lenders, any Related Party of any Fronting Lender, nor any of the respective correspondents, participants or assignees of any Fronting Lender, shall be liable or responsible for any of the matters described in subparagraphs (a) through (e) of Section 6.5; provided, however, that anything in such subparagraphs to the contrary notwithstanding, the Borrower may have a claim against a Fronting Lender, and a Fronting Lender may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to indirect, special, punitive, consequential or exemplary, damages suffered by the Borrower which a court of competent jurisdiction determines in a final non-appealable judgment were caused by a Fronting Lender’s bad faith, willful misconduct or gross negligence or a Fronting Lender’s bad faith, willful or grossly negligent failure to pay under any

Exhibit 10.4
‑ 76 ‑

Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each Fronting Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no Fronting Lender shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

6.7	Applicability of ISP98 and UCP
Unless otherwise expressly agreed by a Fronting Lender and the Borrower when a Letter of Credit is issued, (a) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (b) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

6.8	Applicant Under Letter of Credit
If the Borrower so requests in any applicable LC Application, any other Obligor may be named as the applicant in the applicable Letter of Credit; provided that the Borrower shall remain fully liable for all fees and reimbursement obligations in respect of such Letter of Credit.

6.9	Conflict with LC Application
In the event of any conflict between the terms hereof and the terms of any LC Application, the terms hereof shall control.

ARTICLE 7
PAYMENTS

7.1	Repayment / Reduction of Credit Facility

(a)	Maturity Date. The Borrower shall repay all Outstandings on the Maturity Date.

(b)
Net Permitted Refinancing Debt Proceeds. Promptly, and in any event within 5 Banking Days after the receipt by any Obligor of any Net Permitted Refinancing Debt Proceeds, the Borrower shall apply such proceeds toward the prepayment of Outstanding Principal and the Total Commitment shall be reduced by the amount of any Net Permitted Refinancing Debt Proceeds immediately upon receipt thereof by such Obligor. The Borrower shall provide the Agent with at least 2 Banking Days’ prior written notice of any such prepayment.

Exhibit 10.4
‑ 77 ‑

7.2	Optional Repayment
The Borrower may, without premium or penalty and at any time and from time to time, repay to the Agent for the account of the Lenders the whole or any part of any Loan under the Credit Facility (as directed by the Borrower) together with accrued interest thereon to the date of such repayment; provided that:

(a)
in anticipation of any repayment of any Loan, the Borrower shall give a Conversion/Rollover/Repayment Notice to the Agent at least (i) 3 Banking Days prior to any such repayment in the case of LIBO Rate Loan, and (ii) 1 Banking Day prior to any such repayment, in the case of any other Loan;

(b)	each repayment of any Loan shall be in a minimum amount equal to the lesser of:

(i)	the applicable amounts set forth in Section 2.3(b); and

(ii)	the Outstanding Principal of all Loans outstanding immediately prior to such repayment;

(c)	repayments pursuant to this Section 7.2 may only be made on a Banking Day;

(d)
unless the Borrower pays breakage costs pursuant to Section 7.4(a), each such repayment may only be made on the last day of the applicable Interest Period with regard to a LIBO Rate Loan that is being repaid;

(e)	a Bankers’ Acceptance (including a BA Equivalent Advance) may only be repaid on its maturity, but may be Cash Collateralized; and

(f)	a Letter of Credit may only be repaid if it is returned for cancellation, but may be Cash Collateralized.

7.3	Currency Excess

(a)
Requirement to Repay. If the Agent determines that the Equivalent Amount in Cdn. Dollars of the Outstanding Principal under the Credit Facility exceeds the Total Commitment (the amount of such excess is herein called the “Currency Excess”), then, upon written request by the Agent (which request shall detail the applicable Currency Excess), the Borrower shall either repay sufficient Outstanding Principal under the Credit Facility to remove the Currency Excess or collateralize the Currency Excess in accordance with Section 7.3(b) within (i) if the Currency Excess exceeds 3% of the aggregate amount of the Total Commitment, 5 Banking Days, or (ii) if the Currency Excess is less than 3% of the Total Commitment, 20 Banking Days.

(b)
Failure to Repay. If and to the extent that the Borrower fails to make sufficient repayments to eliminate such Currency Excess (the remainder thereof being herein called the “Currency Excess Deficiency”), the Borrower shall place an amount equal to the Currency Excess Deficiency on deposit with the Agent in an interest-

Exhibit 10.4
‑ 78 ‑

bearing account with interest at rates prevailing at the time of deposit for the account of the Borrower, to be held and applied to maturing Bankers’ Acceptances or LIBO Rate Loans, as the case may be (converted if necessary at the exchange rate for determining the Equivalent Amount on the date of such application). The Agent is hereby irrevocably directed by the Borrower to apply any such sums on deposit to maturing Loans under the Credit Facility as provided in the preceding sentence. Upon the Currency Excess being eliminated as aforesaid or by virtue of subsequent changes in the exchange rate for determining the Equivalent Amount, then, provided no Default or Event of Default is then continuing, such funds on deposit, together with interest thereon, shall be returned to the Borrower.

7.4	Additional Repayment Terms

(a)
Breakage Costs. If any LIBO Rate Loan is repaid or converted on other than the last day of the applicable Interest Period, the Borrower shall, within 3 Banking Days after notice is given by the Agent, pay to the Agent for the account of the Lenders all costs, losses, premiums and expenses incurred by such Lenders by reason of the liquidation or re-deployment of deposits or other funds or for any other reason whatsoever resulting from the repayment of such Loan or any part thereof on other than the last day of the applicable Interest Period. Any Lender, upon becoming entitled to be paid such costs, losses, premiums and expenses, shall deliver to the Borrower and the Agent, a certificate of such Lender, prepared in good faith, certifying as to such amounts and, in the absence of manifest error, such certificate shall be conclusive and binding for all purposes.

(b)
Cash Collateral – Bankers’ Acceptances. With respect to the prepayment or Cash Collateralization of unmatured Bankers’ Acceptances required as a result of Section 7.2(e) or 12.4, the Borrower shall provide for the funding in full of such unmatured Bankers’ Acceptances by paying to and depositing with the Agent Cash Collateral for each such unmatured Bankers’ Acceptances equal to the face amount payable at maturity thereof; such Cash Collateral deposited by the Borrower shall be held by the Agent in an interest-bearing Cash Collateral Account with interest to be credited to the Borrower at rates prevailing at the time of deposit for similar accounts with the Agent. Such Cash Collateral Account shall be assigned to the Agent as security for the obligations of the Borrower in relation to such Bankers’ Acceptances and the security of the Agent thereby created shall rank in priority to all other Liens and adverse claims against such Cash Collateral. Such Cash Collateral shall be applied to satisfy the obligations of the Borrower for such Bankers’ Acceptances as they mature and the Agent is hereby irrevocably directed by the Borrower to apply any such Cash Collateral to such maturing Bankers’ Acceptances. Amounts held in such Cash Collateral Accounts may not be withdrawn by the Borrower without the consent of the Lenders; however, interest on such deposited amounts shall be for the account of the Borrower and may be withdrawn by the Borrower so long as no Default or Event of Default is then continuing. If after maturity of the Bankers’ Acceptances for which such funds are held and application

Exhibit 10.4
‑ 79 ‑

by the Agent of the amounts in such Cash Collateral Accounts to satisfy the obligations of the Borrower hereunder with respect to the Bankers’ Acceptances being repaid, any excess remains, such excess shall be promptly paid by the Agent to the Borrower so long as no Default or Event of Default is then continuing.

(c)
Cash Collateral – Letters of Credit. With respect to the prepayment or Cash Collateralization of undrawn Letters of Credit required as a result of Section 7.2(f) or 12.4, the Borrower shall provide for the funding in full of such undrawn Letters of Credit by paying to and depositing with the Agent Cash Collateral for each such undrawn Letter of Credit equal to the maximum then undrawn amount payable at the maturity thereof; such Cash Collateral deposited by the Borrower shall be held by the Agent in an interest-bearing Cash Collateral Account with interest to be credited to the Borrower at rates prevailing at the time of deposit for similar accounts with the Agent. Such Cash Collateral Account shall be assigned to the Agent as security for the LC Obligations in relation to such Letters of Credit and the security of the Agent thereby created shall rank in priority to all other Liens and adverse claims against such Cash Collateral. Such Cash Collateral shall be applied to satisfy the LC Obligations for such Letters of Credit if they are drawn and the Agent is hereby irrevocably directed by the Borrower to apply any such Cash Collateral to pay the applicable LC Obligations. Amounts held in such Cash Collateral Accounts may not be withdrawn by the Borrower without the consent of the Lenders; however, interest on such deposited amounts shall be for the account of the Borrower and may be withdrawn by the Borrower so long as no Default or Event of Default is then continuing. If after the expiration or cancellation of the Letters of Credit for which such funds are held and application by the Agent of the amounts in such Cash Collateral Accounts to satisfy the applicable LC Obligations with respect to such Letters of Credit, any excess remains, such excess shall be promptly paid by the Agent to the Borrower so long as no Default or Event of Default is then continuing.

7.5	Payments – General

(a)
Unconditional Payments. All payments of principal, interest, fees and other amounts to be made by the Borrower pursuant to this Agreement shall be made unconditionally and without set-off, defence, counterclaim or other reduction of any type, in the currency in which the Loan is outstanding for value on the day such amount is due, and if such day is not a Banking Day on the Banking Day next following, by deposit or transfer thereof to the Agent’s Accounts or at such other place as the Borrower and the Agent may from time to time agree. Notwithstanding anything to the contrary expressed or implied in this Agreement, the receipt by the Agent in accordance with this Agreement of any payment made by the Borrower for the account of any of the Lenders shall, insofar as the Borrower’s obligations to the relevant Lenders are concerned, be deemed also to be receipt by such Lenders and the Borrower shall have no liability in respect of any failure or delay on the part of the Agent in disbursing and/or accounting to the relevant Lenders in regard thereto.

Exhibit 10.4
‑ 80 ‑

(b)
Value. All payments of principal, interest, fees or other amounts to be made by the Agent to the Lenders pursuant to this Agreement shall be made for value on the day required hereunder, provided that the Agent receives funds from the Borrower for value on such day, and if such funds are not so received from the Borrower or if such day is not a Banking Day, on the Banking Day next following, by deposit or transfer thereof at the time specified herein to the account of each Lender designated by such Lender to the Agent for such purpose or to such other place or account as the Lenders may from time to time notify the Agent.

(c)
Non-Banking Days. Unless otherwise specifically provided for herein, if any payment required hereunder shall become due and payable on a day which is not a Banking Day, such payment shall be made on the next following Banking Day and any extension of time shall in such case be included in computing interest payable hereunder relating to such payment.

7.6	Application of Payments after Default

(a)
Rateable Payments. Except as otherwise agreed in writing by all of the Lenders and subject to the terms of the Collateral Agency and Intercreditor Agreement, all monies and property received by the Lenders for application in respect of the Lender Secured Obligations after delivery of a notice pursuant to Section 12.2(a) or the occurrence of an Event of Default set out in Section 12.1(f) or Section 12.1(g) and all monies received as a result of a realization upon the Security Documents shall be applied and distributed to the Lenders and the Agent in the following order:

(i)	Rateably to the Lenders and the Agent in accordance with amounts owing to each Lender and the Agent on account of the costs and expenses of enforcement and realization upon the Security Documents; and

(ii)	Rateably to the Lender Secured Parties on account of the Lender Secured Obligations;
with the balance (if any) to be paid to the Borrower or otherwise as may be required by Applicable Law. Amounts and other distributions due to the Agent and the Lenders in respect of the Outstandings pursuant to paragraph (ii) above shall be applied in accordance with Section 7.6(b). For the foregoing purposes, “Rateably” means, at any date of determination, the proportion that the Equivalent Amount in Canadian Dollars of the amount of Lender Secured Obligations due to any Lender bears to the aggregate of the Equivalent Amount in Canadian Dollars of the Lender Secured Obligations of all Lenders.

(b)
Lender Secured Obligations. Except as otherwise agreed in writing by all of the Lenders and subject to the terms of the Collateral Agency and Intercreditor Agreement, all payments and other distributions required to be made to the Agent and the Lenders pursuant to Section 7.6(a)(ii) in respect of the Outstandings shall be applied in the following order:

Exhibit 10.4
‑ 81 ‑

(i)
to the payment of all reasonable and documented costs and expenses incurred by the Agent, including all court costs and the reasonable fees and expenses of its agents and legal counsel (on a full indemnity basis);

(ii)	to amounts due hereunder as fees other than acceptance fees for Bankers’ Acceptances, LC Fees, standby fees and Fronting Fees;

(iii)	to amounts due hereunder as costs and expenses (not otherwise contemplated in (a) above);

(iv)	to amounts due hereunder as default interest;

(v)	to amounts due hereunder as interest, LC fees, acceptance fees for Bankers’ Acceptances, Fronting Fees and standby fees;

(vi)	to amounts due as Outstanding Principal, Lender Swap Obligations and Cash Management Obligations, on a pro rata basis; and

(vii)	to all other Outstandings.
Notwithstanding the foregoing, amounts received from any Restricted Subsidiary that is not an “Eligible Contract Participant” (as defined in the Commodity Exchange Act) shall not be applied to Lender Swap Obligations that are Excluded Swap Obligations.

ARTICLE 8
REPRESENTATIONS AND WARRANTIES

8.1	Representations and Warranties
The Borrower represents and warrants as follows to the Agent and to each of the Lenders and acknowledges and confirms that the Agent and each of the Lenders are relying upon such representations and warranties:

(a)
Status.  Each Obligor has been duly incorporated, amalgamated or formed, as applicable, and is validly existing under the law of its jurisdiction of incorporation, amalgamation or formation, as applicable. Each of the Obligors is duly licensed, registered or qualified in all jurisdictions where the character of its Property owned or leased or the nature of the activities conducted by it makes such licensing, registration or qualification necessary or desirable, except to the extent failure to be so licensed, registered or qualified would not reasonably be expected to have a Material Adverse Effect.

Exhibit 10.4
‑ 82 ‑

(b)	Power and Capacity. Each of the Obligors has full corporate, partnership or other (as applicable) capacity, power and authority:

(i)	to own, lease and operate its respective properties and assets and carry on its respective business as presently carried on; and

(ii)
to enter into each of the Loan Documents to which it is a party and to do all acts and execute and deliver all other documents as are required hereunder or thereunder to be done, observed or performed by it or them in accordance with their respective terms and, in the case of the Borrower, to obtain extensions of credit hereunder.

(c)
Authorization; Execution and Delivery.  Each of the Obligors has taken all necessary corporate, partnership and other action (as applicable) to authorize the creation, execution and delivery of, and performance of its respective obligations under, each of the Loan Documents to which it is then a party in accordance with the respective terms thereof, and each such Loan Document has been, or when signed and delivered will have been, duly executed and delivered in accordance with such corporate, partnership or other action (as applicable).

(d)
Validity and Enforceability.  This Agreement constitutes and each other Loan Document constitutes or, when executed and delivered, will constitute, valid and legally binding obligations of each of the Obligors that is a party thereto, enforceable against each of them in accordance with its terms, subject only to applicable bankruptcy, insolvency and other laws of general application limiting the enforceability of creditors’ rights, and to general principles of equity.

(e)	No Violation, Breach, Conflict etc. Neither the execution and delivery of this Agreement, any other Loan Document nor compliance with the terms and conditions of any of them:

(i)
has resulted, or will result, in a violation of the articles, by-laws, partnership agreement, unanimous shareholders’ agreement or other constating or governing documents of any Obligor party thereto or any resolutions passed by the directors, shareholders or partners (as applicable) of such Obligor;

(ii)
has resulted, or will result, in a breach of, or constitute a default under, any loan agreement, indenture, trust deed or any other agreement or instrument to which any Obligor is a party or by which it or any of its Property is bound, or requires any consent thereunder other than such as has already been received, except to the extent that such breach, default or failure would not reasonably be expected to have a Material Adverse Effect; or

(iii)	has resulted or will result, in the creation of, or the obligation to create, any Lien on, against or in respect of any of the Property of any Obligor except

Exhibit 10.4
‑ 83 ‑

for Permitted Liens or except as expressly permitted or contemplated hereby or thereby or by any other Loan Document.

(f)
Authorizations. All material Governmental Authorizations (including all Required Permits and material Environmental Permits) required for the execution and delivery by each Obligor of each of the Loan Documents to which it is a party have been obtained and are in full force and effect, except where the failure to so obtain would not reasonably be expected to have a Material Adverse Effect.

(g)
Organization and Location.  Schedule G (as at the date hereof and as it may be required to be updated from time to time by the Borrower in accordance with this Agreement) lists the names, jurisdictions of incorporation, continuance, amalgamation or formation of and the details of ownership of the outstanding Equity Securities and Equity Securities Equivalents of each Obligor and their respective Subsidiaries, in each case existing on the date hereof. Schedule H (as at the date hereof and as it may be required to be updated from time to time by the Borrower in accordance with this Agreement) lists the jurisdiction of organization of each Obligor, the jurisdiction in which the chief executive office of each Obligor is located and each jurisdiction in which each Obligor holds any material tangible Property.

(h)	Ownership of Assets. Each Obligor:

(i)
has good and marketable title to all of the material Property that it owns, subject only to Permitted Liens and defects in title which in the aggregate do not materially detract from the value of such Property or any significant part thereof or materially impair the use of any thereof in the operation of the businesses of the Obligors, taken as a whole and, to the Knowledge of the Borrower, no Person has any agreement or right to acquire any of any Obligor’s respective interest in any material Property necessary for the conduct of the Existing Business; and

(ii)	owns, leases or has the lawful right to use all of the material Property and undertaking necessary for the conduct of the businesses of such Obligor.
Such material Property is not subject to any Liens, except for Permitted Liens.

(i)	Funded Debt. No Obligor has any Funded Debt other than Permitted Debt.

(j)
Intellectual Property.  Each of the Obligors owns or has the right to use all Intellectual Property that is used in or otherwise necessary for the operation of their respective businesses as currently conducted, except where the failure of the foregoing would not reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Borrower, the operation of their respective businesses by each of the Obligors does not infringe upon, misappropriate, violate or otherwise conflict with the Intellectual Property of any third party, except as would not reasonably be expected to have a Material Adverse Effect.

Exhibit 10.4
‑ 84 ‑

(k)	No Default. No Default or Event of Default has occurred and is continuing.

(l)
Certain Information and Projections.  All written factual information, heretofore or contemporaneously furnished by or on behalf of any Obligor to the Agent or the Lenders in connection with the Obligors or the Credit Facility was:

(i)
in the case of projections, prepared in good faith based upon reasonable assumptions at the date of preparation, and, in all other cases, true, complete and correct in all material respects as of the respective dates thereof; and

(ii)
to the extent prepared by persons other than the Obligors or any of their Subsidiaries and provided to the Agent by or on behalf of an Obligor or any of their respective Subsidiaries, or as required by the terms of the Credit Agreement, to the Knowledge of the Borrower:

(A)	in the case of projections, prepared in good faith based upon reasonable assumptions at the date of preparation; and

(B)	in all other cases, true, complete and correct in all material respects as of the respective dates thereof.

(m)
Financial Condition.  The most recent audited and unaudited consolidated Financial Statements of KMCL delivered to the Agent hereunder present fairly, in all material respects, the consolidated financial condition of KMCL as at the date or dates thereof and the results of the consolidated operations thereof for the Fiscal Quarter or Fiscal Year then ending, as applicable, all in accordance with GAAP consistently applied and, since the date of the most recent Financial Statements delivered to the Agent hereunder, no event or circumstance has occurred and is continuing which would reasonably be expected to have a Material Adverse Effect except as has been disclosed by written notice from the Borrower to the Agent.

(n)
Books and Records.  All books and records of the Obligors have been fully, properly and accurately kept in accordance with GAAP and completed in all material respects and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

(o)
Litigation.  Except with respect to the Existing Proceedings, there are no actions, suits, proceedings or Environmental Claims pending or, to the Knowledge of the Borrower, threatened against or affecting any Obligor (including any claims against their Property, at law, in equity or before any arbitrator or before or by any Governmental Authority) in respect of which there is a reasonable likelihood of a determination adverse to any Obligor and which, if determined adversely to such Obligor, would have a Material Adverse Effect and since the date hereof, there have been no material and adverse developments with respect to the Existing Proceedings that would reasonably be expected to have a Material Adverse Effect, in each case, except as has been disclosed by written notice from the Borrower to the Agent.

Exhibit 10.4
‑ 85 ‑

(p)
Compliance with Laws, etc.  Each Obligor and its businesses and operations are in compliance with: all Applicable Laws (including all applicable Environmental Laws); all applicable directives, judgments, decrees, injunctions and orders rendered by any Governmental Authority or any court of competent jurisdiction; its and their constating or governing documents (including partnership agreements and unanimous shareholders’ agreements) and by-laws; all material agreements or instruments to which it is a party or by which any of its Property are bound; except to the extent that non-compliance with any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

(q)
Taxes.  Each Obligor has duly filed on a timely basis all material tax returns required to be filed and have paid all material Taxes which are then due and payable, and have paid all material assessments and reassessments and all material Other Taxes, governmental charges, governmental royalties, other required payments to Governmental Authorities, penalties, interest and fines claimed against them, other than those which, in each case, are subject to a Permitted Contest or the failure to file or pay the same would not otherwise reasonably be expected to have a Material Adverse Effect. Each Obligor has made adequate provision for, and all required instalment payments have been made in respect of, Taxes and Other Taxes in all material amounts payable for the current period for which returns are not yet required to be filed. There are no actions or proceedings being taken by any Governmental Authority to enforce the payment of any material Taxes or Other Taxes by them, other than those which are subject to a Permitted Contest. All of the material remittances and source deductions required to be made by an Obligor to any Governmental Authority (including in respect of Taxes and Other Taxes) have been made and are currently up to date, and there are no outstanding material arrears other than those which are subject to a Permitted Contest.

(r)
Insurance.  All insurance policies required to be maintained by (or on behalf of) each Obligor pursuant to Section 9.1(e) have been obtained and are in full force and effect, and such insurance policies comply in all material respects with the requirements of Section 9.1(e).

(s)	Environmental Matters.

(i)
Each Obligor and its Property comply in all respects, and the businesses, activities and operations of each Obligor and the use of its Property comply in all respects, with all Environmental Laws, Environmental Permits and Environmental Orders except to the extent failure to comply would not reasonably be expected to have a Material Adverse Effect; further, the Borrower does not have Knowledge of any facts which result in, or constitute, or are likely to give rise to, non-compliance with any Environmental Laws, Environmental Permits or Environmental Orders, which facts or non-compliance would reasonably be expected to result in a Material Adverse Effect.

Exhibit 10.4
‑ 86 ‑

(ii)
Each Obligor has obtained all Environmental Permits which are then required in relation to its Property or in respect of their respective businesses, activities, and operations except to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect; all such Environmental Permits are valid and in full force and effect, and no violations thereof have occurred which are continuing and which would reasonably be expected to have a Material Adverse Effect; no proceedings are pending and, to the Knowledge of the Borrower, no proceedings are being taken by any Governmental Authority to remove or invalidate any of the Environmental Permits, the removal or invalidation of which would reasonably be expected to have a Material Adverse Effect; and there is no reasonable reason to believe that any Environmental Permits required to be obtained after the date hereof will not be issued pursuant to applications made for such Environmental Permits if the failure to have such Environmental Permit would reasonably be expected to have a Material Adverse Effect.

(iii)
The businesses, activities and operations of each Obligor which have generated, manufactured, refined, treated, transported, stored, handled, disposed, transferred, produced or processed Hazardous Materials have done so in compliance in all respects with all Environmental Laws, Environmental Permits and Environmental Orders, except to the extent such failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(iv)
All contaminants and other Hazardous Materials owned or controlled by an Obligor and disposed of, treated or stored on or in relation to their Property have been or are in the process of being disposed of, treated and stored in compliance in all respects with all Environmental Laws, Environmental Permits and Environmental Orders, except to the extent such failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(v)
No Obligor has received written notice of any material non-compliance under any Environmental Laws, Environmental Permits or Environmental Orders, nor has Knowledge of any facts which could give rise to any notice of non-compliance with any Environmental Laws, Environmental Permits and Environmental Orders, which facts or non-compliance would have a Material Adverse Effect, or except as previously disclosed to the Agent in writing, any notice that an Obligor is a potentially responsible party for a federal, provincial, regional, municipal or local clean-up or corrective action in connection with their Property which, if not complied with, would reasonably be expected to have a Material Adverse Effect.

(vi)
To the Knowledge of the Borrower, each Obligor has maintained all environmental and operating documents and records in the manner and for the time periods required to comply in all respects with all Environmental Laws, Environmental Permits and Environmental Orders, except where

Exhibit 10.4
‑ 87 ‑

failure to do so would not reasonably be expected to have a Material Adverse Effect.

(vii)
Each Obligor has in effect a management structure and policies and procedures that will permit such Obligor to effectively manage environmental risk and respond in a timely manner in compliance with the Environmental Laws, Environmental Orders and Environmental Permits in the event of Release of Hazardous Materials in, on or under Property of such Obligor.

(t)
No Defined Benefits Plan.  As of the date hereof, none of the Obligors have established or contributed to any Defined Benefits Plan, and have not incurred any liability in respect of any Defined Benefits Plan, other than Kinder Morgan Canada Inc. and the liabilities thereof under its Defined Benefits Plan.

(u)	Anti-Corruption Laws and Sanctions.

(i)
The Obligors maintain in effect, procedures, policies or codes of conduct intended to ensure compliance in all material respects by its directors, officers and employees with, in each case, Anti-Corruption Laws and Sanctions applicable to such Persons.

(ii)	None of the Obligors or their Subsidiaries or, to the Knowledge of the Borrower, any of their respective directors, officers and employees is a Sanctioned Person.

(iii)
No part of the proceeds of the Loans will be used intentionally by the Borrower (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation in any material respect of any Anti-Corruption Laws, (B) for the purpose of funding (including payments made to) or financing any activities, investments, business or transaction of or with any Person actually known to the Obligors to be a Sanctioned Person, or in any country actually known to the Obligors to be a Sanctioned Country where such Sanctions relate to the business activities of the Obligors, or (C) in any manner that would result in the violation in any material respect of any Sanctions applicable to the Obligors.

(v)	Collateral Representations.

(i)
Valid and Perfected Security Interests.  Each Security Document delivered pursuant to this Agreement will, upon execution and delivery thereof, be effective to create in favour of the Collateral Agent for the benefit of, inter alios, the Lender Secured Parties, a legal, valid and enforceable Lien in the Collateral described therein to the extent intended to be created thereby and required to be perfected therein under the Loan Documents. When

Exhibit 10.4
‑ 88 ‑

financing statements and other filings in appropriate form are filed in the offices of the appropriate Governmental Authority in the jurisdictions specified in Schedule H, the Liens created by the Security Documents shall constitute fully perfected first priority Liens on, and security interests in (to the extent intended to be created thereby and required to be perfected under the Loan Documents and subject only to Permitted Liens which under Applicable Law rank in priority thereto)) all rights, title and interest of the Obligors in such Collateral, as security for, inter alios, the Lender Secured Obligations, in each case free and clear of any Liens other than Permitted Liens.

(ii)
Filings and Registrations.  Except as have been obtained and are in full force and effect, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for:

(A)	the grant by each Obligor of the Liens granted pursuant to the Security Documents; or

(B)
the perfection of such security interest (other than as described in paragraph (i) above) and such other filings and recordings (and renewals thereof) as may be required to perfect the Liens created by the Security Documents.

(iii)
Accounts.  Except for any Excluded Securities Accounts and except for accounts maintained with any financial institution or other Person to hold Excluded Deposits/Amounts, the Obligors maintain all of their deposit accounts and securities accounts with the Agent and one or more Lenders in Canada. No deposit account or securities account of any Obligor is subject to any Control Agreement (except such agreements as may exist with the Collateral Agent, the Agent or any Lender or which may exist in respect of Excluded Securities Accounts or in respect of accounts which hold Excluded Deposits/Amounts).

(w)	Solvency. Each Obligor is, and after giving effect to the incurrence of all Funded Debt and obligations incurred in connection herewith will be, Solvent.

(x)
Pari Passu Ranking. The Lender Secured Obligations rank at least pari passu in right of payment with all of their other senior secured Funded Debt of the Obligors, including all Permitted Refinancing Debt.

(y)	Residency for Tax Purposes. The Borrower is not a non-resident of Canada as defined in, and for the purposes of, the Tax Act.

(z)
Use of Credit Facility. The Borrower acknowledges that the Credit Facility is for use by the Obligors and will be used for the Obligors’ and their Subsidiaries’ lawful business purposes only, as permitted by Section 2.1(b).

Exhibit 10.4
‑ 89 ‑

(aa)
Operation of Business. The facilities, plants, and equipment in respect of the Existing Business have all been operated and maintained in a good and workmanlike manner, and such business has been conducted, in accordance with prudent industry practice and in accordance with all Applicable Laws, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(bb)
Real Estate Matters. All material easements, rights of way and other real property rights (including consents of the Crown) necessary to operate the Existing Business have been acquired and are in full force and effect and all Governmental Authorizations necessary to use such easements, rights of way and other real property rights have been acquired by the Obligors and are in full force and effect.

8.2	Deemed Repetition
On the Effective Date and on the date that any Drawdown is made under the Credit Facility by the Borrower pursuant hereto (a) each of the representations and warranties contained in Section 8.1 shall be true and correct in all material respects as if made on such date (excluding those representations and warranties which are expressly made as of a specific date only); and (b) the Borrower shall be deemed to have represented to the Agent and the Lenders that, except as has otherwise been notified to the Agent in writing and has been waived by the Lenders in accordance herewith, no Default or Event of Default has occurred and is continuing nor will any such event occur as a result of the aforementioned Drawdown.

8.3	Other Loan Documents
All representations and warranties of any Obligor contained elsewhere in this Agreement or in any other Loan Document delivered pursuant hereto or thereto shall be deemed to constitute representations and warranties made by the Borrower to the Agent and the Lenders under Section 8.1 of this Agreement as of the date made under such Loan Document.

8.4	Effective Time of Repetition
All representations and warranties herein are made as of the date hereof, and, when repeated or deemed to be repeated hereunder, shall be construed with reference to the facts and circumstances existing at the time of repetition, unless they are stated herein to be made as of a specific date or as at another date.

8.5	Nature of Representations and Warranties
The representations and warranties set out in this Agreement or deemed to be made pursuant hereto shall survive the execution and delivery of this Agreement and the making of each Drawdown, notwithstanding any investigations or examinations which may be made by the Agent, the Lenders or Lenders’ Counsel, until the repayment of the Outstandings and the cancellation of the Credit Facility.

Exhibit 10.4
‑ 90 ‑

ARTICLE 9
GENERAL COVENANTS

9.1	Positive Covenants
So long as any Outstandings exist or the Credit Facility is available hereunder, the Borrower covenants and agrees with each of the Lenders and the Agent that without the prior written consent of the Lenders:

(a)
Payment and Performance.  The Borrower shall duly and punctually pay the principal of all Loans, all interest thereon and all fees and other amounts required to be paid by it hereunder at the times and in the manner specified hereunder and the Borrower shall, and shall cause each of the other Obligors to, perform and observe all of their respective obligations under this Agreement and under any other Loan Document to which it or any other Obligor is a party.

(b)	Existence and Conduct of Business. The Borrower shall, and shall cause each of the other Obligors to:

(i)	except as permitted by Section 9.2(f), maintain their respective corporate or partnership existences in good standing;

(ii)
register and qualify and remain duly registered and qualified as a corporation or partnership authorized to carry on business under the laws of each jurisdiction in which the nature of any business transacted by it or the character of any Property owned or leased by it requires such registration and qualification except where failure to obtain and maintain such registration or qualification would not reasonably be expected to have a Material Adverse Effect;

(iii)
preserve and keep in full force and effect all Governmental Authorization, Required Permits and other franchises, licenses, rights, privileges and permits necessary to enable each of the Obligors to operate and conduct their respective businesses in accordance with good industry practice, except to the extent such failure to comply or to preserve or keep in full force and effect would not reasonably be expected to have a Material Adverse Effect;

(iv)
keep and maintain all of its Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Property, including all equipment, machinery and facilities, except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect; and

(v)	maintain, protect and defend title to all Property held by any Obligor and take all such acts and steps as are necessary or advisable at any time and from

Exhibit 10.4
‑ 91 ‑

time to time to maintain such Property in good standing, except to the extent the failure to so maintain, protect and defend or to take any such acts or steps would not reasonably be expected to have a Material Adverse Effect.

(c)	Compliance with Applicable Laws. The Borrower shall, and shall cause each of the other Obligors to:

(i)
carry on and conduct its business, and keep, maintain and operate its Property, in accordance with all Applicable Laws and prudent industry practice in the pipeline industry and the other businesses conducted by the Obligors;

(ii)	comply in all respects with Applicable Law; and

(iii)
observe and conform to all requirements of any Governmental Authorization and Required Permit relative to any of its Property and all covenants, terms and conditions of all agreements upon or under which any of such Property is held, in any case, except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(d)
Books and Records/Inspection.  The Borrower will, and will cause each other Obligor to, maintain books and records in accordance with GAAP and all Applicable Law in respect of all its material dealings and transactions. At any reasonable time and from time to time upon reasonable prior notice, and during usual business hours, the Borrower shall permit the Agent or any representative thereof (which may include a Lender) (at the expense of the Borrower) to examine and make copies of and abstracts from the records and books of account of any Obligor (subject to the Obligors’ reasonable safety requirements and standards) and to visit and inspect the premises and properties of any Obligor and to discuss the affairs, finances and accounts of any Obligor with any of the officers or auditors and other professional advisors of any Obligor, subject to any contractual restrictions regarding confidentiality provided that, excluding any such visits and inspections during the continuation of an Event of Default, the Lenders shall not exercise such rights more than once in any calendar year, which such permitted visits will be at the Borrower’s reasonable expense.

(e)
Insurance.  The Borrower shall maintain, or cause to be maintained, all risks property insurance during construction and operations in connection with the Property and businesses of the Obligors and other types of insurance, including liability insurance with respect to claims for personal injury, death or property damage, with respect to the construction and operation of such businesses, all in accordance with prudent industry standards and to the extent available on commercially reasonable terms and with creditworthy and reputable insurance companies in such amounts and with such deductibles as are in accordance with prudent industry standards, except to the extent failure to do so would not reasonably

Exhibit 10.4
‑ 92 ‑

be expected to have a Material Adverse Effect. The insurance policies shall name the Collateral Agent and the Secured Parties as additional insureds (except in the case of automobile policies) and the Collateral Agent, on behalf of the Secured Parties, as loss payee (as its interests may appear). The Borrower shall, from time to time at the request of the Agent acting reasonably, promptly deliver to the Agent evidence of the insurance required to be maintained pursuant to this Section 9.1(e) in the form of a certificate of insurance. The Obligors will use any proceeds from business interruption insurance for the purposes of the Obligors’ business. The Borrower shall require its insurers to, or to the extent not commercially available, the Borrower shall provide 30 days’ notice of cancellation (10 days for nonpayment of premium) to the Collateral Agent in the event any policy is cancelled.

(f)
Payment of Taxes and Other Amounts.  The Borrower shall, and shall cause each of the other Obligors to, from time to time, file all material tax returns which are required to be filed and pay or cause to be paid all material Taxes, Other Taxes, levies, assessments (ordinary or extraordinary), governmental fees and dues, other required payments to Governmental Authorities, wages, workers’ compensation arrangements, government royalties, pension fund obligations and any other amounts, in each case, which may result in a Lien on their Property arising under statute or regulation (any of which being a “Levy”) and to make and remit other payments and all withholdings lawfully levied, assessed or imposed upon an Obligor or any of the assets of an Obligor, as and when the same become due and payable, except when and for so long as the validity of such Levy, payment or withholding is subject to a Permitted Contest or would not otherwise reasonably be expected to have a Material Adverse Effect.

(g)
Environmental Matters. Without limiting the generality of Section 9.1(c), the Borrower shall, and shall cause each of the other Obligors to conduct their business and operations so as to so comply at all times with all Environmental Laws, Environmental Permits and Environmental Orders, except to the extent the failure to so conduct or comply would not reasonably be expected to have a Material Adverse Effect.

(h)
End of Fiscal Years.  The Borrower will, for financial reporting purposes, cause each of its Fiscal Years, and the Borrower will cause each of the other Obligors’ Fiscal Years, to end on December 31 of each applicable calendar year.

(i)
Anti-Corruption Laws and Sanctions.  The Borrower shall maintain in effect and enforce procedures, policies or codes of conduct intended to ensure compliance in all material respects by the Obligors and their respective directors, officers and employees with Anti-Corruption Laws and Sanctions applicable to such Persons.

(j)
Ownership of Assets.  The Borrower shall ensure that at all times the Obligors (i) directly own, on an unconsolidated basis, at least 95% of Consolidated Total Assets and (ii) generate at least 95% of Consolidated EBITDA.

Exhibit 10.4
‑ 93 ‑

(k)
Pari Passu Ranking. The Borrower will ensure that the Lender Secured Obligations rank at least pari passu in right of payment with all of their other senior secured Funded Debt of the Obligors, including all Permitted Refinancing Debt.

(l)	Use of Proceeds. The Borrower will use the proceeds of the Credit Facility only as provided for in Section 2.1(b) and subject to Section 8.1(u)(iii).

(m)
Intellectual Property. The Borrower shall, and shall cause each other Obligor to, maintain all Intellectual Property required in connection with the Existing Business, as the case may be, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(n)
Protection of Liens. The Borrower shall, and shall cause each other Obligor to, do all things reasonably requested by the Agent or the Collateral Agent to establish, protect and maintain the Security Documents and the Liens granted thereunder and the priority thereof in relation to other Persons, subject to Permitted Liens.

(o)
Pensions. The Borrower shall ensure that all pension plans, including any Defined Benefit Plan, maintained or operated by, or for the benefit of, any Obligor and/or any of its employees are maintained, operated and funded in accordance with all Applicable Laws except where failure to do so would not reasonably be expected to have a Material Adverse Effect.

(p)
Further Assurances.  The Borrower, at its expense, shall, and shall cause each other Obligor to promptly cure any default by it in the execution and delivery of this Agreement or of any of the other Loan Documents to which it is a party and, after reasonable notice thereof from the Agent, the Borrower shall promptly execute and deliver, or cause to be executed and delivered, all such other and further deeds, agreements, opinions, certificates, instruments, affidavits, registration materials and other documents (and cause each other Obligor to take such action) necessary for the Borrower’s compliance with or performance of the covenants and agreements of the Borrower or any other Obligor in any of the Loan Documents, including this Agreement, or to further evidence and more fully describe the property subject to the Liens, privileges and priorities purported to be created by the Security Documents, or to correct any omissions in any of the Loan Documents, or more fully to state the obligations set out herein or in any of the Loan Documents, or to perfect, protect or preserve the Liens created pursuant to any of the Loan Documents, or to make any registration, recording, to file any notice or to obtain any consent, all as may be necessary or appropriate in connection therewith, in the judgment of the Agent, acting reasonably.

9.2	Negative Covenants
So long as any Outstandings exist or the Credit Facility is available hereunder, the Borrower covenants and agrees with each of the Lenders and the Agent that without the prior written consent of the Lenders:

Exhibit 10.4
‑ 94 ‑

(a)	Incurrence of Funded Debt. The Borrower shall not, and shall not permit any other Obligor to, create, incur, assume, or permit to be outstanding any Funded Debt, except for Permitted Debt.

(b)
Negative Pledge.  The Borrower shall not, and shall not permit any other Obligor to, create, issue, incur, assume, have outstanding or permit to exist any Liens on any of its or their present or future Property, except for Permitted Liens.

(c)	Limitation on Dispositions. The Borrower shall not, and shall not permit any other Obligor to, consummate a Disposition other than Permitted Dispositions.

(d)
Transactions with Affiliates.  The Borrower shall not, and shall not permit any other Obligor to, make any payment to, or Dispose of any of its Property to, or purchase any Property from, or, except for Existing Affiliate Agreements, enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Borrower which is not an Obligor or a Subsidiary of the Borrower involving aggregate consideration in excess of Cdn.$5,000,000, unless each such Affiliate transaction is on terms that are not less favourable (taken as a whole) in any material respect to such Obligor as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate.

(e)
Change of Business.  The Borrower and the other Obligors, taken as a whole, shall not fundamentally and substantively alter the character of their businesses, taken as a whole, from the businesses conducted by, contemplated to be conducted by or proposed to be conducted by, the Borrower and the other Obligors, taken as a whole, on the date hereof, and other business activities which are extensions thereof or otherwise incidental, synergistic, reasonably related, or ancillary to any of the foregoing.

(f)
Reorganization etc.  The Borrower shall not, and shall not permit any other Obligor to, enter into any transaction or series of transactions whereby all or substantially all of its Property would become the property of any other Person (herein called a “Successor”) whether by way of reconstruction, reorganization, recapitalization, consolidation, amalgamation, merger, transfer, sale or otherwise (each a “Successor Transaction”) unless:

(i)
if the Successor Transaction involves the Borrower, the Successor is a Person organized and existing under the federal laws of Canada, the laws in force in a province in Canada or under the laws of any state in the United States of America and the Successor Transaction would not result in a Default or an Event of Default under Section 12.1(m);

(ii)
if the Successor Transaction involves an Obligor but not the Borrower, an Obligor is the continuing entity and the Successor is a Person organized and existing under the federal laws of Canada, the laws in force in a province in Canada or under the laws of any state in the United States of America;

Exhibit 10.4
‑ 95 ‑

(iii)	prior to or contemporaneously with the consummation of such Successor Transaction:

(A)	the Successor will be bound by or have assumed all the covenants and obligations of the applicable Obligor(s) under all Loan Documents to which it is a party; and

(B)
the Loan Documents to which the applicable Obligor(s) was a party immediately prior to entering into the Successor Transaction, will be valid and binding obligations of the Successor, enforceable against the Successor and entitling the Lenders, as against the Successor, to exercise all their rights under such Loan Documents;

provided that the Successor shall also execute and/or deliver to the Lenders such documents (including legal opinions of counsel to the Successor), if any, as may, in the opinion of the Agent, acting reasonably, be necessary to effect or establish (A) and (B) above;

(iv)
such Successor Transaction shall be on such terms and shall be carried out in such a matter so as to preserve and not to impair in any material respect any of the rights and powers of the Lenders hereunder or under any other Loan Documents; and

(v)
no Event of Default or Default shall have occurred and be continuing immediately prior to such Successor Transaction or will occur (including as determined on a pro forma basis) upon or as a result of such Successor Transaction.

(g)
Hedge Agreements.  The Borrower shall not, and shall not permit any other Obligor to, enter into any Hedge Agreements (i) for speculative purposes or (ii) in a manner inconsistent with the hedging policies governed by the board of directors of KMCL or the Borrower.

(h)
No Postponement or Subordination of Inter-Corporate Debt.  The Borrower shall not, and shall not permit any other Obligor to, directly or indirectly, enter into any arrangement whereby any Funded Debt owed to it or them by the Borrower or any other Obligor is postponed or subordinated to and in favour of any other such Funded Debt unless such postponement and subordination is also extended to the Outstandings on substantially the same terms and conditions.

(i)	Restricted Payments. The Borrower shall not make any Distributions if a Default or Event of Default has occurred and is continuing at such time.

(j)
Voluntary Prepayments. The Borrower shall not, and shall not permit any other Obligor to, prepay, redeem, purchase, defease, acquire or otherwise satisfy prior to the scheduled maturity thereof any Permitted Debt (other than the Credit Facility,

Exhibit 10.4
‑ 96 ‑

Capital Leases and Purchase Money Obligations); provided that, the Obligors may prepay, redeem, purchase, defease, acquire or otherwise satisfy prior to the scheduled maturity thereof any Permitted Debt, provided no Default or Event of Default exists at such time or would reasonably be expected to result therefrom and, in the case of Permitted Refinancing Debt, if such prepayment, redemption, purchase, defeasance, acquisition or satisfaction is funded entirely from the proceeds of the issuance of Equity Securities by KMCL or the Parent or other Permitted Debt.

(k)	Investments. The Borrower shall not, and shall not permit any other Obligor to, make any Investment except for Permitted Investments.

(l)
Sale Leasebacks.  The Borrower shall not, and shall not permit any other Obligor to, enter into any Sale Leaseback where the Fair Market Value of such Sale Leaseback, together with the aggregate Fair Market Value of all other Sale Leasebacks of the Obligors, exceeds the Threshold Amount, in each case, the Fair Market Value being determined as of the date each such Sale Leaseback was made.

(m)
Amendments to Constating Documents.  The Borrower shall not, and shall not permit any other Obligor to, enter into or provide any amendments, waivers and consents to any of the articles, by-laws, partnership agreement or other constating or governing documents of any Obligor or Required Permits, except in each case for any such amendments, waivers and consents as would not reasonably be expected to have a Material Adverse Effect or otherwise materially and adversely affect the rights of the Lender Secured Parties.

(n)
No Accounts other than with Lenders. Except for the Excluded Securities Accounts and except for any accounts maintained with any financial institution or other Person to hold Excluded Deposits/Amounts, the Borrower shall not, nor shall it permit any Obligor to: (i) establish or maintain any deposit accounts or any securities accounts with, or (ii) have any cash or Cash Equivalents on deposit with, in each case, any financial institution or other Person except the Agent or a Lender.

9.3	Financial Covenant
So long as any Outstandings exist or the Credit Facility is available hereunder, the Borrower covenants and agrees with each of the Lenders and Agent that, without the prior written consent of the Lenders, as at the end of each Fiscal Quarter, the ratio of Consolidated Total Funded Debt to Consolidated Capitalization shall not be greater than 70%.
The covenant in this Section 9.3 is referred to herein as the “Financial Covenant”.

9.4	Reporting Requirements
So long as any Outstandings exist or the Credit Facility is available hereunder, the Borrower covenants and agrees with each of the Lenders and Agent that without the prior written consent of the Lenders:

Exhibit 10.4
‑ 97 ‑

(a)	Financial Reporting. The Borrower shall deliver to the Agent:

(i)
within 90 days after the end of each of KMCL’s Fiscal Years, the audited annual Financial Statements of KMCL on a consolidated basis, for each such Fiscal Year, together with the notes thereto, all prepared in accordance with GAAP consistently applied, and, in each case, certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or contain a note as to the status of KMCL or any other Obligor as a going concern;

(ii)
within 45 days after the end of its first, second and third Fiscal Quarters in each Fiscal Year, the unaudited quarterly Financial Statements of KMCL on a consolidated basis, for each such Fiscal Quarter, all in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous Fiscal Year (other than in the case of such Financial Statements for the first Fiscal Year), all prepared in accordance with GAAP consistently applied and certified by an Authorized Officer of KMCL to present fairly, in all material respects, the consolidated financial condition of KMCL in accordance with GAAP;

(iii)	concurrently with delivering the Financial Statements pursuant to Sections 9.4(a)(i) and 9.4(a)(ii), a Compliance Certificate, including any update to Schedule G and Schedule H; and

(iv)
at the request of the Agent, such other information, reports, certificates or other matters affecting the business, affairs, financial condition or Property of the Obligors as the Agent or any Lender may reasonably request.

The financial statements, budgets, descriptions, reports and other documents to be delivered pursuant to Sections 9.4(a)(i) to 9.4(a)(iii) inclusive may be delivered by transmitting an electronic version of the same to the Agent and confirming (x) receipt thereof by the Agent and (y) the ability of the Agent to access the same.

(b)	Material Litigation. The Borrower shall promptly, and in any event within 5 Banking Days of obtaining Knowledge of the same, give written notice to the Agent of:

(i)
any litigation, proceeding or dispute affecting the any Obligor which either claims damages in excess of $25,000,000 or, if adversely determined, would reasonably be expected to have a Material Adverse Effect; and

(ii)	with respect to the Existing Proceedings, any occurrence concerning any such Existing Proceedings that would reasonably be expected to have a Material Adverse Effect;

Exhibit 10.4
‑ 98 ‑

and shall from time to time furnish to the Agent all reasonable information requested by the Agent concerning the status of any such litigation, proceeding or dispute, including the Existing Proceedings.

(c)	Environmental Notices. If an Obligor shall:

(A)
receive or give any notice that a violation of any Environmental Law, Environmental Permit or Environmental Order has or may have been committed or is about to be committed by such Obligor, or in respect of any of its Property, if such violation would reasonably be expected to result in such Obligor incurring liabilities or costs in excess of $25,000,000 in any Fiscal Year;

(B)
receive any notice that a complaint, proceeding or order has been filed or is about to be filed against such Obligor, or in respect of any of their Property, alleging a violation of any Environmental Law, Environmental Permit or Environmental Order, if such violation would reasonably be expected to result in such Obligor incurring liabilities or costs in excess of $25,000,000 in any Fiscal Year; or

(C)
receive any notice requiring such Obligor to take any action in connection with the Release of Hazardous Materials into the environment or alleging that such Obligor may be liable or responsible for costs associated with a response to, or to clean-up, a Release of Hazardous Materials into the environment, or any damages caused thereby, if such action or liability would result in such Obligor incurring liabilities or costs in excess of $25,000,000 in any Fiscal Year;

the Borrower shall promptly provide the Agent with a copy of such notice and shall furnish to the Agent details of any action taken or proposed to be taken in respect of such notice and, from time to time, all reasonable information requested by the Agent relating to the same.

(d)
Corporate Information.  The Borrower shall promptly notify the Agent if at any time any of the information on Schedule G or Schedule H becomes incorrect (as at such time) and shall in such event promptly (and in any event within 10 Banking Days) provide to the Agent an updated Schedule G or Schedule H, as applicable.

(e)	Other Notices.

(i)
The Borrower shall deliver to the Agent, promptly upon becoming aware of the occurrence of a Default or the occurrence of an Event of Default, an officer’s certificate from an Authorized Officer describing the foregoing in reasonable detail and specifying the steps, if any, being taken to cure or remedy the same.

Exhibit 10.4
‑ 99 ‑

(ii)	The Borrower shall promptly notify the Agent of any event, circumstance or condition that has had a Material Adverse Effect.

9.5	Agent May Perform Covenants
If the Borrower or any Obligor fails to perform any covenants on its part herein contained, subject to any consents or notices or cure periods required by Section 12.1 and provided that a period of 10 Banking Days after written notice from the Agent to remedy the same has been given, the Agent may give written notice to the Borrower of such failure and if such covenant remains unperformed, the Agent may, in its discretion but need not, perform any such covenant capable of being performed by the Agent, and if the covenant requires the payment or expenditure of money, the Agent may, upon having received approval of all Lenders, make such payments or expenditure and all sums so expended shall constitute credit advanced by the Lenders for the benefit of the Borrower and shall be forthwith payable by the Borrower to the Agent on behalf of the Lenders and shall bear interest at the applicable interest rate provided in Section 4.7 for amounts due in Cdn. Dollars or US Dollars, as the case may be. No such performance, payment or expenditure by the Agent shall be deemed to relieve any Obligor of any default hereunder or under the other Loan Documents.

ARTICLE 10
GUARANTEES AND SECURITY

10.1	Obligor Guarantees

(a)	Scope of Guarantees. Each Obligor shall Guarantee all of the Lender Secured Obligations of the other Obligors.

(b)	Obligor Guarantees. The Borrower shall execute and deliver, and shall cause each of the other Obligors, to execute and deliver, the following (as applicable):

(i)	from each of the Borrower and all other Obligors that are organized under the laws of any jurisdiction of Canada or the United States, an Obligor Guarantee (or a guarantee supplement thereto); and

(ii)
from each of the Obligors which are organized under the laws of any jurisdiction outside of Canada and the United States, a guarantee in respect of the Lender Secured Obligations in a form satisfactory to the Agent, acting reasonably.

10.2	Security

(a)	Scope of Security. All of the Lender Secured Obligations of all Obligors shall be secured, equally and rateably, by the Security Documents which will grant first

Exhibit 10.4
‑ 100 ‑

priority Liens (subject to Permitted Liens) on, to and against all present and future Property of the Obligors.

(b)
Security Documents.  The Borrower shall execute and deliver, and shall cause each of the other Obligors to execute and deliver or shall execute an Obligor Debenture or a supplemental debenture in respect thereof.

(c)	Collateral Requirements. The Borrower shall, and shall cause each other Obligor to:

(i)	comply with and perform in all material respects each of the terms, conditions and covenants set forth in the Security Documents applicable to such Obligor; and

(ii)
take such reasonable action as is necessary to maintain a valid first priority Lien (subject to Permitted Liens) on all Collateral in favour of the Lender Secured Parties, and deliver to the Collateral Agent such documentation in connection therewith as is delivered to the Collateral Agent or any other Lender Secured Party, in form and substance reasonably satisfactory to the Agent.

10.3	Registration and Perfection
The Collateral Agent or the Agent may require the Borrower to, at the Borrower’s expense, register, file or record the Security Documents in all offices where such registration, filing or recording is necessary or of advantage to the creation, perfection and preserving of the Lien constituted thereby; provided that registrations, filings or recordings in relation to register any specific fixed mortgages or charges against real property shall not be made unless an Event of Default has occurred and is continuing, except with the consent of the Borrower. The Agent or the Collateral Agent may amend and renew, or direct the Borrower to do so, such registrations, filings and recordings from time to time as and when required to keep them in full force and effect or to preserve the priority established by any prior registration, filing or recording thereof.

10.4	Continuing Security
Each item or part of the Security Documents shall for all purposes be treated as a separate and continuing collateral security and shall be deemed to have been given in addition to and not in place of any other item or part of the Security Documents or any other security now held or hereafter acquired by the Collateral Agent, the Agent or the Lenders. No item or part of the Security Documents shall be merged or be deemed to have been merged in or by this Agreement or any documents, instruments or acknowledgements delivered hereunder, or any simple contract debt or any judgment, and any realization of or steps taken under or pursuant to any security, instrument or agreement shall be independent of and not create a merger with any other right available to the Collateral Agent, the Agent or the Lenders under any security, instruments or agreements held by it or at law or in equity.

Exhibit 10.4
‑ 101 ‑

10.5	Dealing with Security
The Agent on behalf of the Lender Secured Parties may grant extensions of time or other indulgences, take and give up securities (including the Security Documents or any part or parts thereof), accept compositions, grant releases and discharges and otherwise deal with any Obligor, other Lender Secured Parties and others and with the Security Documents and each part thereof as the Agent (on behalf of the Lender Secured Parties and subject to the terms of the Collateral Agency and Intercreditor Agreement) may see fit, and may, subject to Section 7.6, apply all amounts received from any Obligor or others or from securities upon such part of the liabilities of the Borrower hereunder or under any of the Security Documents as the Agent may direct, without prejudice to or in any way limiting the liability of the Obligors under the Loan Documents or any other collateral security.

10.6	Release and Discharge of Security

(a)
Subject to the terms of the Collateral Agency and Intercreditor Agreement, the Borrower and the other Obligors shall not be discharged from the Security Documents or any part thereof, other than to the extent that such security constituted by the Security Documents applies to a Permitted Disposition (in which case the Liens subject to such Security Documents shall, without further action, cease to apply to the subject matter thereof for the benefit of the Agent and the Lenders) except by a written release and discharge signed by the Collateral Agent with the prior written consent of all of the Lenders. If all of the Lender Secured Obligations have been repaid, paid, satisfied and discharged, as the case may be, in full and the Credit Facility has been fully cancelled, then the Agent shall cause its, the Lenders’ and the Swap Lenders’ interest in the Security Documents to be released in accordance with the Collateral Agency and Intercreditor Agreement, at the expense of the Borrower.

(b)
The Lenders hereby authorize the Agent, upon the written request of the Borrower, to, without further authorization from the Lenders, take such steps as may be required under the Collateral Agency and Intercreditor Agreement or as may be requested by the Collateral Agent to release the Liens created by the Security Documents from any property or assets in relation to a Permitted Disposition or to postpone the Liens constituted by the Security Documents to any Permitted Lien under subparagraph (h), (t) or (x) of the definition thereof.

10.7	Acknowledgement in Respect of Security
The parties acknowledge that the Security Documents contemplated to be provided herein shall be provided pursuant to the Collateral Agency and Intercreditor Agreement for the benefit of all holders of Secured Obligations and in accordance with Section 15.16 and the Collateral Agency and Intercreditor Agreement.

10.8	Transfer of Security

Exhibit 10.4
‑ 102 ‑

If RBC, in its capacity as Agent, or any successor thereto, in its capacity as Agent ceases to be the Agent (the “Departing Agent”), the Departing Agent shall transfer and assign all of its right, title and interest in its capacity as Agent in and to the Security and the Collateral Agency and Intercreditor Agreement to the successor Agent.

10.9	Effectiveness
The Liens created by the Security Documents shall be effective, and the undertakings as to the Security Documents herein or in any other Loan Document shall be continuing, whether any Loans are then outstanding or any amounts thereby secured or any part thereof shall be owing before or after, or at the same time as, the creation of such Liens or before or after or upon the date of execution of any amendments to this Agreement, until all Outstandings have been repaid in full and this Agreement has been terminated.

10.10	Hedging Affiliates
Each Lender hereby confirms to and agrees with the Agent and the other Lenders as follows:

(a)
such Lender is, for the purpose of securing the Lender Swap Obligations owing to or in favour of its Affiliates pursuant to the Security Documents, executing and delivering this Agreement both on its own behalf and as agent for and on behalf of such Affiliates;

(b)
the Agent shall be and is hereby authorized by each such Affiliate to act in accordance with the provisions of the Loan Documents (including on the instructions or at the direction of the Lenders or the Required Lenders (which, for certainty, shall not include their respective Affiliates)) in all respects with respect to the Security Documents; and

(c)
the Lender Hedge Agreements of any such Affiliate or the Lender Swap Obligations owing to or in favour of any such Affiliate shall not be included or taken into account for the purposes of Section 16.10 or (for certainty) in any determination of the Required Lenders or all of the Lenders which shall be determined solely based upon the Commitments of the Lenders hereunder or the Outstanding Principal owing to the Lenders.

10.11	Security for Hedging with Former Lenders
If a Lender ceases to be a Lender under this Agreement (a “Former Lender”), all Lender Swap Obligations owing to such Former Lender and its Affiliates under Lender Hedge Agreements entered into while such Former Lender was a Lender shall remain secured by the Security Documents (equally and rateably) to the extent that such Lender Swap Obligations were secured by the Security Documents prior to such Lender becoming a Former Lender and, subject to the following provisions of this Section 10.11 and, unless the context otherwise requires, all references herein to “Lender Swap Obligations” shall include such obligations to a Former Lender and its Affiliates and all references herein to “Lender Hedge Agreements” shall include such Lender Hedge Agreements

Exhibit 10.4
‑ 103 ‑

with a Former Lender and its Affiliates (in each case, other than Excluded Swap Obligations). For certainty, any Lender Swap Obligations under any individual Lender Hedge Agreements entered into with a Former Lender or an Affiliate thereof after the Former Lender has ceased to be a Lender (irrespective of the fact that the master agreement between such parties was entered into prior thereto) shall not be secured by the Security Documents. Notwithstanding the foregoing, no Former Lender or any Affiliate thereof shall have any right to cause or require the enforcement of the Security Documents or any right to participate in any decisions relating to the Security Documents, including any decisions relating to the enforcement or manner of enforcement of the Security Documents or decisions relating to any amendment to, waiver under, release of or other dealing with all or any part of the Security Documents; for certainty, the sole right of a Former Lender and its Affiliates with respect to the Security Documents is to share, on a pari passu basis, in any proceeds of realization and enforcement of the Security Documents and amendments to, or waivers in respect of, Section 7.6 shall require the consent of each Former Lender which has outstanding Lender Swap Obligations.

10.12	Security Disclaimer
If any Lender determines, acting reasonably, that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender to hold or benefit from a Lien over real property pursuant to any law of the United States or any state thereof, then such Lender may notify the Agent that such Lender disclaims any and all benefit of such Lien under the Security Documents to the extent of such illegality; provided that such determination or disclaimer shall not (a) invalidate or render unenforceable such Lien for the benefit of the Agent or any other Lender or Swap Lender or (b) result in any redistribution of any payments under Section 15.14 as a consequence of the Agent, the other Lenders and the Swap Lenders receiving realization proceeds from such Lien in excess of their respective Applicable Percentages of such realization proceeds.

ARTICLE 11
DESIGNATION OF RESTRICTED SUBSIDIARIES

11.1	Designation of Restricted Subsidiaries
The Borrower shall be entitled, from time to time (but subject to the proviso below) by notice in writing to the Agent (together with reasonable particulars which demonstrate compliance with the positive covenant in Section 9.1(j)), to designate that:

(a)	a Subsidiary of the Borrower which is an Unrestricted Subsidiary shall become a Restricted Subsidiary; or

(b)	a Restricted Subsidiary shall cease to be a Restricted Subsidiary;

Exhibit 10.4
‑ 104 ‑

provided that the Borrower shall not be entitled to designate that (i) a Restricted Subsidiary shall cease to be a Restricted Subsidiary if a Default or an Event of Default would result from or exist immediately after such designation, (ii) a Subsidiary of the Borrower shall become a Restricted Subsidiary if a Default or an Event of Default would result from or exist immediately after such designation.

11.2	Obligor Guarantee and Security

(a)
The Borrower shall cause any Subsidiary of any Obligor that becomes a Restricted Subsidiary after the Effective Date to enter into and become a party to a Obligor Guarantee, and to deliver to the Agent or the Collateral Agent, as applicable, the following as soon as reasonably practicable (and in any event within 30 days thereafter (or such longer period as may be agreed to by the Agent)):

(i)	an Obligor Guarantee;

(ii)
a certificate signed by from an Authorized Officer of such Subsidiary making representations and warranties to the effect of those contained in Sections 8.1(a), 8.1(b), 8.1(c), 8.1(d), 8.1(e) and 8.1(f) but with respect to such Subsidiary and its Obligor Guarantee and the Security Documents delivered pursuant to clause (vi) below, and, if relevant under Applicable Law to the provision of the Obligor Guarantee, a certificate confirming the solvency of such Subsidiary;

(iii)
such documents and evidence with respect to such Subsidiary as the Required Lenders may reasonably request in order to establish the existence and good standing of such Subsidiary and the authorization of the transactions contemplated by the Obligor Guarantee and the Security Documents to be delivered by it under clause (vi) below;

(iv)
such Security Documents and other agreements, documents and instruments related thereto, necessary to grant a first priority (subject to Permitted Liens and the Collateral Agency and Intercreditor Agreement) perfected Lien on all of the Property of such Subsidiary, each in form and substance satisfactory to the Agent and the Agent and similar to those required to be provided by other Restricted Subsidiaries;

(v)	all original certificates evidencing Equity Securities of any Obligor owned by it, together with any endorsements thereto required by the Agent;

(vi)	such certificates, lien searches, organizational and other charter documents, resolutions and other documents and agreements as the Agent may reasonably request in connection therewith; and

(vii)	an opinion of counsel satisfactory to the Agent and the Collateral Agent, acting reasonably, to the effect that (A) the Obligor Guarantee and the

Exhibit 10.4
‑ 105 ‑

Security Documents entered into by such Subsidiary pursuant to clause (vi) above have been duly authorized, executed and delivered and such Obligor Guarantee and such Security Documents constitute the legal, valid and binding obligation of such Subsidiary enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles and other customary qualifications, (B) the Obligor Guarantee and the Security Documents to which it is becoming a party do not violate or conflict with any law or its constating documents, (C) the Liens of the Collateral Agent on the Collateral granted by such Subsidiary are valid, attached, perfected Liens, and (D) as to such other matters as are reasonably required by the Agent and the Collateral Agent.

(b)	The Agent shall promptly release any Obligor Guarantee, provided by a Restricted Subsidiary that ceases to be a Restricted Subsidiary in accordance with the provisions hereof.

ARTICLE 12
EVENTS OF DEFAULT AND REMEDIES

12.1	Events of Default
Each of the following events or conditions shall constitute an “Event of Default”:

(a)	Principal Default. if the Borrower fails to pay any Outstanding Principal of any Loan when due and payable hereunder;

(b)
Other Payment Default.  if the Borrower fails to pay (1) any interest (including, if applicable, default interest) on any Loan; (1) any acceptance fee with respect to Bankers’ Acceptances; (1) any standby fees payable hereunder; or (1) any other amount not specifically referred to herein payable by the Borrower hereunder or under any other Loan Document in each case when due and payable, and, in the case of amounts described in clause (i), (ii) or (iii) above, such default remains unremedied for a period of 5 Banking Days and, in the case of amounts described in clause (iv) above, such failure remains unremedied for a period of 30 days after written notice of such default is delivered by the Agent to the Borrower;

(c)	Breach of Certain Covenants.

(i)	if any Obligor defaults in the performance of or compliance with (i) any term contained in Section 9.2(b), Section 9.2(c), Section 9.2(f), Section 9.2(j), Section 9.2(k) and Section 9.3; or

Exhibit 10.4
‑ 106 ‑

(ii)	if the Borrower defaults in the performance of or compliance with its obligations under Section 9.4(e)(i) and such failure remains unremedied for a period of 5 Banking Days;

(d)
Breach of Other Covenants.  if any Obligor fails to observe or perform any covenant or obligation herein or in any other Loan Document on its part to be observed or performed (other than a covenant or obligation whose breach or default in performance is specifically dealt with elsewhere in this Section 12.1) and such failure remains unremedied for a period of 30 days, in either case, after written notice of such default is delivered by the Agent to the Borrower;

(e)
Incorrect Representations.  if any representation, warranty or certification (each a “Representation”) made or deemed to be made by or on behalf of any Obligor herein or in any other Loan Document, certificate, report or financial statement at any time furnished by or on behalf of any Obligor under or in connection with this Agreement or any other Loan Document shall prove to have been false or misleading on and as of the date made or deemed made and the Representation remains incorrect or misleading for a period of 30 days after written notice of such default is delivered by the agent to the Borrower;

(f)
Involuntary Insolvency. if any case, proceeding or other action shall be instituted in any court of competent jurisdiction against any Obligor, seeking in respect of such Obligor an adjudication in bankruptcy, reorganization of its indebtedness, dissolution, winding up, liquidation, a composition, proposal or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, receiver and manager, interim receiver, custodian, liquidator sequestrator or other Person with similar powers with respect to such Obligor or of all or any substantial part of its Property, or any other like relief in respect of such Person under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the United States Bankruptcy Code, or any other bankruptcy, insolvency or analogous law and:

(i)	such case, proceeding or other action results in an entry of an order for relief or any such adjudication or appointment; or

(ii)	the same shall continue undismissed, or unstayed and in effect, for any period of 30 days;

(g)	Voluntary Insolvency. if any Obligor:

(i)	makes any assignment in bankruptcy or makes any other assignment for the benefit of creditors;

(ii)
makes any proposal under the Bankruptcy and Insolvency Act (Canada) or any comparable law, seeks relief under the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada),

Exhibit 10.4
‑ 107 ‑

the United States Bankruptcy Code, or any other bankruptcy, insolvency or analogous law, or files a petition or proposal to take advantage of any act of insolvency;

(iii)
consents to or acquiesces in the appointment of a trustee in bankruptcy, receiver, receiver and manager, interim receiver, custodian, sequestrator or other person with similar powers of itself or of all or any portion of its Property which is, in the opinion of the Required Lenders, material;

(iv)
files a petition or otherwise commences any proceeding seeking any arrangement with creditors, composition, administration or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditors’ rights; or

(v)	consents to, or acquiesces in, the filing of such assignment, proposal, relief, petition, proposal, appointment or proceeding or takes any action to authorize or effect any of the foregoing;

(h)
Dissolution.  other than as permitted by Section 9.2(f), if proceedings are commenced for the dissolution, liquidation or winding-up of an Obligor unless such proceedings are being actively and diligently contested in good faith to the satisfaction of the Required Lenders, or if a decree or order is enacted for the dissolution, liquidation or winding-up of an Obligor, except in each case as permitted hereunder;

(i)
Security Realization.  if any secured creditors of an Obligor realize upon or enforce their security against Property of such Person having an aggregate Fair Market Value in excess of the Threshold Amount and such realization or enforcement shall continue in effect and not be released, discharged or stayed within 30 days;

(j)
Seizure.  if Property of any Obligor having an aggregate Fair Market Value in excess of the Threshold Amount is seized or otherwise attached by anyone pursuant to any legal process or other means, including distress, execution or any other step or proceeding with similar effect, and, in any case, any such attachment, step or other proceeding shall continue in effect and not be released, discharged or stayed within 30 days;

(k)
Judgments.  if final judgments or orders for the payment of money aggregating in excess of the Threshold Amount are rendered against any Obligor and the same remain undischarged and not effectively stayed or appealed for a period of 30 days after entry thereof or shall remain undischarged for a period of 30 days after expiration of any such stay;

(l)
Writs of Execution.  if writs of execution or attachment or similar process in respect of any judgments or claims which in the aggregate are in excess of the Threshold Amount are entered, commenced or levied against all or a substantial portion of the

Exhibit 10.4
‑ 108 ‑

Property of an Obligor and such writs, execution, attachment or similar processes are not released, bonded, satisfied, discharged, vacated or stayed within 30 days after their entry, commencement or levy;

(m)
Cross Default. if a default, event of default or other similar condition or event (however described) in respect of any Obligor occurs or exists under: (i) any Permitted Refinancing Debt; or (ii) any indentures, credit agreements, agreements or other instruments evidencing or relating to any other Funded Debt of any Obligor (individually or collectively) where the aggregate outstanding principal amounts thereof are in excess of the Threshold Amount and, in any such case, any such default, event or condition has resulted in such Funded Debt becoming, or becoming capable at such time of being declared, due and payable thereunder before it would otherwise have been due and payable and, if there is a grace period applicable thereto, such default continues unremedied beyond the expiry of such grace period;

(n)	Change of Control. if a Change of Control occurs;

(o)
Lender Hedge Agreement.  if a Hedge Agreement Demand for Payment has been delivered to any Obligor and such Obligor fails to make payment thereunder within 3 Banking Days after the time when such payment is due;

(p)
Invalidity.  if any Loan Document or any material provision thereof shall at any time for any reason cease to be in full force and effect (other than through a release by the Agent or the Lenders pursuant to the Loan Documents), be declared to be void or voidable and the same is not forthwith effectively rectified or replaced by the applicable Obligor forthwith upon demand by the Agent within 5 Banking Days of notice of such Loan Document not being in full force and effect, or declaration that such Loan Document is void or voidable, by the Agent to the applicable Obligor specifying the particulars of such failure or declaration and requiring rectification or replacement (as applicable) or shall be repudiated, or the validity or enforceability thereof shall at any time be contested by any Obligor, or any Obligor shall deny that it has any or any further liability or obligation thereunder or at any time it shall be unlawful or impossible for it to perform any of its obligations under any Loan Document;

(q)
Loss of Priority of Security.  except for Permitted Liens or as otherwise permitted under this Agreement, if any of the Security Documents shall at any time and for any reason fail or cease to create a valid and perfected first priority Lien against any Collateral in favour of the Collateral Agent for the benefit of the Lender Secured Parties (subject to the terms of the Collateral Agency and Intercreditor Agreement) as against third parties (and the same is not forthwith effectively rectified or replaced by the applicable Obligor) within 5 days of notice of the same being received by the Borrower or any Obligor from the Agent or an Obligor denies, disaffirms or challenges the validity, perfection or priority of any such Lien;

Exhibit 10.4
‑ 109 ‑

(r)	Cessation of Business. except as permitted hereunder, if an Obligor shall cease to carry on all or any material part of its business as now conducted or threatens to do the same; or

(s)
KMCL Debt.   if KMCL or any Subsidiary thereof (other than an Obligor) assumes, incurs or otherwise becomes liable in respect of any Funded Debt that would not otherwise have been Permitted Debt hereunder at the time of such assumption or incurrence if such Person had been an Obligor.

12.2	Enforcement

(a)
Acceleration. If any Event of Default shall occur and for so long as it is continuing, the Total Commitment shall, upon the direction of the Required Lenders to the Agent and written notice of the same from the Agent to the Borrower, terminate, and:

(i)	the entire principal amount of all Loans then outstanding hereunder and all accrued and unpaid interest thereon,

(ii)	an amount equal to the face amount at maturity of all Bankers’ Acceptances issued by the Borrower hereunder which are unmatured, and

(iii)	all other Outstandings outstanding hereunder,
shall, at the option of the Agent in accordance with the last sentence of Section 15.9 or upon the request of the Required Lenders, become immediately due and payable upon written notice to that effect from the Agent to the Borrower, all without presentment, protest, demand, notice of dishonour or any other demand whatsoever (all of which are hereby expressly waived by the Borrower); provided that upon the occurrence of the events described in Sections 12.1(f) and (g), such termination and acceleration shall be automatic and no such notice shall be required.

(b)
Remedies. If the Borrower does not pay all Outstandings owing by them forthwith after receipt of a notice under Section 12.2, the Agent on behalf of the Lenders and in accordance with Section 15.9 may, in its discretion, exercise any right or recourse and/or proceed by any action, suit, remedy or proceeding against the Borrower authorized or permitted by Applicable Law (and the Collateral Agency and Intercreditor Agreement) for the recovery of all the Outstandings of the Borrower owing to the Lenders hereunder and proceed to exercise any and all rights hereunder and under the other Loan Documents and no such remedy for the enforcement of the rights of the Lenders shall be exclusive of or dependent on any other remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

12.3	Suspension of Lenders’ Outstandings

Exhibit 10.4
‑ 110 ‑

The occurrence of a Default or Event of Default that is continuing shall relieve the Lenders of all obligations to provide any further Drawdowns to the Borrower hereunder; provided that the foregoing shall not prevent the Lenders or the Agent from disbursing money or effecting any Conversion which, by the terms hereof, they are entitled to effect, or any Conversion or Rollover requested by the Borrower and acceptable to the Lenders and the Agent, acting reasonably.

12.4	Cash Collateral Accounts

(a)
Upon the occurrence of an Event of Default, the Agent on behalf of the Lenders may require the Borrower to forthwith pay funds in an amount sufficient to pay the maximum aggregate amount for which such Lenders are or may become liable in respect of all outstanding Bankers’ Acceptances into a Cash Collateral Account in accordance with Section 7.4(b).

(b)
Upon the occurrence of an Event of Default, the Agent on behalf of the Lenders may require the Borrower to forthwith pay funds in an amount sufficient to pay the maximum aggregate amount for which such Lenders are or may become liable in respect of all outstanding Letters of Credit into a Cash Collateral Account in accordance with Section 7.4(c).

12.5	Right of Set Off
If an Event of Default has occurred and is continuing, each of the Lenders is hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender to or for the credit or the account of any Obligor against any and all of the obligations of the Obligors now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender has made any demand under this Agreement or any other Loan Document and although such obligations of the Obligor may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each of the Lenders under this Section 12.5 are in addition to other rights and remedies (including other rights of setoff, consolidation of accounts and bankers’ lien) that the Lenders may have. Each Lender agrees to promptly notify the Borrower and the Agent after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application.

12.6	Sharing of Payments by Lenders
If any Lender, by exercising any right of setoff or counterclaim or otherwise, obtains any payment or other reduction that might result in such Lender receiving payment or other reduction of a proportion of the aggregate amount of its Loans and accrued interest thereon or other obligations hereunder greater than its pro rata share thereof as provided herein, then the Lender receiving such payment or other reduction shall:

(a)	notify the Agent of such fact; and

Exhibit 10.4
‑ 111 ‑

(b)
purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders rateably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing to them, provided that:

(i)
if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest;

(ii)
the provisions of this Section 12.6 shall not be construed to apply to (x) any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Obligor or any Affiliate of an Obligor (as to which the provisions of this Section shall apply); and

(iii)
the provisions of this Section 12.6 shall not be construed to apply to (A) Cash Collateral provided, payment received, or the exercise of rights of counterclaim, set-off or banker’s lien or similar rights, in respect of any Cash Management Services provided by, or Cash Management Obligations owing to, any Cash Manager, (B) any payment made while no Event of Default has occurred and is continuing in respect of obligations of the Borrower to such Lender that do not arise under or in connection with the Loan Documents, (C) any payment made in respect of an obligation that is secured by a Permitted Lien or that is otherwise entitled to priority over the Borrower’s obligations under or in connection with the Loan Documents, (D) any reduction arising from an amount owing to an Obligor upon the termination of any Lender Hedge Agreement, or (E) any payment to which such Lender is entitled as a result of any form of credit protection obtained by such Lender.

The Obligors consent to the foregoing and agree, to the extent they may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Obligor rights of setoff and counterclaim and similar rights of Lenders with respect to such participation as fully as if such Lender were a direct creditor of each Obligor in the amount of such participation.

12.7	Remedies Cumulative and Waivers
For greater certainty, it is expressly understood and agreed that the rights and remedies of the Lenders and the Agent hereunder or under any other Loan Document are cumulative and are in addition to and not in substitution for any rights or remedies provided by law or by equity; and any single or partial exercise by the Lenders or by the Agent of any right or remedy for a default or breach of any term, covenant, condition or agreement contained in this Agreement or other Loan Document shall not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy or other rights or remedies to which any one or more of the Lenders and the Agent may be

Exhibit 10.4
‑ 112 ‑

lawfully entitled for such default or breach. Any waiver by, as applicable, the Required Lenders, the Lenders or the Agent of the strict observance, performance or compliance with any term, covenant, condition or other matter contained herein and any indulgence granted, either expressly or by course of conduct, by, as applicable, the Required Lenders, the Lenders or the Agent shall be effective only in the specific instance and for the purpose for which it was given and shall be deemed not to be a waiver of any rights and remedies of the Lenders or the Agent under this Agreement or any other Loan Document as a result of any other default or breach hereunder or thereunder.

ARTICLE 13
YIELD PROTECTION / TAXES / REPLACEMENT OF LENDERS

13.1	Increased Costs

(a)	Increased Costs Generally. If, after the Effective Date, any Change in Law shall:

(i)
impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)
subject any Lender to any Tax of any kind whatsoever with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof, except for Indemnified Taxes or Other Taxes covered by Section 13.2 and except for the imposition, or any change in the rate, of any Excluded Tax payable by such Lender; or

(iii)	impose on any Lender or any applicable interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then upon request of the Required Lenders, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)
Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of

Exhibit 10.4
‑ 113 ‑

such Lender or the Loans made by such Lender, to a level below that which such Lender or its holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of its holding company with respect to capital adequacy), then the Borrower, will pay to such Lender such additional amount or amounts as will compensate such Lender or its holding company for any such reduction suffered.

(c)
Certificates for Reimbursement.  Upon a Lender having determined that it is entitled to additional compensation in accordance with the provisions of Section 13.1(a) or 13.1(b), such Lender shall, within 90 days, so notify the Borrower and the Agent, provided that, if the Borrower is not provided with such notice within such period, then such Lender shall not be entitled to claim additional compensation for any period prior to the date of delivery of such notice. The Lender shall provide to the Borrower and the Agent a photocopy of the relevant law or official directive (or, if it is impracticable to provide a photocopy, a written summary of the same). A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 13.1(a) or 13.1(b), including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Banking Days after receipt thereof.

(d)
Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, except that the Borrower shall not be required to compensate a Lender pursuant to this Section 13.1 for any increased costs incurred or reductions suffered more than 90 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor, unless the Change in Law giving rise to such increased costs or reductions is retroactive, in which case the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)
Consistent Treatment. A Lender shall only be entitled to claim compensation pursuant to this Section 13.1 if and to the extent that is claiming similar compensation from other comparable borrowers under comparable credit facilities.

13.2	Taxes

(a)
Payments Subject to Taxes.  If any Obligor, the Agent, or any Lender is required by Applicable Law (as determined in the good faith discretion of the applicable withholding agent) to deduct or pay any Indemnified Taxes (including any Other Taxes) in respect of any payment by or on account of any obligation of an Obligor hereunder or under any other Loan Document, then:

Exhibit 10.4
‑ 114 ‑

(i)
the sum payable shall be increased by that Obligor when payable as necessary so that after making or allowing for all required deductions and payments (including deductions and payments applicable to additional sums payable under this Section 13.2) the Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or payments been required;

(ii)	the Borrower shall make any such deductions required to be made by it under Applicable Law; and

(iii)	the Borrower shall timely pay the full amount required to be deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b)
Payment of Other Taxes by the Borrower.  Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c)	Indemnification.

(i)
The Borrower shall indemnify the Agent and each Lender, within 10 Banking Days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Agent or such Lender or required to be withheld or deducted from a payment to the Agent or such Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority (subject to the following sentence and Section 13.2(f)) with a certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. In the event the Borrower has made a payment to the Agent or a Lender pursuant to this paragraph (c) and the Agent or Lender is thereafter granted or receives a credit, refund or remission in respect of the Indemnified Taxes or Other Taxes, then the Agent or Lender, as the case may be, shall, subject to the Borrower having paid the relevant amount payable under this paragraph (c) and to the extent it is satisfied that it can do so without prejudice to the retention of the amount of such credit, refund or remission, refund to the Borrower such amount (if any) as the Agent or Lender determines in good faith will leave the Agent or Lender in no worse position than would have been the case if there had been no obligation to pay the Indemnified Taxes or Other Taxes in the first place. The Agent or Lender shall not be obligated to provide to the Borrower copies of all or any part of its tax returns, financial statements or other corporate financial data by reason of any such matter.

Exhibit 10.4
‑ 115 ‑

(ii)
Each Lender shall severally indemnify the Agent, within 10 Banking Days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to the Agent’s failure to comply with the provisions of Section 16.2(c) relating to the maintenance of a Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph.

(d)
Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by an Obligor to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(e)
Status of Lenders.  Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall, at the request of the Borrower or the Agent, deliver to the Borrower and the Agent, no later than 30 days after the later of the date of the request and the date such Lender becomes a party hereto (or designates a new lending office) under this Agreement, at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition:

(i)
any Lender, if requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to withholding or information reporting requirements; and

(ii)
any Lender that becomes subject to Canadian withholding tax with respect to any Outstandings other than by reason of a Change in Law, shall within 5 days thereof notify the Borrower and the Agent in writing.

Exhibit 10.4
‑ 116 ‑

(f)
Treatment of Certain Refunds and Tax Reductions.  Without duplication of amounts payable pursuant to Section 13.2(c), if the Agent or a Lender determines, in its sole discretion, that it has received a credit, refund or remission of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which another Obligor has paid additional amounts pursuant to this Section, it shall pay to the Borrower or other Obligor, as applicable, an amount equal to such credit, refund or remission (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or other Obligor under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund, credit or remission), net of all reasonable out-of-pocket expenses of the Agent or such Lender, as the case may be, and without interest. The Borrower shall, and shall cause each other Obligor, as applicable, to, upon the request of the Agent or such Lender, repay the amount paid over to the Borrower or other Obligor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender if the Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person, to arrange its affairs in any particular manner or to claim any available refund or reduction.

(g)	Survival. The provisions of Section 13.2(c) shall survive the repayment of the Outstandings and the cancellation of the Credit Facility.

13.3	Mitigation Obligations: Replacement of Lenders

(a)
Designation of a Different Lending Office.  If any Lender requests compensation under Section 13.1, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 13.2, then, with the consent of the Borrower, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 13.1 or 13.2 , as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)
Replacement of Lenders.  If: (I) any Lender requests compensation under Section 13.1; (II) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 13.2; (III) any Lender’s obligations are suspended pursuant to Section 13.4; (IV) any Lender exercises its rights under Section 13.5 or 13.6 or 13.7 but not all

Exhibit 10.4
‑ 117 ‑

Lenders are so affected; any Lender does not provide its consent to a request by the Borrower for a waiver of a condition precedent as provided in Section 3.3; (V) any Lender does not provide its consent, waiver or agreement to a request by the Borrower for a consent, waiver or amendment that requires the consent of all of the Lenders, all Required Lenders or all affected Lenders as provided for in Section 16.10(a) or 16.10(b), as applicable; or (VI) any Lender becomes a Defaulting Lender; then, in addition to and not in limitation of or derogation from the other provisions hereof, the Borrower shall have the right, at its option:

(i)
at their sole expense and effort, upon 10 days’ written notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 16.2), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(A)
the assigning Lender receives payment of an amount equal to the Outstanding Principal of its Loans and accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any breakage costs and amounts required to be paid under this Agreement as a result of prepayment to a Lender) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) (or such lower amount as the assigning Lender may agree in its sole discretion);

(B)
in the case of any such assignment resulting from a claim for compensation under Section 13.1 or payments required to be made pursuant to Section 13.2, such assignment will result in a reduction in such compensation or payments thereafter;

(C)
in the case of any assignment in the circumstances set out in subparagraph (V) of this Section 13.3(b), such waiver or amendment is approved by (A) all other Lenders, in the case of a consent or agreement requiring all Lenders, (B) at least the Required Lenders, in the case of a consent or agreement requiring the Required Lenders, or (C) all other affected Lenders, in the case of a consent or agreement requiring all affected Lenders, and in each case the assignee consents to such waiver or amendment; and

(D)	such assignment does not conflict with Applicable Law; or

(ii)
elect to terminate such Lender’s Commitments, in which case the Total Commitment shall be reduced by an amount equal to the amount of any Lender’s Commitment so cancelled (provided that prior to or concurrently

Exhibit 10.4
‑ 118 ‑

with such cancellation such Lender shall have received payment in full of all principal, interest, fees and other amounts through such date of cancellation and a release from any further obligations to make Advances under the Loan Documents after such termination).
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Solely for purposes of effecting any assignment involving a Defaulting Lender under this Section 13.3 and to the extent permitted under Applicable Law, each Lender hereby designates and appoints the Agent as true and lawful agent and attorney-in-fact, with full power and authority, for and on behalf of and in the name of such Lender to execute, acknowledge and deliver the assignment required hereunder if such Lender is a Defaulting Lender and such Lender shall be bound thereby as fully and effectively as if such Lender had personally executed, acknowledged and delivered the same.
The Borrower may exercise any combination of their rights to replace or repay Lenders under this Section 13.3; provided that in each case each Lender being replaced or repaid is treated rateably with each of the other Lenders being replaced or repaid.

13.4	Illegality
If any Lender determines in good faith that the adoption of any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make or maintain any Loan (or to maintain its obligation to make any Loan), or to determine or charge interest rates based upon any particular rate, then, on notice thereof by such Lender to the Borrower through the Agent, any obligation of such Lender with respect to the activity that is unlawful shall be suspended until such Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice (with a copy to the Agent), the Borrower shall, within the time required by such Applicable Law (or on demand if no such time period is prescribed by Applicable Law or at the end of such longer period as such Lender at its discretion may agree), prepay without penalty or premium or, if conversion would avoid the activity that is unlawful, convert any Loans in order to avoid the activity that is unlawful. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be disadvantageous to such Lender. If any such change shall only affect a portion of such Lender’s obligations under this Agreement which is, in the opinion of such Lender and the Agent, severable from the remainder of this Agreement so that the remainder of this Agreement may be continued in full force and effect without otherwise affecting any of the obligations of the Agent, the other Lenders or the Borrower hereunder, such Lender shall only declare its obligations under that portion so terminated.

13.5	Market Disruption Respecting Bankers’ Acceptances

Exhibit 10.4
‑ 119 ‑

If:

(a)
the Agent (acting reasonably) makes a determination, which determination shall be conclusive and binding upon the Borrower, and notifies the Borrower, that there no longer exists an active market for bankers’ acceptances accepted by the Lenders; or

(b)
the Borrower is not marketing Bankers’ Acceptances on its own and the Agent is advised by Lenders holding at least 35% of the Total Commitment by written notice (each, a “BA Suspension Notice”) that such Lenders have determined (acting reasonably) that the BA Discount Rate will not or does not accurately reflect the cost of funds of such Lenders or the discount rate which would be applicable to a sale of Bankers’ Acceptances accepted by such Lenders in the market for the applicable term;

then:

(c)
the right of the Borrower to request Bankers’ Acceptances or BA Equivalent Advances from any Lender shall be suspended until the Agent determines that the circumstances causing such suspension no longer exist, and so notifies the Borrower and the Lenders;

(d)
any outstanding Drawdown Notice requesting a Loan by way of Bankers’ Acceptances or BA Equivalent Advances shall be deemed to be a Drawdown Notice requesting a Prime Loan in the amount specified in the original Drawdown Notice;

(e)
any outstanding Conversion/Rollover/Repayment Notice requesting a Conversion of a Loan by way of Prime Loan, USBR Loan or LIBO Rate Loan into a Loan by way of Bankers’ Acceptances or BA Equivalent Advances shall be deemed to be a Conversion/Rollover/Repayment Notice requesting a Conversion of such Loan into a Prime Loan; and

(f)
any outstanding Conversion/Rollover/Repayment Notice requesting a Rollover of a Loan by way of Bankers’ Acceptances or BA Equivalent Advances, shall be deemed to be a Conversion/Rollover/Repayment Notice requesting a Conversion of such Loan into a Prime Loan.

The Agent shall promptly notify the Borrower and the Lenders of any suspension of the Borrower’s right to request Bankers’ Acceptances or BA Equivalent Advances and of any termination of any such suspension. A BA Suspension Notice shall be effective upon receipt of the same by the Agent if received prior to 12:00 noon (Toronto time) on a Banking Day and if not, then on the next following Banking Day, except in connection with a Drawdown Notice or Conversion/Rollover/Repayment Notice previously received by the Agent, in which case the applicable BA Suspension Notice shall only be effective with respect to such previously received Drawdown Notice or Conversion/Rollover/Repayment Notice if received by the Agent prior to 12:00 noon (Toronto time) 2 Banking Days prior to the proposed Drawdown Date, Conversion Date or Rollover Date

Exhibit 10.4
‑ 120 ‑

(as applicable) applicable to such previously received Drawdown Notice or Conversion/Rollover/Repayment Notice, as applicable.

13.6	Market Disruption Respecting LIBO Rate Loans
If, at any time subsequent to the giving of a Drawdown Notice or a Conversion/Rollover/Repayment Notice to the Agent by the Borrower with regard to any requested LIBO Rate Loan:

(a)
the Agent (acting reasonably) determines that by reason of circumstances affecting the London interbank market, adequate and fair means do not exist for ascertaining the rate of interest with respect to, or deposits are not available in sufficient amounts in the ordinary course of business at the rate determined hereunder to fund, a requested LIBO Rate Loan during the ensuing Interest Period selected;

(b)
the Agent (acting reasonably) determines that the making or continuing of the requested LIBO Rate Loan by the Lenders has been made impracticable by the occurrence of an event which materially adversely affects the London interbank market generally; or

(c)
the Agent is advised by Lenders holding at least 35% of the Total Commitment by written notice (each, a “LIBO Suspension Notice”), such notice to be received by the Agent no later than 12:00 noon (Toronto time) on the third Banking Day prior to the date of the requested Drawdown, Rollover or Conversion, as the case may be, that such Lenders have determined (acting reasonably) that the LIBO Rate will not or does not adequately reflect the effective cost of funds to such Lenders of United States Dollar deposits in such market for the relevant Interest Period, then the Agent shall give notice thereof to the Lenders and the Borrower as soon as possible after such determination or receipt of such LIBO Suspension Notice, as the case may be, and the Borrower shall, within one Banking Day after receipt of such notice and in replacement of the Drawdown Notice or Conversion/Rollover/Repayment Notice, as the case may be, previously given by the Borrower, give the Agent a Drawdown Notice or a Conversion/Rollover/Repayment Notice, as the case may be, which specifies the Drawdown of any other Loan or the Conversion of the relevant LIBO Rate Loan on the last day of the applicable Interest Period into any other Loan which would not be affected by the notice from the Agent pursuant to this Section 13.6.
In the event the Borrower fails to give, if applicable, a valid replacement Conversion/Rollover/Repayment Notice with respect to the maturing LIBO Rate Loans which were the subject of a Conversion/Rollover/Repayment Notice, such maturing LIBO Rate Loans shall be converted on the last day of the applicable Interest Period into USBR Loans as if a valid replacement Conversion/Rollover/Repayment Notice had been given to the Agent by the Borrower pursuant to the provisions hereof. In the event the Borrower fails to give, if applicable, a valid replacement Drawdown Notice with respect to a Drawdown originally requested by way of a LIBO Rate Loan, then the Borrower shall be deemed to have requested a Drawdown by way of a USBR Loan in the amount specified in the original Drawdown Notice and, on the originally requested Drawdown

Exhibit 10.4
‑ 121 ‑

Date, the Lenders (subject to the other provisions hereof) shall make available the requested amount by way of a USBR Loan.

13.7	Takeovers

(a)
Takeover Procedure. If the Borrower wishes to utilize, whether directly or indirectly, Drawdowns under the Credit Facility to facilitate, assist or participate in a Takeover by any Obligor or any Affiliate thereof:

(i)
at least 10 Banking Days prior to the delivery to the Agent of a Drawdown Notice made in connection with a Takeover, an Authorized Officer of the Borrower will notify the Agent in writing (who will then notify the Lenders) of the particulars of the Takeover in sufficient detail to enable each Lender to determine, in each Lender’s sole discretion, whether it will permit a Drawdown to be utilized for such Takeover;

(ii)
if a Lender decides not to fund an Advance to be utilized for such Takeover, then upon such Lender so notifying the Agent in writing (who will then notify the Borrower), such Lender will have no obligation to fund such Advance notwithstanding any other provision of this Agreement to the contrary; and

(iii)
each Lender will use reasonable commercial efforts to notify the Agent in writing as soon as practicable (and in any event within 5 Banking Days of receipt of the particulars thereof from the Agent) of its decision whether or not to fund a proposed Takeover and if no such notice is delivered to the Agent in such period, such Lender will be deemed to have elected not to fund, and in the event that any Lender has such a conflict of interest and has elected not to participate in the requested Advance, then upon the Agent so notifying the Borrower, such Lender will have no obligation to provide Advances for such Takeover notwithstanding any other provision of this Agreement to the contrary; provided, however, that each Lender, which has, or is deemed to have, no such conflict of interest will have an obligation, up to the amount of its Commitment, to provide Advances for such Takeover, and any such Advance for such Takeover will be provided by each Takeover Lender in accordance with the ratio that its Commitment bears to the aggregate of the Commitments of all Lenders participating in such Advance.

(b)
Takeover Loans. If an Advance under the Credit Facility is utilized for the purposes of a Takeover and there are Lenders that have not funded such Advance in accordance with Section 13.7(a), then following the making of any such Advance and notwithstanding any other provision of this Agreement to the contrary, all subsequent Advances under the Credit Facility shall be made entirely by the Lenders not funding such Advance until such time as each Lender’s Applicable Percentage of the

Exhibit 10.4
‑ 122 ‑

Outstanding Principal under the Credit Facility is equal to its Applicable Percentage of the Total Commitment.

ARTICLE 14
EXPENSES, INDEMNIFICATION AND JUDGMENT CURRENCY

14.1	Expenses; Indemnity; Damage Waiver

(a)	Costs and Expenses. The Borrower shall pay, within 30 days after notice from the Agent:

(i)
all reasonable out-of-pocket expenses incurred by the Agent, including the reasonable fees, charges and disbursements of primary counsel for the Agent (including a single firm of local counsel in each appropriate jurisdiction or otherwise retained with the Borrower’s written consent (such written consent not to be unreasonable withheld or delayed), in connection with the syndication of the Credit Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); and

(ii)
all reasonable out-of-pocket expenses incurred by the Agent or any Lender, including the reasonable fees, charges and disbursements of primary counsel for the Agent and the Lenders (including a single firm of local counsel in each appropriate jurisdiction, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)
Indemnification by the Borrower.  The Borrower shall indemnify the Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, even if joint or several, including the reasonable fees, charges and disbursements of any counsel (on a full indemnity basis) for any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party arising out of, in connection with, or as a result of:

(i)
the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or non-performance by the parties hereto of their respective

Exhibit 10.4
‑ 123 ‑

obligations hereunder or thereunder or the consummation or non-consummation of the transactions contemplated hereby or thereby;

(ii)	any Loan or the use or proposed use of the proceeds therefrom;

(iii)	the Existing Business;

(iv)
any actual or alleged presence or Release of Hazardous Materials on or from any Property owned or operated by any Obligor, or any of their respective Subsidiaries, or any Environmental Claims related in any way to any Obligor, or any of their respective Subsidiaries; or

(v)
any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the bad faith, gross negligence or wilful misconduct of such Indemnitee or an unexcused material breach of such Indemnitee’s obligations under a Loan Document by such Indemnitee as determined by a final non-appealable judgment of a court of competent jurisdiction, but shall continue to apply to other Indemnitees, nor shall it be available in respect of matters specifically addressed in Sections 13.1, 13.2 and 14.1(a). An Indemnitee shall not settle any claim asserted against any Indemnitee by a third party without the written consent of the Borrower, which consent shall not be unreasonably delayed or withheld.

(c)
Reimbursement by Lenders.  To the extent that the Borrower for any reason fail to indefeasibly pay any amount required under Section 14.1(a) or 14.1(b) to be paid by it to the Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the other provisions of this Agreement concerning several liability of the Lenders.

(d)
Waiver of Consequential Damages, Etc.  To the fullest extent permitted by Applicable Law, the Borrower shall not, and shall not permit any other Obligor to, assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for indirect, special, consequential, punitive, aggravated or exemplary

Exhibit 10.4
‑ 124 ‑

damages (as opposed to direct damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby (or any breach thereof), the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided that, nothing in this paragraph (d) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, provided that the Indemnitee has used its usual and customary practices to avoid such use.

(e)
Payments.  Except as expressly set forth in this Section 14.1, all amounts due under this Section 14.1 shall be payable promptly after demand therefor. A certificate of the Agent or a Lender which sets forth the amount or amounts owing to the Agent, Lender or a sub-agent or Related Party, as the case may be, as specified in this Section 14.1, including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Borrower shall be conclusive absent manifest error.

(f)	Survival. The provisions of this Section 14.1 shall survive the repayment of the Outstandings and the cancellation of the Credit Facility.

14.2	Judgment Currency

(a)
If for the purpose of obtaining or enforcing judgment against the Borrower in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 14.2 referred to as the “Judgment Currency”) an amount due in Cdn. Dollars or United States Dollars under this Agreement, the conversion shall be made at the rate of exchange prevailing on the Banking Day immediately preceding:

(i)	the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date; or

(ii)
the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 14.2 being hereinafter in this Section 14.2 referred to as the “Judgment Conversion Date”).

(b)
If, in the case of any proceeding in the court of any jurisdiction referred to in Section 14.2(a)(ii), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the Borrower shall pay such additional amount (if any) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of

Exhibit 10.4
‑ 125 ‑

exchange prevailing on the date of payment, will produce the amount of Cdn. Dollars or United States Dollars, as the case may be, which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

(c)
Any amount due from the Borrower under the provisions of Section 14.2(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

(d)	The term “rate of exchange” in this Section 14.2 means the Spot Rate.

ARTICLE 15
AGENCY

15.1	Appointment and Authority
Each of the Lenders hereby irrevocably appoints RBC as Agent and to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent and the Lenders, and no Obligor shall have rights as a third party beneficiary of any of such provisions. Each of the Lenders hereby authorizes the Agent to execute and deliver on behalf of the Lenders the Collateral Agency and Intercreditor Agreement, any subordination agreement required in connection with Permitted Subordinated Loans and any document or instrument contemplated in connection therewith, in each case, to the extent this Agreement does not otherwise require the consent of the Required Lenders or all Lenders therefor.

15.2	Rights as a Lender
Each Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Each Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Obligor or any Affiliate thereof as if such Person were not the Agent and without any duty to account to the Lenders.

15.3	Exculpatory Provisions

(a)	The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent:

Exhibit 10.4
‑ 126 ‑

(i)	shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)
shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents), but the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or Applicable Law; and

(iii)
shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the person serving as the Agent or any of its Affiliates in any capacity.

(b)	The Agent shall not be liable for any action taken or not taken by it:

(i)
with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as is necessary, or as the Agent believes in good faith is necessary, under the provisions of the Loan Documents); or

(ii)	in the absence of its own bad faith, gross negligence or wilful misconduct.
The Agent shall be deemed not to have knowledge of any Default unless and until notice describing the Default or Event of Default is given to the Agent by the Borrower or a Lender.

(c)	Except as otherwise expressly specified in this Agreement, the Agent shall not be responsible for or have any duty to ascertain or inquire into:

(i)	any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document;

(ii)	the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith;

(iii)	the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default;

(iv)	the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document; or

Exhibit 10.4
‑ 127 ‑

(v)	the satisfaction of any condition specified in this Agreement, other than to confirm receipt of items expressly required to be delivered to the Agent.

15.4	Reliance by Agent
The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Agent may consult with legal counsel (who may be Borrower’s Counsel), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Agent shall promptly provide information to one another in order to carry out the purpose and intent of this Agreement.

15.5	Indemnification of Agent
Each Lender agrees to indemnify the Agent and each Related Party and hold it harmless (to the extent not reimbursed by the Borrower), rateably according to its Applicable Percentage (and not jointly or jointly and severally) from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel, which may be incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or the transactions therein contemplated. However, no Lender shall be liable for any portion of such losses, claims, damages, liabilities and related expenses resulting from the Agent’s bad faith, gross negligence or wilful misconduct.

15.6	Delegation of Duties
The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-Agent appointed by the Agent from among the Lenders and their respective Affiliates. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The provisions of this Article 15 and other provisions of this Agreement for the benefit of the Agent shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facility provided for herein as well as activities as the Agent.

15.7	Replacement of Agent

(a)
The Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower, such consent not to be unreasonably withheld, to appoint a successor, which shall be a Lender having a Commitment and

Exhibit 10.4
‑ 128 ‑

having an office in Toronto, Ontario or Calgary, Alberta, or an Affiliate of any such Lender with an office in Toronto, Ontario or Calgary, Alberta. The Agent may also be removed at any time by the Required Lenders upon 45 days’ notice to the Agent and the Borrower as long as the Required Lenders, with the consent of the Borrower, such consent not to be unreasonably withheld, appoint and obtain the acceptance of a successor within such 45 days, which, in the case of the Agent, shall be a Lender having an office in Toronto, Ontario or Calgary, Alberta, or an Affiliate of any such Lender with an office in Toronto, Ontario or Calgary, Alberta.

(b)
If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, and with the consent of the Borrower, such consent not to be unreasonably withheld, appoint a successor Agent meeting the qualifications specified in Section 15.7(a), provided that if the Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in the preceding paragraph.

(c)
Upon a successor’s appointment as the Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the former Agent, and the former Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided in the preceding paragraph). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the termination of the service of the former Agent, the provisions of this Section 15.7 and of Section 14.1 shall continue in effect for the benefit of such former Agent, its sub-Agent and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while such former Agent was acting as the Agent.

15.8	Non-Reliance on Agent and Other Lenders
Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as

Exhibit 10.4
‑ 129 ‑

it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

15.9	Collective Action of the Lenders
Each of the Lenders hereby acknowledges that to the extent permitted by Applicable Law, the remedies and any collateral security provided under the Loan Documents to the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder and under any collateral security are to be exercised not severally, but by the Agent upon the decision of the Required Lenders (or such other number or percentage of the Lender Secured Parties as shall be expressly provided for in the Loan Documents). Accordingly, notwithstanding any of the provisions contained herein or in any collateral security, each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder with respect to the Credit Facility including any declaration of Default or Event of Default hereunder or thereunder but that any such action shall be taken only by the Agent with the prior written agreement of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents). Each of the Lenders hereby further covenants and agrees that upon any such written agreement being given, it shall co-operate fully with the Agent to the extent requested by the Agent. Notwithstanding the foregoing, in the absence of instructions from the Lenders and where in the sole opinion of the Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action, the Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders as it deems appropriate or desirable in the interest of the Lenders.

15.10	Lender Decisions
The Lenders agree that all decisions as to actions to be or not to be taken, as to consents or waivers to be given or not to be given, as to determinations to be made and otherwise in connection with this Agreement and the Loan Documents, shall be made upon the decision of the Required Lenders except in respect of a decision or determination where it is specifically provided in this Agreement that “all of the Lenders”, “all Lenders”, “each of the Lenders” or words to similar effect, or the Agent alone, is to be responsible for same. Each of the Lenders shall be bound by and agrees to abide by and adopt all decisions made as aforesaid and covenants in all communications with the Borrower to act in concert and to join in the action, consent, waiver, determination or other matter decided as aforesaid.

15.11	Procedure for Funding Loans
The Agent shall make Loans available to the Borrower as required hereunder by debiting the Agent’s Account to which the Lender’s Applicable Percentage of such Loans have been credited in accordance with Section 2.8(b) (or causing such account to be debited) and, in the absence of other arrangements agreed to by the Agent and the Borrower in writing, by crediting the account of the Borrower or, at the expense of the Borrower, transferring (or causing to be transferred) like funds in accordance with the instructions of the Borrower as set forth in the Drawdown Notice or Conversion/Rollover/Repayment Notice, as the case may be, in respect of each Loan; provided that

Exhibit 10.4
‑ 130 ‑

the obligation of the Agent hereunder to effect such a transfer shall be limited to taking such steps as are commercially reasonable to implement such instructions, which steps once taken shall constitute conclusive and binding evidence that such funds were advanced hereunder in accordance with the provisions relating thereto and the Agent shall not be liable for any damages, claims or costs which may be suffered by the Borrower and occasioned by the failure of such Loan to reach the designated destination.

15.12	Remittance of Payments
Except for amounts payable to the Agent for its own account, forthwith after receipt of any repayment pursuant hereto or payment of interest or fees pursuant to Article 4 or payment pursuant to Article 7, the Agent shall remit to each Lender its Applicable Percentage of such payment.

15.13	Agent’s Clawback

(a)
Funding by Lenders; Presumption by Agent.  Unless the Agent shall have received notice from a Lender prior to the proposed date of any Advance of funds that such Lender will not make available to the Agent such Lender’s share of such Advance, the Agent may assume that such Lender has made such share available on such date in accordance with the provisions of this Agreement concerning funding by Lenders and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable advance available to the Agent, then such Lender shall pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at a rate determined by the Agent in accordance with prevailing banking industry practice on interbank compensation. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender’s Loan included in such Advance. If such Lender does not do so forthwith, the Borrower shall pay to the Agent forthwith on demand such corresponding amount with interest thereon at the interest rate applicable to the Advance in question. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that has failed to make such payment to the Agent.

(b)
Payments by Borrower; Presumptions by Agent.  Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of any Lender hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute the amount due to the Lenders. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at a rate determined by the Agent in accordance with prevailing banking industry practice on interbank compensation.

Exhibit 10.4
‑ 131 ‑

15.14	Adjustments Among Lenders

(a)
Adjustments to Outstandings.  Each Lender agrees that, after delivery of a notice of acceleration pursuant to Section 12.2 or the occurrence of an Event of Default specified in Section 12.1(f) or 12.1(g), it will at any time and from time to time upon the request of the Agent as required by any Lender purchase portions of the Outstanding Principal owed to the other Lenders and make any other adjustments which may be necessary or appropriate, so that the amount of Outstanding Principal owed to each Lender, as adjusted pursuant to this Section 15.14(a), will be equal to its Applicable Percentage of all Outstanding Principal. For the purposes of this Section 15.14(a), any undrawn Commitments shall be deemed to have been cancelled upon delivery of such notice of acceleration or the occurrence of such specified Event of Default.

(b)
Application of Payments.  The Agent and the Lenders agree that, after delivery of a notice of acceleration pursuant to Section 12.2 or the occurrence of an Event of Default specified in Section 12.1(f) or 12.1(g), the amount of any repayment made by the Borrower under this Agreement, and the amount of any proceeds from the exercise of any rights or remedies of the Lenders under the Loan Documents, which are to be applied against amounts owing hereunder, shall be so applied in a manner so that, to the extent possible, the amount of the Outstanding Principal owed to each Lender after giving effect to such application and any adjustments made pursuant to Section 15.14(a) shall be equal to its Applicable Percentage of all Outstanding Principal owed to all Lenders.

(c)
Further Assurances.  The Borrower agrees to be bound by and, at the request of the Agent, to do all things necessary or appropriate to give effect to any and all purchases and other adjustments made by and between the Lenders pursuant to this Section 15.14, but shall incur no increased liabilities, in aggregate, by reason thereof.

15.15	Agent and Defaulting Lenders

(a)
To the extent permitted by Applicable Law, each Defaulting Lender shall be required to provide to the Agent cash in an amount, as shall be determined from time to time by the Agent or any Fronting Lender, as the case may be, in its discretion, equal to all obligations of such Defaulting Lender to the Agent or such Fronting Lender, as the case may be, that are owing or may become owing pursuant to this Agreement, including such Defaulting Lender’s obligation to pay, on a pro rata basis, any indemnification or expense reimbursement amounts not paid by the Borrower. Such cash shall be held by the Agent in one or more Cash Collateral Accounts, which accounts shall be in the name of the Agent and shall not be required to be interest bearing. The Agent shall be entitled to apply the foregoing cash in accordance with Section 15.5.

(b)	In addition to the indemnity and reimbursement obligations in Section 15.5, each Lender agrees to indemnify the Agent and hold it harmless (to the extent not

Exhibit 10.4
‑ 132 ‑

reimbursed by the Borrower) on a pro rata basis (and, in calculating the pro rata basis, the Commitments of any Defaulting Lenders shall be excluded) any amount that a Defaulting Lender fails to pay the Agent and which is due and owing to the Agent pursuant to Section 15.5. Each Defaulting Lender agrees to indemnify each other Lender for any amounts paid by such Lender and which would otherwise be payable by the Defaulting Lender.

(c)
The Agent shall be entitled to set-off and/or withhold from any Defaulting Lender’s pro rata portion of all payments received from the Borrower against such Defaulting Lender’s obligations to make payments and fund Loans required to be made by it and to purchase participations required to be purchased by it in each case under this Agreement and the other Loan Documents. The Agent shall be entitled to withhold and deposit in one or more non-interest bearing Cash Collateral Accounts in the name of the Agent amounts (whether principal, interest, fees or otherwise) received by the Agent and due to a Defaulting Lender pursuant to this Agreement, for so long as such Lender is a Defaulting Lender, which amounts shall be used by the Agent:

(i)	first, to reimburse the Agent for any amounts owing to it, in its capacity as Agent, by the Defaulting Lender pursuant to any Loan Document;

(ii)	second, to the payment, on a pro rata basis, of any amounts owing by such Defaulting Lender to the Fronting Lenders hereunder;

(iii)	third, to the reimbursement, on a pro rata basis, of any indemnity amounts owing by such Defaulting Lender pursuant to Section 15.15(b);

(iv)
fourth, to Cash Collateralize all other contingent obligations of such Defaulting Lender to the Agent or any Fronting Lender owing pursuant to this Agreement in such amount as shall be determined from time to time by the Agent or any Fronting Lender in its discretion, including such Defaulting Lender’s obligation to pay, on a pro rata basis, any indemnification or expense reimbursement amounts not paid by the Borrower; and

(v)	fifth, to fund from time to time such Defaulting Lender’s pro rata portion of Loans, provided that any such funds in excess of such Defaulting Lender’s defaulted obligations shall be paid to the Defaulting Lender.

(d)
For greater certainty and in addition to the foregoing, neither the Agent nor any of its Affiliates nor any of their respective shareholders, officers, directors, employees, agents or representatives shall be liable to any Lender (including a Defaulting Lender) for any action taken or omitted to be taken by it in connection with amounts payable by the Borrower to a Defaulting Lender and received and deposited by the Agent in a cash collateral account and applied in accordance with the provisions of this

Exhibit 10.4
‑ 133 ‑

Agreement, save and except for the bad faith, gross negligence or wilful misconduct of the Agent.

15.16	Debt Sharing Confirmation Under Collateral Agency and Intercreditor Agreement
Each of the Agent, the Lenders (on its own behalf and on behalf of its Affiliates which are Swap Lenders) and the Cash Managers hereby: (a) acknowledges that it has received and reviewed the Collateral Agency and Intercreditor Agreement and agrees to be bound to the terms thereof, and (b) agrees and confirms for the benefit of all holders of each other existing and future Series of Secured Debt and each existing and future Debt Representative that for purposes of the Collateral Agency and Intercreditor Agreement that (i) all Secured Obligations will, subject to the terms of the Collateral Agency and Intercreditor Agreement, be and are secured equally and rateably by all Liens at any time granted by the Borrower or any other Obligor to secure any Lender Secured Obligations, whether or not upon property otherwise constituting Collateral (under and as defined in the Collateral Agency and Intercreditor Agreement), (ii) all such Liens will be enforceable by the Collateral Agent for the benefit of all holders of Secured Obligations equally and rateably, and (iii) the Agent, Lenders, Swap Lenders and Cash Managers are bound by the provisions of the Collateral Agency and Intercreditor Agreement relating to the order of application of proceeds from enforcement of such Liens, and (c) consent to and direct the Collateral Agent to perform its obligations under the Collateral Agency and Intercreditor Agreement, including providing discharges and releases of the Security Documents and the Liens constituted thereby and postponements and subordinations as provided therein.

ARTICLE 16
GENERAL

16.1	Notices: Effectiveness; Electronic Communication

(a)
Notices Generally. All notices and other communications provided for in hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile to the addresses or facsimile numbers specified:

(i)	in the case of the Agent, as follows
Royal Bank of Canada, as Agent

20 King Street West, 4th Floor
Toronto, ON M5H 1C4
Attention: Manager, Agency

Facsimile: (416) 842-4023

Exhibit 10.4
‑ 134 ‑

(ii)    in the case of the Borrower, as follows:
Kinder Morgan Cochin ULC

Suite 2700, 300 – 5th Avenue S.W.

Calgary, AB T2P 5J2
Attention: Assistant General Counsel

Facsimile: (403) 514-6622

(iii)	in the case of an Obligor other than the Borrower, in care of the Borrower; and

(iv)	in the case of a Lender, in its Administrative Questionnaire provided to the Agent.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given on a Banking Day between 9:00 a.m. and 5:00 p.m. local time where the recipient is located, shall be deemed to have been given at 9:00 a.m. on the next Banking Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 16.1(b), shall be effective as provided therein.

(b)
Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender of Loans to be made if such Lender has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Banking Day for the recipient,

Exhibit 10.4
‑ 135 ‑

and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)	Change of Address, Etc. Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

16.2	Assigns

(a)
Assigns Generally. Except as permitted hereunder, no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 16.2(b), (ii) by way of participation in accordance with the provisions of Section 16.2(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 16.2(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Indemnitees, Participants to the extent provided in Section 16.2(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)
Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that:

(i)
except if an Event of Default has occurred and is continuing or in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment being assigned (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the Equivalent Amount in Canadian Dollars of the Outstanding Principal of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than Cdn.$10,000,000 (and in each case increments of Cdn.$10,000,000 in excess thereof) (or, if less, all of such Lender’s remaining Loans and applicable Commitments under the Credit Facility) and the minimum amount of any Commitment retained, if any, by

Exhibit 10.4
‑ 136 ‑

the assigning Lender shall be not less than Cdn.$10,000,000 unless each of the Agent (and in the case of the assignment of any part of the Credit Facility Commitment, the Fronting Lenders) and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents to a lower amount (each such consent not to be unreasonably withheld or delayed);

(ii)
each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Outstanding Principal or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate credits on a non-pro rata basis;

(iii)	any assignment must be approved by the Agent and each Fronting Lender (such approval not to be unreasonably withheld or delayed) unless:

(A)	the proposed assignee is itself already a Lender (other than a Defaulting Lender) acting through a branch in Canada, or

(B)	the proposed assignee is an Affiliate of a Lender or an Approved Fund with respect to a Lender, and such Lender has agreed not to be released from its obligations under this Agreement;

(iv)	any assignment must be approved by the Borrower (such approval not to be unreasonably withheld or delayed) unless:

(A)	the proposed assignee is itself already a Lender (other than a Defaulting Lender) acting through a branch in Canada,

(B)
the proposed assignee is an Affiliate of a Lender or an Approved Fund with respect to a Lender, and such Lender has agreed not to be released from its obligations under this Agreement and such assignment will not increase the amounts payable by the Borrower in connection with any withholding Taxes, or

(C)	an Event of Default has occurred and is continuing; and

(v)
the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500.00 (unless waived by the Agent) and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Agent pursuant to Section 16.2(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of

Exhibit 10.4
‑ 137 ‑

the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and the other Loan Documents, including any collateral security, and, unless the assigning Lender has agreed otherwise, the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Article 13 and Section 14.1, and shall continue to be liable for any breach of this Agreement by such Lender, with respect to facts and circumstances occurring prior to the effective date of such Assignment and Assumption. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 16.2(d). Any payment by an assignee to an assigning Lender in connection with an assignment or transfer shall not be or be deemed to be a repayment by the Borrower or a new Loan to the Borrower.

(c)
Register.  The Agent shall maintain at one of its offices in Toronto, Ontario or Calgary, Alberta a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (each, a “Register”). The entries in each Register shall be conclusive, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in a Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Each Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)
Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural person, a Defaulting Lender, an Obligor or any Affiliate of an Obligor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Outstanding Principal owing to it); provided that:

(i)	such Lender’s obligations under this Agreement shall remain unchanged;

(ii)	such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

(iii)	the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; and

Exhibit 10.4
‑ 138 ‑

(iv)	such Person is not a Disqualified Lender.
Any payment by a Participant to a Lender in connection with a sale of a participation shall not be or be deemed to be a repayment by the Borrower or a new Loan to the Borrower.
Subject to Section 16.2(e), the Borrower agrees that each Participant shall be entitled to the benefits of Article 13 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 16.2(b); provided that no Participant shall be entitled to receive any amount which the transferor Lender would not have been entitled to receive in such circumstances nor any greater amount pursuant to either such Section than the transferor Lender would have been entitled to receive in respect of such amount of the participation transferred by such transferor Lender to such participant had no such transfer occurred.

(e)
Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Sections 13.1 and 13.2 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. The agreement or consent of a Participant shall not be required for any amendment or waiver of the Loan Documents.

(f)
Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender to any Governmental Authority, but no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

16.3	Governing Law; Jurisdiction; Etc.

(a)	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Alberta and the federal laws of Canada applicable in that Province.

(b)
Submission to Jurisdiction.  Each of the parties hereto irrevocably and unconditionally submits, for itself and its Property, to the non-exclusive jurisdiction of the courts of the Province of Alberta, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any

Exhibit 10.4
‑ 139 ‑

other Loan Document against any Obligor or its properties in the courts of any other jurisdiction.

(c)
Waiver of Venue.  Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

16.4	Waiver of Jury Trial
Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in any legal action, proceeding or counterclaim directly or indirectly arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other Person has represented, expressly or otherwise, that such other Person would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents by, among other things, the mutual waivers and certifications in this Section.

16.5	Counterparts; Integration; Effectiveness; Electronic Execution

(a)
Counterparts: Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, and all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed by the Agent and each of the other parties hereto and when the Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)
Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law.

16.6	Treatment of Certain Information: Confidentiality

Exhibit 10.4
‑ 140 ‑

(a)
Each of the Agent and the Lenders acknowledges the confidential nature of the Information (as defined below) and agrees to maintain the confidentiality of the Information and prevent the disclosure thereof, except that Information may be disclosed:

(i)
its Affiliates and its and its Affiliates’ respective partners, directors, officers, employees, agents, professional advisors and representatives to the extent reasonably required to be disclosed thereto (provided that such Persons to whom such disclosure is made shall be under a like duty of confidentiality to that contained in this Section 16.6 and further provided that the Agent or the Lender, as the case may be, providing the Information shall be responsible for any breach by such Person of the aforementioned like duty of confidentiality);

(ii)	if, in the reasonable opinion of the Agent or such Lender, such disclosure is required by any regulatory authority having jurisdiction over it (including any self-regulatory authority);

(iii)	if, in the reasonable opinion of the Agent or such Lender, such disclosure is required by Applicable Laws or regulations or by any subpoena or similar legal process;

(iv)	to any other Lender or their respective counsel and advisors;

(v)
in connection with the exercise of any remedies, or the enforcement of any rights, hereunder or under any other Loan Document or in connection with any suit, action or proceeding initiated by the Agent and the Lenders or commenced by the Borrower the issues of which touch on the Information, in each case, relating to this Agreement or any other Loan Document but only to the extent such disclosure is necessary to the initiation or defense of such suit, action or proceeding;

(vi)	subject to an agreement containing provisions substantially the same as those of this Section 16.6, to:

(A)	any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement; or

(B)	any actual or prospective insurers, re-insurers or counterparty (or its advisors) to any swap, derivative, credit-linked note or similar transaction relating to any Obligor;

(vii)	with the written consent of the Borrower; or

(viii)	to the extent such Information:

Exhibit 10.4
‑ 141 ‑

(A)
becomes publicly available other than as a result of a breach of this Section 16.6 (including, for certainty, by a breach of this Section 16.6 by a Person for which the applicable Lender or the Agent is responsible); or

(B)
becomes available to the Agent or any Lender on a non-confidential basis from a source other than an Obligor, provided that the Agent or such Lender can show that such Information was, prior to the receipt thereof from an Obligor, lawfully in the Agent’s or such Lender’s possession from such source and not then subject to any obligation on its part to the Borrower to maintain confidentiality.

(b)
For purposes of this Section, “Information” means all financial, operational and other information and data received in connection with this Agreement or any other Loan Document from any Obligor, KMI or any Affiliate of KMI relating to any KMI, any Obligor or any Affiliate of the foregoing or in respect of any of their respective businesses.

16.7	Nature of Obligation under this Agreement

(a)
The obligations of each Lender and of the Agent under this Agreement are several. The failure of any Lender to carry out its obligations hereunder shall not relieve the other Lenders, the Agent or the Borrower of any of their respective obligations hereunder.

(b)	Subject to and without derogating from the operation of Sections 15.15 and 16.11, neither the Agent nor any Lender shall be responsible for the obligations of any other Lender hereunder.

16.8	Benefit of the Agreement
This Agreement shall enure to the benefit of and be binding upon the Borrower, the Lenders, the Fronting Lenders, the Agent and their respective successors and permitted assigns.

16.9	Severability
Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16.10	Amendments and Waivers
Any provision of this Agreement may be amended only if the Borrower and the Required Lenders so agree in writing and, except as otherwise specifically provided herein, may be waived only if the Required Lenders (or the Agent on their behalf) so agree in writing, provided that:

Exhibit 10.4
‑ 142 ‑

(a)	an amendment or waiver which changes or relates to:

(i)	increases in the Total Commitment or any Lender’s Commitment;

(ii)	decreases in the amounts or rates of, or deferral of the dates of any scheduled or mandatory payment of principal, interest, Bankers’ Acceptance fees, LC Fees or standby fees; or

(iii)	decreases in the amount of, or deferral of the dates of payment of, any fees payable hereunder (other than fees payable for the account of the Agent or the Fronting Lenders), shall require the agreement or waiver of each Lender directly and adversely affected thereby and also (in the case of an amendment) of the other parties hereto;

(b)	an amendment or waiver which changes or relates to:

(i)	the definition of “Required Lenders”;

(ii)	any provision hereof that requires treatment of Lenders on a pro rata basis or according to each Lender’s Applicable Percentage;

(iii)
any provision hereof contemplating or requiring consent, approval or agreement of “all Lenders”, “each Lender”, “all of the Lenders” or similar expressions or permitting waiver of conditions or covenants or agreements by “all Lenders” or similar expressions;

(iv)	the provisions of Section 12.1(a) or 12.1(b)(i), (ii) or (iii);

(v)
any release or discharge of any Obligor Guarantee or Liens under any Security Document (other than as expressly permitted hereby or pursuant to a Permitted Disposition or as otherwise expressly permitted hereby;

(vi)	the definition of “Maturity Date”;

(vii)	an assignment or transfer by the Borrower of any or all of its rights and obligations under any Loan Document;

(viii)	any alteration of the amount, currency, or mode of calculation of any principal, interest or other amounts owing hereunder; or

(ix)	this Section 16.10,
shall require the agreement or waiver of all of the Lenders and also (in the case of an amendment) of the other parties hereto;

Exhibit 10.4
‑ 143 ‑

(c)	an amendment or waiver which changes or relates to the rights and/or obligations of the Agent shall also require the agreement of the Agent thereto;

(d)	an amendment or waiver which changes or relates to the rights and/or obligations of a Fronting Lender shall also require the agreement of the applicable Fronting Lender thereto; and

(e)
an amendment to Section 7.6 which changes or relates to the rights and/or obligations of a Former Lender that remains a Swap Lender at such time shall also require the agreement of such Former Lender thereto.

Any such waiver and any consent by the Agent, any Lender, the Required Lenders, all affected Lenders or all of the Lenders (as applicable) under any provision of this Agreement must be in writing and may be given subject to any conditions deemed appropriate by the Person giving that waiver or consent. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.
The Lenders hereby confirm that, upon an amendment, waiver, consent or other agreement made by the applicable Lenders pursuant to this Agreement which requires action to be taken by the Collateral Agent to give effect to the same, the Agent shall provide such directions and take such other actions as may be required under, pursuant to and in accordance with the Collateral Agency and Intercreditor Agreement to direct the Collateral Agent to give effect to the same.

16.11	Defaulting Lenders

(a)	Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)	the standby fees payable pursuant to Section 4.6 shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender;

(ii)
a Defaulting Lender shall not be included in determining whether, and the Commitment and proportion of Outstanding Principal under any or all of the Credit Facility of such Defaulting Lender shall not be included in determining whether, all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 16.10), provided that any waiver or amendment requiring the consent of all Lenders or each affected Lender that (A) materially and adversely affects such Defaulting Lender differently than other affected Lenders, (B) increases the Commitment or extends the Maturity Date of such Defaulting Lender, or (C) relates to the matters set forth in Sections 16.10(a), 16.10(b)(iii) and 16.10(b)(ix) shall require the consent of such Defaulting Lender; and

Exhibit 10.4
‑ 144 ‑

(iii)	for the avoidance of doubt, the Borrower shall retain and reserve its other rights and remedies respecting each Defaulting Lender.

(b)
If any Lender fails to fund its Applicable Percentage of an Advance hereunder, then each other Lender shall fund a portion of such Lender’s unfunded Applicable Percentage of such Advance in an amount equal to its Applicable Percentage (and, in calculating a Lender’s Applicable Percentage, the Commitment of any Defaulting Lender shall be excluded) of such unfunded portion of such Advance; provided that, for certainty, no Lender shall be obligated by this Section 16.11 to make or provide an Advance which would result in the Outstanding Principal owing to it being in excess of its Commitment after taking into account any re-allocations pursuant to Section 16.11(d).

(c)
If the re-allocation described in subparagraph (b) above cannot be effected, or can only partially be effected, then (to the extent permitted by Applicable Law) such Defaulting Lender shall, within 1 Banking Day following notice by the Agent, provide Cash Collateral to the Agent for such Defaulting Lender’s Applicable Percentage of such Advance (after giving effect to any partial re-allocation pursuant to subparagraph (b) above) for so long as such Advance is outstanding.

(d)
If any Letters of Credit are outstanding at the time that a Lender becomes a Defaulting Lender (such Defaulting Lender’s Applicable Percentage of the Equivalent Amount in Canadian Dollars of the Outstanding Principal of such Letters of Credit is the “Defaulting Lender Exposure”), then:

(i)
to the extent the Defaulting Lender has not provided Cash Collateral for its Defaulting Lender Exposure pursuant to Section 16.11(c) above, such Defaulting Lender Exposure shall be re-allocated among the non-Defaulting Lenders under the Credit Facility for the purposes of Section 6.1 in accordance with their respective Applicable Percentages thereunder (and, in calculating a Lender’s Applicable Percentage, the Commitment of any Defaulting Lender shall be excluded); but, for each non-Defaulting Lender, such re-allocation may only be effected if and to the extent that the sum of (A) any non-Defaulting Lender’s Applicable Percentage of all outstanding Advances under the Credit Facility, plus (B) such non-Defaulting Lender’s rateable share (after giving effect to the reallocation contemplated herein) of the Defaulting Lender’s Exposure, does not exceed such Defaulting Lender’s Commitment under the Credit Facility;

(ii)
if the re-allocation described in clause (i) above cannot be effected, or can only partially be effected, then the Borrower shall within one Banking Day following notice by a Fronting Lender prepay outstanding Letters of Credit (by the provision of Cash Collateral to the Agent) to the extent necessary to allow a full reallocation of the Defaulting Lender Exposure as aforesaid; and

Exhibit 10.4
‑ 145 ‑

(iii)
if the Applicable Percentages of the non-Defaulting Lenders are re-allocated pursuant to this Section 16.11(d), then the LC Fees payable to the Lenders pursuant to Section 4.5 shall be adjusted to give effect to such re-allocations in accordance with each such non-Defaulting Lender’s Applicable Percentages and if the Borrower provides Cash Collateral pursuant to clause (ii) above, then the Borrower shall not be required to pay the LC Fees or fronting fees attributable to the Cash Collateralized exposure of such Letters of Credit.

Subject to Section 16.17, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(e)
If any Lender shall cease to be a Defaulting Lender, then, upon becoming aware of the same, the Agent shall notify the other Lenders and (in accordance with the written direction of the Agent) such Lender (which has ceased to be a Defaulting Lender) shall purchase, and the other Lenders shall on a pro rata basis sell and assign to such Lender, portions of such Loans equal in total to such Lender’s Applicable Percentage share thereof without regard to subsection (b) of this Section 16.11.

(f)
Each Defaulting Lender hereby indemnifies the Borrower for any losses, claims, costs, damages or liabilities (including reasonable out-of-pocket expenses and reasonable legal fees on a solicitor and his own client basis) incurred by the Borrower as a result of such Defaulting Lender failing to comply with the terms of this Agreement, including any failure to fund its portion of any Loans required to be made by it hereunder.

16.12	Further Assurances
The Borrower shall, and shall cause each other Obligor to, the Lenders and the Agent shall promptly cure any default by it or defect in the execution and delivery of this Agreement, the other Loan Documents or any of the agreements provided for hereunder to which it is a party. The Borrower at their expense shall, as promptly practicable, execute and deliver to the Agent, upon request by the Agent (acting reasonably), all such other and further deeds, agreements, opinions, certificates, instruments, affidavits, registration materials and other documents reasonably necessary for its compliance with, or accomplishment of its respective covenants and agreements hereunder or more fully to state its respective obligations as set out herein or to make any registration or recording, or to file any notice or to obtain any consent, all as may be necessary or appropriate in connection therewith, in the judgment of the Agent, acting reasonably.

16.13	Time of the Essence
Time shall be of the essence of this Agreement.

Exhibit 10.4
‑ 146 ‑

16.14	Anti-Money Laundering Legislation

(a)
Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA Patriot Act) or any other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” Applicable Laws (collectively, including any guidelines or orders thereunder, “AML Legislation”), it may be required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of each such Person and such other information that will allow such Lender or the Agent, as applicable, to identify each such Person in accordance with AML Legislation (including, information regarding such Person’s directors, authorized signing officers, or other Persons in control of each such Person). The Borrower shall provide, to the extent commercially reasonable, such information and take such actions as may be reasonably requested by the Agent or any Lender in order to assist the Agent and the Lenders in maintaining compliance with AML Legislation. The Borrower shall promptly provide all such information, to the extent commercially reasonable, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Agent (for itself and not on behalf of any Lender), or any prospective assignee of a Lender or the Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(b)
If, upon the written request of any Lender, the Agent (for itself and not on behalf of any Lender) has ascertained the identity of an Obligor or any authorized signatories of such Person for the purposes of applicable AML Legislation on such Lender’s behalf, then the Agent:

(i)
shall be deemed to have done so as the Agent for such Lender, and this Agreement shall constitute a “written agreement” in such regard between such Lender and the Agent within the meaning of applicable AML Legislation; and

(ii)	shall provide to such Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

(c)
Notwithstanding anything to the contrary in this Section 16.14, each of the Lenders agrees that the Agent has no obligation to ascertain the identity of an Obligor or any authorized signatories of such Person, on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any such Person or any such authorized signatory in doing so.

16.15	Platform

Exhibit 10.4
‑ 147 ‑

(a)
The Borrower agrees that the Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debtdomain, IntraLinks, SyndTrak or a substantially similar electronic transmission system (the “Platform”).

(b)
The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Agent or any of its Affiliates (collectively, the “Agent Parties”) have any liability to the Borrower or any of its Subsidiaries, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Subsidiary’s or the Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material that the Borrower or any Subsidiary thereof provides to the Agent pursuant to any Document or the transactions contemplated therein which is distributed to the Agent or any Lender by means of electronic communications pursuant to this Section 16.15, including through the Platform.

16.16	No Fiduciary Duty

(a)
The Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this Section 16.16, the “Lenders”), may have economic interests that conflict with those of the Obligors and/or their respective Affiliates. The Borrower agrees that nothing in the Loan Documents will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, their Subsidiaries and their Affiliates, on the other hand. The Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other hand, and (ii) in connection therewith and with the process leading thereto, (A) no Lender has assumed an advisory or fiduciary responsibility in favour of the Borrower, its Subsidiaries or their Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower or its Affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (B) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, shareholders, creditors or any other Person. The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed

Exhibit 10.4
‑ 148 ‑

appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to it, in connection with such transactions or the process leading thereto.

(b)
The Borrower acknowledges that (i) each Lender may be involved in a broad range of activities (including providing debt financing, equity capital, financial advisory or other services to other Persons) in respect of which the Obligors and/or their respective Affiliates may have conflicting interests regarding the Credit Facility or otherwise and (ii) no Lender has any obligation to (A) disclose such other activities to the Borrower or (B) use in connection with the Credit Facility, or furnish to the Borrower confidential information obtained by such Lender from such other Persons.

16.17	Acknowledgement and Consent to Bail-In of EEA Financial Institutions
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-In Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

16.18	Credit Agreement Governs
For certainty, subject to the Collateral Agency and Intercreditor Agreement, in the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions of this Agreement which relate to the respective rights and

Exhibit 10.4
‑ 149 ‑

obligations of the Obligors, on the one hand, and the Agent and the Lenders, on the other hand in respect of the Credit Facility and the security constituted by the Security Documents to be provided therefor, to the extent of the conflict or inconsistency, shall govern and prevail.

16.19	Whole Agreement
This Agreement and the other Loan Documents constitute the whole and entire agreement between the parties hereto regarding the subject matter hereof and thereof and cancel and supersede any prior agreements (including any commitment letters), undertakings, understandings, declarations, commitments, representations, written or oral, in respect thereof.
[Remainder of page intentionally left blank]

Exhibit 10.4

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

BORROWER:

KINDER MORGAN COCHIN ULC

By:	/s/ D. Scott Stoness
Name: D. Scott Stoness
Title: Vice President Finance; Secretary

[Signature Page – Credit Agreement – Kinder Morgan Cochin ULC]

Exhibit 10.4

AGENT:

ROYAL BANK OF CANADA

By:	/s/ Susan Khokher
Name: Susan Khokher
Title: Manager, Agency

Exhibit 10.4

LENDERS:

ROYAL BANK OF CANADA

By:	/s/ Mike Gaudet
Name: Mike Gaudet
Title: Authorized Signatory

THE TORONTO-DOMINION BANK

By:	/s/ David Radomsky
Name: David Radomsky
Title: Managing Director

By:	/s/ Craig DeBellefeuille
Name: Craig DeBellefeuille
Title: Director

Exhibit 10.4

SCHEDULE A
TO THE KINDER MORGAN COCHIN ULC
CREDIT AGREEMENT
MADE AS OF MAY 1, 2018
LENDERS AND COMMITMENTS

Lender	Total
Royal Bank of Canada	Cdn.$250,000,000.00
The Toronto-Dominion Bank	Cdn.$250,000,000.00
Total	Cdn.$500,000,000.00

A-1

Exhibit 10.4

SCHEDULE B
TO THE KINDER MORGAN COCHIN ULC
CREDIT AGREEMENT
MADE AS OF MAY 1, 2018
FORM OF ASSIGNMENT AND ASSUMPTION
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Eligible Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, supplemented or otherwise modified or restated from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other Loan Documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any Obligor Guarantees, Cash Management Documents, and Hedge Agreements included in such facilities) and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: ________________________

2.	Assignee: ________________________

[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower: ________________________

Exhibit 10.4

4.
Credit Agreement: The Credit Agreement made as of May 1, 2018 among Kinder Morgan Cochin ULC, as Borrower, the Lenders from time to time party thereto and Royal Bank of Canada as Administrative Agent, as amended, supplemented or otherwise modified or restated from time to time.

5.	Assigned Interest:

Credit Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans
	$■	$■	%■
	$■	$■	%■
	$■	$■	%■

6.	[Trade Date: _______________________]
DATED this _____ day of _________________, 20____ (the “Effective Date”). [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR: [NAME OF ASSIGNOR]
By:
Name: Title:
By:
Name: Title:

ASSIGNEE: [NAME OF ASSIGNEE]
By:
Name: Title:
By:
Name: Title:

Exhibit 10.4

[Consented to and] Accepted:

ROYAL BANK OF CANADA, as Administrative Agent
By:
Name: Title:
By:
Name: Title:

[Consented to:]

[NAME OF PARTY] [NTD: Insert signature lines for Borrower and each Fronting Lender if required pursuant to section 16.2(b)]
By:
Name: Title:

Exhibit 10.4

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION
ARTICLE 1
REPRESENTATIONS AND WARRANTIES.

1.
Assignor. The Assignor: (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any other Obligor, any of the Subsidiaries or Affiliates of the Borrower or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any other Obligor, any of the Subsidiaries or Affiliates of the Borrower or any other Person of any of their respective obligations under any Loan Document.

2.
Assignee. The Assignee: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, and (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.4 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

3.
Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the

Exhibit 10.4

Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

4.
General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law governing the Credit Agreement.

Exhibit 10.4

SCHEDULE C
TO THE KINDER MORGAN COCHIN ULC
CREDIT AGREEMENT
MADE AS OF MAY 1, 2018, 2018
FORM OF COMPLIANCE CERTIFICATE

TO:	Royal Bank of Canada, as Agent 20 King Street West, 4th Floor Toronto, ON M5H 1C4 Attention: Manager Agency Telecopier: (416) 842-4023
AND TO:	The Lenders
Re:
Credit Agreement made as of May 1, 2018 among Kinder Morgan Cochin ULC as Borrower (the “Borrower”), those persons party thereto from time to time in their capacities as lenders, and Royal Bank of Canada, as administrative agent (such credit agreement, as it may be amended, supplemented or otherwise modified or restated from time to time, referred to as the “Credit Agreement”).

1.
This Compliance Certificate is given pursuant to Section 9.4(a)(iii) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings given to them by the Credit Agreement.

2.
I am the duly appointed [Chief Executive Officer/ President/ Chief Financial Officer/ Treasurer/Controller/Vice President Finance/ OTHER AUTHORIZED OFFICER] of the Borrower, and hereby certify in such capacity and not in my personal capacity, after making due inquiry, that:

(a)	no Default or Event of Default has occurred and is continuing [except as described in Annex ■ hereto];

(b)	the Restricted Subsidiaries are: ■ [and]

(c)
as at the end of the Fiscal Quarter ending ■, the ratio of Consolidated Total Funded Debt to Consolidated Capitalization is ■, and attached hereto as Exhibit 1 are the detailed particulars of the manner in which the above were calculated (including identifying any portion of Consolidated Total Funded Debt that was not incurred directly by an Obligor)[; and] OR[.]

(d)	as at the end of the Fiscal Quarter ending:

(i)	the Consolidated EBITDA for such Fiscal Quarter was ■ and the Consolidated EBITDA directly attributed to the Obligors on an

Exhibit 10.4

unconsolidated but combined basis is equal to at least 95% of such amount; and

(ii)	the Obligors directly own not less than 95% of the Consolidated Total Assets.
and attached hereto as Exhibit 1 are the detailed particulars of the manner in which the above were calculated (including which portions of Consolidated EBITDA and Consolidated Total Assets are not directly attributable to the Obligors).

3.
[Attached are the updated Schedule G and Schedule H referred to in Section 9.4(a)(iii) of the Credit Agreement, which are each complete and accurate as of the date hereof. / There have been no changes to Schedule G or Schedule H since the copies thereof last provided to the Agent on [describe date and method of delivery.]

DATED this ______ day of _____________________, 20___.

KINDER MORGAN COCHIN ULC
By:
Name: Title:

Exhibit 10.4

EXHIBIT 1 TO THE KINDER MORGAN COCHIN ULC COMPLIANCE CERTIFICATE DATED ________________

Calculation of:     (1) Consolidated Total Funded Debt
(2) Consolidated Capitalization
(3) Consolidated EBITDA
(4) Consolidated Total Assets

Exhibit 10.4

SCHEDULE D
TO THE KINDER MORGAN COCHIN ULC
CREDIT AGREEMENT
MADE AS OF MAY 1, 2018
FORM OF CONVERSION / ROLLOVER / REPAYMENT NOTICE

TO:	Royal Bank of Canada, as Agent 20 King Street West, 4th Floor Toronto, ON M5H 1C4 Attention: Manager, Agency Telecopier: (416) 842-4023
RE:
Credit Agreement made as of May 1, 2018 among Kinder Morgan Cochin ULC, as the Borrower, those persons party thereto as Lenders, and Royal Bank of Canada, as Agent (such credit agreement, as it may be amended, supplemented or otherwise modified or restated from time to time, referred to as the “Credit Agreement”).

1.	Pursuant to Section [2.4 / 7.1(b) / 7.2 / 7.3] of the Credit Agreement, the undersigned hereby irrevocably notifies the Agent that it will be:

(a)	rolling over part or all of a Loan under the Credit Facility described as follows:
Type of Loan: _____________________________________________________
Principal Amount(1): ________________________________________________
Interest Period (if applicable): _________________________________________
into another Loan of the same type described as: __________________________
Interest Period (if applicable): _________________________________________
Note:
(1)    If only part of maturing Loan is rolled over, please indicate.

or;

(b)	converting part or all of the Loan under the Credit Facility described as follows:
Type of Loan: _____________________________________________________
Principal Amount(1): ________________________________________________
Interest Period (if applicable): _________________________________________

Exhibit 10.4

into another Loan of the same type described as: __________________________
Type of Loan: _____________________________________________________
Principal Amount(1): ________________________________________________
Interest Period (if applicable): _________________________________________
effective the _______ day of ___________________________, ______________.
Note:
(1)    If only part of maturing Loan is being converted, please indicate.

(c)	repaying part or all of the Loan under the Credit Facility described as follows:
Type of Loan: _____________________________________________________
Principal Amount(1): ________________________________________________
Interest Period (if applicable): _________________________________________
on the _______ day of ___________________________, ______________.
Note:
(1)    If only part of Loan is being repaid, please indicate.

2.
[For Drawdowns of Bankers’ Acceptances:] The Bankers’ Acceptance(s) to be issued and accepted by the Schedule I Lenders in connection with such requested [Conversion] / [Rollover] shall be [self-marketed by the Borrower pursuant to Section 5.3(b) of the Credit Agreement / purchased by the Schedule I Lenders for their own account pursuant to Section 5.3(c) of the Credit Agreement].

3.
The undersigned certifies to the Agent and the Lenders that as of the date of this Notice, no Default or Event of Default exists nor will a Default or Event of Default result after giving effect to the proposed Rollover, Conversion or repayment of the type provided herein.

4.	This Notice is irrevocable.

5.	Capitalized terms used herein and not otherwise defined herein have the meanings given to them by the Credit Agreement.
[Signature follows on next page]

Exhibit 10.4

DATED this ______ day of __________________, _________ at _______ a.m. Calgary, Alberta time.

KINDER MORGAN COCHIN ULC
By:
Name: Title:

Exhibit 10.4

SCHEDULE E
TO THE KINDER MORGAN COCHIN ULC
CREDIT AGREEMENT
MADE AS OF MAY 1, 2018
FORM OF DISCOUNT NOTE

Cdn$_____________________	Date: ___________________

FOR VALUE RECEIVED, the undersigned unconditionally promises to pay on ____________________, 20_____, to or to the order of [NAME OF NON-ACCEPTANCE LENDER] (“Holder”), the sum of Cdn$___________________________ with no interest thereon.
The undersigned hereby waives presentment, protest and notice of every kind and waives any defences based upon indulgences which may be granted to the undersigned by the Holder and any days of grace.
This promissory note evidences a BA Equivalent Advance, as defined in the Credit Agreement made as of May 1, 2018 among Kinder Morgan Cochin ULC, as Borrower, the persons party thereto from time to time in their capacities as lenders and Royal Bank of Canada as administrative agent (such credit agreement, as it may be amended, supplemented or otherwise modified or restated from time to time, referred to as the “Credit Agreement”) and constitutes evidence of indebtedness to the Holder arising from such BA Equivalent Advance. Payment of this note shall be made at the account designated by the Agent pursuant to the Credit Agreement. This note is subject to the terms of the Credit Agreement.

KINDER MORGAN COCHIN ULC
By:
Name: Title:

E-1

Exhibit 10.4

SCHEDULE F
TO THE KINDER MORGAN COCHIN ULC
CREDIT AGREEMENT
MADE AS OF MAY 1, 2018
FORM OF DRAWDOWN NOTICE

TO:	Royal Bank of Canada, as Agent 20 King Street West, 4th Floor Toronto, ON M5H 1C4 Attention: Manager, Agency Telecopier: (416) 842-4023
RE:
Credit Agreement made as of May 1, 2018 among Kinder Morgan Cochin ULC as Borrower (the “Borrower”), those persons party thereto from time to time in their capacities as lenders, and Royal Bank of Canada, as administrative agent (such credit agreement, as it may be amended, supplemented or otherwise modified or restated from time to time, referred to as the “Credit Agreement”).

1.	The Drawdown Date is the ______ day of __________________, 20_____.

2.	Pursuant to Section 2.3 of the Credit Agreement, the undersigned hereby irrevocably requests that the following Drawdown(s) under the Credit Facility be made available:

Type of Loan	Principal Amount	Interest Period
Prime Loan
USBR Loan
Bankers’ Acceptances and BA Equivalent Advances
LIBO Rate Loan
Letter of Credit

3.	The undersigned certifies to the Agent and to the Lenders that:

(a)
on the date hereof, each of the representations and warranties contained in Section 8.1 are true and correct in all material respects as if made on the Drawdown Date (excluding those representations and warranties which are expressly made as of a specific date only); and

(b)	on the date hereof, no Default or Event of Default has occurred and is continuing nor will any such event occur as a result of the aforementioned Drawdown;

F-1

Exhibit 10.4

4.	This Notice is irrevocable.

5.	Capitalized terms used herein and not otherwise defined herein have the meanings given to them by the Credit Agreement.
DATED this ______ day of _________________, ______, at __________ a.m., Calgary, Alberta time.

KINDER MORGAN COCHIN ULC
By:
Name: Title:

F-2

Exhibit 10.4

SCHEDULE G
TO THE KINDER MORGAN COCHIN ULC CREDIT AGREEMENT
MADE AS OF MAY 1, 2018
ORGANIZATION CHART

General Public
29.853% voting interest
100% restricted voting shares
Kinder Morgan Operating L.P. "D"
10_0484
Kinder Morgan Canada Company
20_620 & 20_630
y% voting interest (special voting shares) ¹
Kinder Morgan Canada Limited
20_0200
x% voting interest (special voting shares) ¹
KM Canada Terminals ULC
20_0249
y% Class B LP Units ²
65.765%
100%
2043155 Alberta Ltd
N/A
Kinder Morgan Canada GP Inc.
20_0235
x% Class B LP Units
4.370%
1 GP Unit
(0.001% economic interest)
100% Class A LP units ²
29.865%
(together, Class B LP Units = KMI economic interest)
Kinder Morgan Canada Limited Partnership
20_0250
100%
Kinder Morgan Cochin ULC
20_610
Trans Mountain Pipeline ULC
20_0233
KM Canada Terminals GP ULC
20_0234
KM Canada Rail Holdings GP Limited
20_0261
Trans Mountain (Jet Fuel) Inc.
20_0202
Kinder Morgan Canada Inc.
20_0206
GP
GP
GP
GP
GP
GP
99.99% LP
99.99% LP
99.99% LP
99.99% LP
99.99% LP
99.99% LP
Trans Mountain Pipeline L.P
20_0201
KM Canada Marine Terminal Limited Partnership
20_0230
KM Canada North 40 Limited Partnership
20_0219
Base Line Terminal East Limited Partnership
20_0285
KM Canada Edmonton South Rail Terminal Limited Partnership
20_0270
KM Canada Edmonton North Rail Terminal Limited Partnership
20_0260
100%
Trans Mountain Pipeline (Puget Sound) LLC
30_0205
Baseline JV
20_0985
ERT JV
20_0970
ACT JV

Exhibit 10.4

Name of Obligor	Jurisdiction	Details of Ownership
Kinder Morgan Cochin ULC	Nova Scotia	Kinder Morgan Canada Limited Partnership (100%)
Trans Mountain Pipeline ULC	Alberta	Kinder Morgan Cochin ULC (100%)
KM Canada Terminals GP ULC	Alberta	Kinder Morgan Cochin ULC (100%)
KM Canada Rail Holdings GP Limited	Alberta	Kinder Morgan Cochin ULC (100%)
Trans Mountain (Jet Fuel) Inc.	British Columbia	Kinder Morgan Cochin ULC (100%)
Kinder Morgan Canada Inc.	Alberta	Kinder Morgan Cochin ULC (100%)
Trans Mountain Pipeline L.P.	Alberta	Trans Mountain Pipeline ULC (General Partner) Kinder Morgan Cochin ULC (Limited Partner)
KM Canada Marine Terminal Limited Partnership	British Columbia	KM Canada Terminals GP ULC (General Partner) Kinder Morgan Cochin ULC (Limited Partner)
KM Canada North 40 Limited Partnership	Manitoba	KM Canada Terminals GP ULC (General Partner) Kinder Morgan Cochin ULC (Limited Partner)
Base Line Terminal East Limited Partnership	Manitoba	KM Canada Rail Holdings GP Limited (General Partner) Kinder Morgan Cochin ULC (Limited Partner)

Exhibit 10.4

KM Canada Edmonton South Rail Terminal Limited Partnership	Manitoba	KM Canada Rail Holdings GP Limited (General Partner) Kinder Morgan Cochin ULC (Limited Partner)
KM Canada Edmonton North Rail Terminal Limited Partnership	Manitoba	KM Canada Rail Holdings GP Limited (General Partner) Kinder Morgan Cochin ULC (Limited Partner)
Trans Mountain Pipeline (Puget Sound) LLC	Delaware	Trans Mountain Pipeline L.P. (100% Membership Interest)

Exhibit 10.4

SCHEDULE H
TO THE KINDER MORGAN COCHIN ULC
CREDIT AGREEMENT
MADE AS OF MAY 1, 2018
RELEVANT JURISDICTIONS

Obligor	Jurisdiction of Formation	Jurisdiction of Chief Executive Office	Jurisdiction where material Property is held
Kinder Morgan Cochin ULC	Nova Scotia	Alberta	Saskatchewan Alberta
Trans Mountain Pipeline ULC	Alberta	Alberta	Alberta British Columbia
Trans Mountain (Jet Fuel) Inc.	British Columbia	Alberta	British Columbia
Kinder Morgan Canada Inc.	Alberta	Alberta	British Columbia Saskatchewan Alberta
Trans Mountain Pipeline L.P.	Alberta	Alberta	British Columbia Alberta
KM Canada Marine Terminal Limited Partnership	British Columbia	Alberta	British Columbia
KM Canada North 40 Limited Partnership	Manitoba	Alberta	Alberta
Base Line Terminal East Limited Partnership	Manitoba	Alberta	Alberta
KM Canada Edmonton South Rail Terminal Limited Partnership	Manitoba	Alberta	Alberta
KM Canada Edmonton North Rail Terminal Limited Partnership	Manitoba	Alberta	Alberta
Trans Mountain Pipeline (Puget Sound) LLC	Delaware	Alberta	Washington State
KM Canada Rail Holdings GP Ltd.	Alberta	Alberta	Alberta
KM Canada Terminals GP ULC	Alberta	Alberta	Alberta British Columbia

H-1

Exhibit 10.4

SCHEDULE I
TO THE KINDER MORGAN COCHIN ULC
CREDIT AGREEMENT
MADE AS OF MAY 1, 2018
EXISTING PROCEEDINGS
APPLICATIONS SEEKING JUDICIAL REVIEW OF NATIONAL ENERGY BOARD (“NEB”) REPORT DATED MAY 19, 2016

No.	Applicant(s)	Court	Action No.	Date Filed	Argument	Remedy Sought	Current Status	Anticipated Judgment Date
1.	The Squamish Nation (also known as the Squamish Indian Band) and Xálek/Sekyú Siý Am, Chief Ian Campbell on his own behalf and on behalf of all members of the Squamish Nation	Federal Court of Appeal	A-217-16	June 16, 2016
The NEB: failed to determine whether the Crown had discharged its duty to consult prior to issuing the NEB Report; breached principles of procedural fairness and/or natural justice; and, failed to comply with the requirements of the NEB Act and/or CEAA 2012.
An order: quashing the NEB Report; referring the NEB Report back to the NEB for rehearing; and, prohibiting the NEB from issuing any further decisions in respect of the Project.
Consolidated with 15 other judicial review applications pursuant to the Order of Stratas J.A. dated March 9, 2016.
Trans Mountain has a pending motion to strike this application on the basis that judicial review of the NEB Report is not allowed; instead, judicial review is confined to the ultimate Order in Council.
The consolidated proceedings were heard between October 2 and 13, 2017; the Panel reserved its decision on all matters (including Trans Mountain’s motion to strike).
Q2/Q3 2018

Exhibit 10.4

2.	Raincoast Conservation Foundation and Living Oceans Society	Federal Court of Appeal	A-218-16	June 17, 2016
The NEB: failed to conduct an environmental assessment of the Project in compliance with CEAA 2012; erred in deciding that Project-related tankers were not part of the Project; failed to determine whether Project-related tankers were likely to cause significant adverse environmental effects and, if so, whether those effects were justified; and, failed to comply with s. 79(2) of SARA.

An order: directing that the NEB Report be referred back to the NEB for further consideration; prohibiting the Governor in Council from making any decision in respect of the Project; quashing any decision of the Governor in Council; and, quashing any further Project approvals from the NEB.

Consolidated with 15 other judicial review applications pursuant to the Order of Stratas J.A. dated March 9, 2016.
Trans Mountain has a pending motion to strike this application on the basis that judicial review of the NEB Report is not allowed; instead, judicial review is confined to the ultimate Order in Council.
The consolidated proceedings were heard between October 2 and 13, 2017; the Panel reserved its decision on all matters (including Trans Mountain’s motion to strike).
Q2/Q3 2018
3.	City of Burnaby	Federal Court of Appeal	A-224-16	June 17, 2016
The NEB: failed to comply with the NEB Act and/or CEAA 2012; failed to properly assess Project impacts; failed to consider the alternative means and locations of carrying out the Project; failed to consider the non-economic impacts of the Project; and, breached principles of natural justice and procedural fairness.
An order: quashing or setting aside the NEB Report; referring the NEB Report back to the NEB for a rehearing; and, prohibiting the NEB from issuing a CPCN in respect of the Project.
Consolidated with 15 other judicial review applications pursuant to the Order of Stratas J.A. dated March 9, 2016.
Trans Mountain has a pending motion to strike this application on the basis that judicial review of the NEB Report is not allowed; instead, judicial review is confined to the ultimate Order in Council.
The consolidated proceedings were heard between October 2 and 13, 2017; the Panel reserved its decision on all matters (including Trans Mountain’s motion to strike).
Q2/Q3 2018

Exhibit 10.4

4.	Coldwater Indian Band and Chief Lee Spahan in his capacity as Chief of the Coldwater Band and on behalf of all members of the Coldwater Band	Federal Court of Appeal	A-223-16	June 17, 2016
The NEB: failed to determine whether the Crown had fulfilled its duty to consult prior to issuing the NEB Report; failed to consider the Project impacts on Coldwater; failed to adequately consider Coldwater’s concerns regarding pipeline routing; failed to comply with the NEB Act and/or CEAA 2012; breached principles of natural justice and the duty of fairness; and, failed to adhere to the standard of reasonableness.
An order: quashing or setting aside the NEB Report; referring the NEB Report back to the NEB for reconsideration; and, prohibiting the NEB from issuing any further authorizations for the Project.
Consolidated with 15 other judicial review applications pursuant to the Order of Stratas J.A. dated March 9, 2016.
Trans Mountain has a pending motion to strike this application on the basis that judicial review of the NEB Report is not allowed; instead, judicial review is confined to the ultimate Order in Council.
The consolidated proceedings were heard between October 2 and 13, 2017; the Panel reserved its decision on all matters (including Trans Mountain’s motion to strike).
Q2/Q3 2018
5.	City of Vancouver	Federal Court of Appeal	A-225-16	June 17, 2016
The NEB: failed to comply with the NEB Act and CEAA 2012 (including by failing to consider greenhouse gas emissions and failing to include Project-related marine shipping in its Project assessment); breached principles of natural justice and procedural fairness; and, made erroneous findings of fact.

An order: directing that the NEB Report be referred back to the NEB for further consideration; prohibiting the Governor in Council from making a decision in respect of the Project; and, quashing any decision by the Governor in Council.

Consolidated with 15 other judicial review applications pursuant to the Order of Stratas J.A. dated March 9, 2016.
Trans Mountain has a pending motion to strike this application on the basis that judicial review of the NEB Report is not allowed; instead, judicial review is confined to the ultimate Order in Council.
The consolidated proceedings were heard between October 2 and 13, 2017; the Panel reserved its decision on all matters (including Trans Mountain’s motion to strike).
Q2/Q3 2018

Exhibit 10.4

6.	Tsleil-Waututh Nation	Federal Court of Appeal	A-232-16	June 20, 2016
The NEB: was required to include Project-related marine shipping activities as part of the Project; failed to assess alternatives to the Project; applied the wrong test for determining whether the Project is likely to cause significant adverse environmental effects; failed to determine whether TWN had proven Aboriginal title and rights, and whether the Project would constitute a prima facie infringement of such title and rights; failed to (or Canada failed to) consult and/or accommodate TWN; failed to assess the adequacy of Crown consultation prior to the NEB Report; was required to offer to consult and cooperate with TWN as a “jurisdiction”; admitted improper reply evidence from Trans Mountain; and, acted unlawfully and/or unreasonably in issuing the NEB Report.
An order quashing the NEB Report and directing that it be sent back to the NEB for redetermination.
Consolidated with 15 other judicial review applications pursuant to the Order of Stratas J.A. dated March 9, 2016.
Trans Mountain has a pending motion to strike this application on the basis that judicial review of the NEB Report is not allowed; instead, judicial review is confined to the ultimate Order in Council.
The consolidated proceedings were heard between October 2 and 13, 2017; the Panel reserved its decision on all matters (including Trans Mountain’s motion to strike).
Q2/Q3 2018

Exhibit 10.4

APPLICATIONS SEEKING JUDICIAL REVIEW OF ORDER IN COUNCIL (“OIC”) DATED NOVEMBER 29, 2016

No.	Applicant(s)	Court	Action No.	Date Filed	Argument	Remedy Sought	Current Status	Anticipated Judgment Date
7.	Chief Ron Ignace and Chief Fred Seymour, on their own behalf and on behalf of all other members of the Stk’emlupsemc Te Secwepemc of the Secwepemc Nation	Federal Court of Appeal	A-68-17	February 27, 2017 (leave granted February 22, 2017)	The Crown breached its duty to consult and accommodate the Applicant; the Crown improperly delegated its duties; and, the OIC does not comply with the Constitution Act or the NEB Act.
An order: quashing the OIC and CPCN; directing that the OIC and CPCN be suspended until the Crown fulfils its duty to consult; prohibiting the Crown from issuing further Project authorizations; and, granting an interlocutory injunction prohibiting Trans Mountain from taking any steps under the OIC or CPCN.

Consolidated with 15 other judicial review applications pursuant to the Order of Stratas J.A. dated March 9, 2016.
The consolidated proceedings were heard between October 2 and 13, 2017; the Panel reserved its decision.
Q2/Q3 2018
8.	Upper Nicola Band	Federal Court of Appeal	A-74-17	March 1, 2017 (leave granted February 22, 2017)	The Crown breached its duty to consult and accommodate the Applicant.
An order: quashing or setting aside the OIC; declaring the CPCN of no force and effect; staying Canada and the NEB from issuing further Project authorizations; prohibiting Trans Mountain from taking steps under the OIC.

Consolidated with 15 other judicial review applications pursuant to the Order of Stratas J.A. dated March 9, 2016.
The consolidated proceedings were heard between October 2 and 13, 2017; the Panel reserved its decision.
Q2/Q3 2018

Exhibit 10.4

9.	City of Burnaby	Federal Court of Appeal	A-75-17	March 1, 2017 (leave granted February 22, 2017)
The OIC failed to comply with the NEB Act or CEAA 2012; the Governor in Council issued the OIC before the NEB had properly assessed Project impacts, considered alternative means of carrying out the Project, considered non-economic Project impacts and complied with principles of procedural fairness; the NEB Report failed to comply with the NEB Act; the NEB Report was unreasonable; and, the NEB breached principles of natural justice.

An order: quashing or setting aside the NEB Report, OIC, CPCN and the decision statement for the Project; referring the NEB Report back to the NEB for rehearing; and, prohibiting the NEB from issuing a CPCN.

Consolidated with 15 other judicial review applications pursuant to the Order of Stratas J.A. dated March 9, 2016.
The consolidated proceedings were heard between October 2 and 13, 2017; the Panel reserved its decision.
Q2/Q3 2018
10.	Coldwater Indian Band and Chief Lee Spahan, in his capacity as Chief of the Coldwater Band and on behalf of all members of the Coldwater Band.	Federal Court of Appeal	A-76-17	March 1, 2017 (leave granted February 22, 2017)
The Crown breached its duty to consult and accommodate the Applicants; the Crown breached its fiduciary obligations to the Applicants; the OIC failed to comply with the NEB Act and/or CEAA 2012; the Governor in Council relied on an unlawful NEB Report; and, the NEB breached principles of natural justice and procedural fairness.
An order: quashing or setting aside the OIC and CPCN; quashing the NEB Report and/or referring it back to the NEB for redetermination.
Consolidated with 15 other judicial review applications pursuant to the Order of Stratas J.A. dated March 9, 2016.
The consolidated proceedings were heard between October 2 and 13, 2017; the Panel reserved its decision.
Q2/Q3 2018

Exhibit 10.4

11.	The Squamish Nation (also known as the Squamish Indian Band) and Xàlek/Sekyú Siý Am, Chief Ian Campbell on his own behalf and on behalf of all members of the Squamish Nation.	Federal Court of Appeal	A-77-17	March 1, 2017 (leave granted February 22, 2017)
The Crown breached its duty to consult and accommodate the Applicants; the Crown breached its fiduciary obligations to the Applicants; the OIC failed to comply with the NEB Act and/or CEAA 2012; the Governor in Council relied on an unlawful NEB Report; the NEB failed to assess Project impacts, consider whether the Crown fulfilled its duty to consult; consider alternative means of carrying out the Project and hold a hearing that complied with the principles of natural justice.
An order: quashing or setting aside the OIC, CPCN and decision statement for the Project; quashing the NEB Report and/or referring it back to the NEB for redetermination.
Consolidated with 15 other judicial review applications pursuant to the Order of Stratas J.A. dated March 9, 2016.
The consolidated proceedings were heard between October 2 and 13, 2017; the Panel reserved its decision.
Q2/Q3 2018
12.	Tsleil-Waututh Nation	Federal Court of Appeal	A-78-17	March 1, 2017 (leave granted February 22, 2017)
The Crown unjustifiably infringed the Applicant’s Aboriginal title and rights; the Crown breached its duty to consult and accommodate the Applicant; the OIC does not comply with the NEB Act or CEAA 2012; the OIC is based on an unlawful NEB Report; and, the Governor in Council breached requirements of procedural fairness.

An order: quashing or setting aside the OIC and/or referring it back to the Governor in Council; declaring the CPCN a nullity; quashing or setting aside the CPCN; prohibiting or quashing any further Project authorizations.

Consolidated with 15 other judicial review applications pursuant to the Order of Stratas J.A. dated March 9, 2016.
The consolidated proceedings were heard between October 2 and 13, 2017; the Panel reserved its decision.
Q2/Q3 2018

Exhibit 10.4

13.	Raincoast Conservation Foundation and Living Oceans Society	Federal Court of Appeal	A-84-17	March 3, 2017 (leave granted on February 22, 2017)
The NEB did not meet the requirements of the NEB Act, CEAA 2012 or SARA; the GIC failed to ensure that all statutory requirements were met before issuing the OIC; the GIC had no jurisdiction to issue the OIC until all statutory requirements were met; the GIC erred in law by failing to comply with s. 77 of SARA.

An order: quashing or setting aside the OIC; referring the OIC back to the GIC to comply with s. 77 of SARA; quashing or setting aside the CPCN or declaring it invalid; and, prohibiting any person from issuing further Project authorizations.

Consolidated with 15 other judicial review applications pursuant to the Order of Stratas J.A. dated March 9, 2016.
The consolidated proceedings were heard between October 2 and 13, 2017; the Panel reserved its decision.
Q2/Q3 2018
14.
Aitchelitz, Skowkale, Shxwhá:y Village, Soowahlie, Squiala First Nation, Tzeachten, Yakweakwioose, Skwah, Kwaw-Kwaw-Apilt and Chief David Jimmie on his own behalf and on behalf of all members of the Ts’elxwéyeqw Tribe

		Federal Court of Appeal	A-86-17	March 6, 2017 (leave granted on February 22, 2017)
The Crown unjustifiably infringed the Applicants’ Aboriginal title and rights; the OIC does not comply with the Constitution Act or the NEB Act; the Crown breached its duty to consult and accommodate the Applicants; the Governor in Council exceeded its jurisdiction in issuing the OIC; the Governor in Council failed to ensure that the statutory requirements of the NEB Act and CEAA 2012 were met prior to issuing the OIC.

An order: quashing or setting aside the OIC and/or referring it back to the Governor in Council; declaring the CPCN a nullity; quashing or setting aside the CPCN; and, prohibiting or quashing any further Project authorizations.

Consolidated with 15 other judicial review applications pursuant to the Order of Stratas J.A. dated March 9, 2016.
The consolidated proceedings were heard between October 2 and 13, 2017; the Panel reserved its decision.
Q2/Q3 2018

OTHER LITIGATION

Exhibit 10.4

No.	Applicant(s)	Court	Action No.	Date Filed	Argument	Remedy Sought	Current Status	Anticipated Judgment Date
15.	Tsleil-Waututh Nation	Federal Court of Appeal	A-386-14	May 2, 2014
The Applicant appealed three interlocutory decisions of the NEB pursuant to s. 22 of the NEB Act. It argued that the NEB: had the authority and obligation to discharge the Crown’s duty to consult; breached its obligation to offer to consult and collaborate with the Applicant as a “jurisdiction” under s. 18 of CEAA 2012; breached its duty of fairness to the Applicant; and erred in law by failing to include Project-related marine shipping activities as part of the Project.
						An order: sending the decisions back for rehearing; or, preventing the Governor in Council from issuing an OIC.	Dismissed on September 6, 2016 (2016 FCA 219).	N/A Leave to Appeal to SCC period expired
16.	City of Vancouver	British Columbia Supreme Court	S-173392	April 11, 2017
The Province: (i) failed to provide a public comment period in respect of the Environmental Assessment Office’s report and the Executive Director’s recommendations; (ii) failed to exercise its jurisdiction under s. 17(3)(c)(iii) of the BC Environmental Assessment Act to order a further assessment of the Project; or, (iii) in the alternative, unreasonably issued the environmental assessment certificate.

Declarations that: (i) the environmental assessment certificate issued January 10, 2017 is invalid and is set aside; and, (ii) the Province is prohibited from issuing further approvals in respect of the Project.
							The matter was heard on October 23-25, 2017. Justice Grauer reserved his decision.	Q1/Q2 2018

Exhibit 10.4

17.	The Squamish Nation (also known as the Squamish Indian Band) and Xálek/Sekyú Siý Am, Chief Ian Campbell on his own behalf and on behalf of all members of the Squamish Nation	British Columbia Supreme Court	S-173649	April 20, 2017
The Province of BC breached its constitutional duty to consult and accommodate the petitioners; and, the BC Ministers lacked the lawful authority to issue the Environmental Assessment Certificate for the Project.
					An order: quashing or setting aside the Environmental Assessment Certificate for the Project; and, prohibiting the Province of BC from issuing any further approvals in respect of the Project.	The matter was heard on November 6-9, 2017. Justice Grauer reserved his decision.	Q1/Q2 2018

Exhibit 10.4

BURNABY PERMIT ISSUES

No.	Applicant(s)	Tribunal	Action No.	Date Filed	Argument	Remedy Sought	Current Status	Anticipated Judgment Date
18.	Trans Mountain Pipeline ULC	National Energy Board	N/A	October 26, 2017
TM argues that: (i) certain Burnaby by-laws are inapplicable or inoperable to the Project under the doctrines of federal paramountcy or interjurisdictional immunity; and, (ii) a process is needed to deal with similar issues efficiently as they may arise.

TM sought an order that certain Burnaby bylaws are inoperable or inapplicable to the Project. TM also seeks relief from its commitment to comply with certain Burnaby by-laws and a process for bringing similar maters to the Board’s attention.
							Decision released. BC and Burnaby sought leave to appeal, which was denied by the FCA. Burnaby has indicated it will seek leave to appeal the FCA decision to the SCC.	Order issued December 2017. Reasons issued January 18, 2018. FCA denied leave to appeal on March 23, 2018.
19.	Trans Mountain Pipeline ULC	National Energy Board	N/A	November 14, 2017	TM argues that a generic process is required to address permitting issues in a timely and efficient manner, and to ensure that the Project remains on schedule.	TM seeks that the Board establish a generic process, with expedited timelines, to obtain Board decisions on any permitting issues.	Decision released; generic process in place.	Decision issued January 2018. No party sought leave to appeal.